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                                                                    EXHIBIT 10.1

                               EXHIBIT 1, SHEET i
                                Building No. 300
                                TECHNOLOGY SQUARE
                         Cambridge, Massachusetts 02139

                                   LEASE DATA

Execution Date:       June 13, 2001

Tenant:               DYAX CORP., a Delaware corporation

Mailing Address
Prior to Occupancy:   Dyax Corp.
                      One Kendall Square
                      Building 600
                      Cambridge, MA  02133

Landlord:             Massachusetts Institute of Technology

Mailing Address:      238 Main Street, Suite 200
                      Cambridge, MA 02142

Condominium:          Technology Square Condominium, including all
                      of the land, buildings and other improvements comprising the same, from time to time located off Main Street in the City of Cambridge, Middlesex County, Commonwealth of
                      Massachusetts known as "Technology Square". The
                      Condominium is initially substantially as shown on Exhibit
                      2-1, and the legal description of the Condominium and the Building is set forth on Exhibit 3; however, the Condominium may change from time to time as set forth herein. Without limiting the foregoing, the parties acknowledge that the Condominium presently consists of Units 200, 400 and 500 (also known as Buildings 200, 400 and 500). Units 100, 300, 600 and 700 (also known as
                      Buildings 100, 300, 600 and 700), consisting of approximately 617,000 rentable square feet of space in the aggregate, are currently under construction and will be added to the Condominium in the coming months. The parking garage for Technology Square is located at and known as 595 Technology Square and is included within the common areas of the Condominium (the "PARKING GARAGE").

Building:             300 Technology Square, Cambridge, Massachusetts,
                      comprising Unit 300 of the Condominium.

Premises:             The Initial Premises, and from and after the actual 5th
                      Floor Delivery Date, the 5th Floor Premises.

Initial Premises:     Approximately 67,197 rentable square feet consisting of
                      the entirety of the sixth (6th) floor (containing 24,122 rentable square

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                      feet of space), seventh (7th) floor (containing 24,122
                      rentable square feet of space) and eighth (8th) floor (containing 17,476 rentable square feet of space) of the Building and 1,477 rentable square feet of space on the first (1st) floor. The foregoing floor areas include Tenant's percentage share of rentable square feet of space within the penthouse on the roof of the Building ("PENTHOUSE"), all as shown on Lease Plan, Exhibit 2.

5th Floor Premises:   The entire 5th Floor of the Building, consisting of 24,122 rentable square feet of space, which floor area includes
                      Tenant's additional percentage share of the rentable square feet of the Penthouse attributable to the 5th Floor
                      Premises.

Art. 3.1              Term Commencement Date:       The actual date on which
                                                    Landlord delivers the
                                                    Initial Premises to Tenant

                      Estimated Delivery Date:      July 1, 2001

                      Outside Delivery Date:        February 15, 2002

                      Rent Commencement Dates:      Earlier of occupancy or the
                                                    following dates, which dates
                                                    shall be adjusted for any
                                                    Landlord Delay or

                      Landlord's
                                                    Force Majeure:

                         8th Floor:                 December 28, 2001.
                         1st/6th/7th Floors:        February 15, 2002.
                         5th Floor Premises:        5th Floor Delivery Date (See
                                                    Section 2.1(b)).

                      Full Rent Commencement Date:  Earlier of occupancy of the
                                                    entire Initial Premises or
                                                    February 15, 2002, as
                                                    adjusted for any Landlord
                                                    Delays or Landlord's Force
                                                    Majeure.

Art. 3.2              Termination Date:   Ten (10) years after the Full Rent
                                          Commencement Date, unless extended as
                                          set forth in Article 30.

Art. 4.2 Permit Plans Delivery Date for 8th Floor: June 22, 2001 Permit Plans Delivery Date for 6th /7th Floors: August 3, 2001 Final Construction Drawings Delivery Date: -DECEMBER 31, 2001

Art. 4.3              Landlord's Construction Representative: John L. Myers

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                      Tenant's Construction Representative: Peter Rock

                      Landlord's Architect: Tsoi/Kobus

                      Tenant's Architect: Gary Shaw, DTS Shaw Associates

                      Project Contractor: Barr & Barr

                      Project Engineer: AHA

Art. 5 Use of Premises: General office, research, development and laboratory use, including so-called "wet laboratory" with fume hoods and multiple sinks, live animal storage for rodents only (not to exceed 1,100 rentable square feet of the Premises on any floor except the 1st Floor) and use and storage of the chemicals set forth on the initial approved Tenant Chemical Inventory attached as Exhibit 9 hereto and otherwise used and stored in accordance with the provisions of Section 17.6 hereof, and other ancillary uses related to the foregoing.

Art. 6                Yearly Rent:

                      The Initial Premises and, when delivered, the 5th Floor
                      Premises:

                      Rent              Yearly                   Monthly
                      Year(1)            Rent                    Payment            PSF
                      -------            ----                    -------            ---
                      1-5:           $3,628,638.00             $  302,386.50       $54.00

                      6-10:          $5,387,821.00             $  448,985.08       $59.00

                      NOTWITHSTANDING THE FOREGOING, THE YEARLY RENT AND MONTHLY RENT FIGURES LISTED FOR RENT YEARS 1-5 ABOVE SHALL BE INCREASED, EFFECTIVE AS OF THE 5TH FLOOR DELIVERY DATE, TO REFLECT THE ADDITION OF THE 5TH FLOOR PREMISES AT THE PER SQUARE FOOT RENTAL RATE THEN IN EFFECT. HOWEVER, IF LANDLORD FAILS TO DELIVER THE 5TH FLOOR PREMISES AND TENANT EXERCISES ITS RIGHT NOT TO ACCEPT LATE DELIVERY OF THE 5TH FLOOR PREMISES AS PROVIDED IN SECTION 4.1(f) HEREOF, THE FOREGOING YEARLY RENT AND MONTHLY RENT FIGURES LISTED FOR RENT YEARS 6-10 SHALL BE DECREASED TO REFLECT THE

---------------------------
(1) For the purposes of this Lease, "Rent Year 1" shall be defined as the twelve-(12)-month period commencing as of the Full Rent Commencement Date and ending on the last day of the month in which the first (1st) anniversary of the Full Rent Commencement Date occurs. Thereafter, "Rent Year" shall be defined as any twelve (12) month period during the term of the Lease commencing as of the first (1st) day of the month following the month in which any anniversary of the Full Rent Commencement Date occurs.

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                      DELETION OF THE 5TH FLOOR PREMISES AT THE PER FOOT RENTAL
                      RATE THEN IN EFFECT.

Art. 6.1              Landlord's Contribution: Tenant improvement allowance of
                                               up to $35.00 per rentable square
                                               foot of the Initial Premises, to
                                               be paid by Landlord as provided
                                               in Section 6.1.

Art. 6.4              Initial Premises Loan:   Up to $35.00 per rentable square
                                               foot of the Initial Premises, to
                                               be repaid by Tenant as provided
                                               in Section 6.4.

Art. 6.5              5th Floor Premises Loan: Subject to Tenant's cash
                                               availability requirements, up to
                                               $35.00 per rentable square foot
                                               of the 5th Floor Premises, to be
                                               repaid by Tenant as provided in
                                               Section 6.5.

Art. 7                Total rentable square feet of the Premises:

                           Initial Premises:       67,197 rentable square feet
                           5th Floor Premises:     24,122 rentable square feet
                                           TOTAL   91,319 rentable square feet

                      Total rentable square feet of the Building: 175,609
                                                            rentable square feet

                      Initial total rentable square feet of the Condominium:

                        Buildings 200, 400 and 500         520,409 square feet
                        Building 100                       258,000 square feet
                        Building 300                       175,609 square feet
                        Building 600                       127,150 square feet
                        Building 700                        49,508 square feet

                        NOTE: The rentable square footages listed above for Buildings 100, 600 and 700 are estimates only. These buildings will be remeasured when fully constructed and Landlord shall notify Tenant in writing as to the final measurements therefor.

Art. 9.1              Tenant's Percentage Share:

                           Initial Premises:                         38.27%
                           Initial Premises & 5th Floor Premises:    52.00%

Art. 16.2             Occupancy Requirement:   Tenant or an Affiliated Entity,
                                               Assignee or a Collaborator
                                               Company is/are then occupying and
                                               paying rent with respect to

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                                               more than fifty percent (50%) of
                                               the Premises.

Art. 29.3             Broker:                  Insignia/ESG

Art. 28.5             Arbitration:             Superior Court; Middlesex County

Art. 29               Letter of Credit
                             Years 1-5         $4,279,932.00
                             Years 6-10*       $2,693,910.50

                      *provided all of the Letter of Credit reduction requirements specified in Section 29.4 have been satisfied in full.

Art. 31               Landlord's Excess Space: Any space up to a maximum of
                                               35,000 rentable square feet of
                                               space coming available during the
                                               Option Period in the Building or
                                               Building 100 (Unit 100 of the
                                               Condominium to be known as 100
                                               Technology Square) and not
                                               necessary for use by Landlord or
                                               its affiliates, as determined by
                                               Landlord in its sole discretion.

                      Option Period:           Period commencing upon the date
                                               which is thirty (30) months
                                               following the Full Rent
                                               Commencement Date and ending upon
                                               the 5th Floor Delivery Date.

Art. 32               Rooftop Premises:        The portion of the Penthouse and
                                               other rooftop space designated by
                                               Landlord which Tenant may utilize
                                               for the installation of Tenant's
                                               Rooftop Equipment which portion
                                               is based upon ratio of the
                                               rentable square feet of the
                                               Premise to the total rentable
                                               square feet of the Building from
                                               time to time.

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LANDLORD:                                  TENANT:

MASSACHUSETTS INSTITUTE OF TECHNOLOGY      DYAX CORP.
                                           a Delaware corporation


By: /s/ Steven C. Marsh                    By: /s/ Stephen S. Galliker
    --------------------------                 ---------------------------
    Name:  Steven C. Marsh                     Name:  Stephen S. Galliker
    Title: Managing Director                          ------------------------
           of Real Estate                      Title: Executive Vice President
                                                      ------------------------

Date Signed:  June 13, 2001                    Date Signed:  June 13, 2001
            --------------------                           -------------------


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                                TABLE OF CONTENTS

                                      -vii-
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         THIS INDENTURE OF LEASE ("LEASE") made and entered into on the
Execution Date as stated in Exhibit 1 and between Landlord and Tenant named in
Exhibit 1.

Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the Premises hereinafter mentioned and described (hereinafter referred to as the "PREMISES"), upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated:

1.       REFERENCE DATA

         Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit.

2.       DESCRIPTION OF DEMISED PREMISES

         2.1 DEMISED PREMISES. (a) The Premises are those portions of the Building more particularly described in Exhibit 1 (as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to the provisions hereof) and substantially as shown hatched or outlined on the Lease Plan (Exhibit 2) attached hereto and incorporated by reference.

                (b) Landlord and Tenant hereby agree that Tenant shall take possession of the 5th Floor Premises on a date between forty-eight (48) and sixty (60) months following the Full Rent Commencement Date. The exact date within the foregoing time period shall be determined by Landlord following negotiations with a third-party tenant or tenants for use of the 5th Floor Premises prior to such date. Landlord shall be responsible, at Landlord's sole cost and expense, for completing the Landlord's Work necessary to permit use of the 5th Floor Premises as a laboratory facility. The date set forth in Landlord's notice to Tenant specifying the intended date within the foregoing time period on which Landlord shall deliver possession of the 5th Floor Premises to Tenant with all of Landlord's Work Substantially Complete, as such intended date may be subsequently changed by mutual agreement of the parties, is hereinafter referred to as the "ESTIMATED 5TH FLOOR DELIVERY DATE." Landlord shall deliver the foregoing notice as promptly as possible following execution of a lease or leases for use of the 5th Floor Premises prior to the Estimated 5th Floor Delivery Date but in any event no later than the date which is thirty
(30) months following the Full Rent Commencement Date. Tenant shall not be obligated to accept possession of the 5th Floor Premises until Tenant has received at least eighteen (18) months' prior written notice of the Estimated 5th Floor Delivery Date. The actual date on which Landlord delivers possession of the 5th Floor Premises to Tenant with all of Landlord's Work Substantially Complete is hereinafter referred to as the "5TH FLOOR DELIVERY DATE." Subject to Tenant's rights under Section 31 below, Landlord shall have the right to use and occupy, or lease to any third party to use and occupy, the 5th Floor Premises until the 5th Floor Delivery Date. Landlord shall deliver the 5th Floor Premises to Tenant free of tenants, personal property and otherwise suitable for use as either generic office space or generic laboratory space; however, Landlord shall not be required to remove any improvements installed by a prior tenant provided such improvements are not inconsistent with the use of the 5th Floor Premises as either generic office space or generic laboratory space. Subject only to the express requirements of this Section 2.1(b) and Landlord's Warranty set forth in
Section 4.1(h) below and Landlord having Substantially Completed Landlord's Work with respect to the 5th Floor Premises, Tenant shall accept the 5th Floor Premises in their "AS IS" condition on the 5th Floor Delivery Date. On or before the 5th Floor Delivery Date, Landlord and Tenant shall execute an amendment to this Lease reflecting the inclusion of the 5th Floor Premises within the Premises and any related changes necessitated thereby.

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         2.2    APPURTENANT RIGHTS. Tenant shall have, as appurtenant to the
Premises, rights to use in common, with others entitled thereto, subject to the Rules and Regulations (as defined in Section 17.1); (a) the common lobbies, hallways, stairways and elevators of the Building serving the Premises, in common with others, (b) common walkways necessary for access to the Building,
(c) common rooftop areas within which the Rooftop Premises are located and other common rooftop areas necessary for access thereto, and (d) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor; and no other appurtenant rights or easements. Tenant shall have access to the Building and the Premises twenty-four
(24) hours a day, seven (7) days a week, subject to the terms of this Lease. Notwithstanding anything to the contrary herein or in the Lease contained, and except as required under 220 C.M.R. 45, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to Premises other than Verizon or Level 3. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the Tenant or the service provider of any third-party costs incurred by Landlord in facilitating such access. Landlord's consent to providing access to the Building to any service provider other than Verizon or Level 3 shall not be unreasonably withheld, conditioned or delayed provided such access does not require any street opening permits or approvals (unless otherwise agreed to by the City of Cambridge) or would unreasonably interfere with the use of the common areas of the Condominium.

         2.3 PARKING. During the term of the Lease, commencing on the Full Rent Commencement Date, Landlord will make available up to one and one-half (1.5) monthly parking spaces per 1,000 square feet of total rentable square feet leased by Tenant from time to time (the "PARKING SPACE CAP") for use in the Parking Garage. The number of parking spaces in the Parking Garage reserved for Tenant, as increased or decreased pursuant to this Lease or as otherwise permitted by Landlord, are hereinafter referred to as the "PARKING SPACES." Notwithstanding the foregoing, Tenant shall only be required to accept and pay for Parking Spaces in accordance with the following schedule: On or before January 1, 2002, a total of seventy (70) Parking Spaces; on or before July 1, 2002, a total of eighty (80) Parking Spaces, on or before December 31, 2002, a total of one hundred one (101) Parking Spaces and on or before the 5th Floor Delivery Date, a total of one hundred thirty-seven (137) Parking Spaces. If Tenant fails to accept and pay for the full number of Parking Spaces at any of the dates specified in the preceding sentence, Landlord shall no longer be required to make such additional Parking Spaces specified for that date available to Tenant and may allocate such additional Parking Spaces specified for that date for use by other tenants of the Condominium free and clear of Tenant's rights under this Section 2.3. Tenant shall have no right to sublet, assign, or otherwise transfer said Parking Spaces, other than to employees of Tenant occupying the Premises or to a Collaborator Company, an Assignee, an Affiliated Entity or a Qualified Transferee pursuant to an approved assignment or sublease under Article 16 of the Lease. Said Parking Spaces shall be paid for by Tenant at the then-current prevailing rate in the Parking Garage, as such rate may vary from time to time. As of the Full Rent Commencement Date, the monthly charge for parking is One Hundred Seventy-Five Dollars ($175) per Parking Space per month, which charge shall not be increased during the first twelve (12) months following the Full Rent Commencement Date. If, for any reason, Tenant shall fail timely to pay the charge for said Parking Spaces, and if such default continues for ten (10) days after written notice, Tenant shall have no further right to the Parking Spaces for which Tenant failed to pay the charge under this Section 2.3. Said Parking Spaces will be on an unassigned, non-reserved basis, and shall be subject to such reasonable and uniform rules and regulations as may be in effect for the use of said Parking Garage (including, without limitation, Landlord's right, without additional charge to Tenant above the prevailing rate for Parking Spaces, to institute a valet or attendant-managed parking system), from time to time in force.

         2.4 EXCLUSIONS AND RESERVATIONS. All the perimeter walls of the Premises except the inner surfaces thereof, any balconies (except to the extent same are shown as part of the Premises on the Lease Plan (Exhibit 2)), terraces, decks or roofs adjacent to the Premises, and any space in or

                                      -2-
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adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as the right of access through the Premises for the purposes of operation, maintenance and repair thereof and access to the roof are expressly excluded from the Premises and reserved to Landlord. Landlord shall observe the additional restrictions set forth in Section 17.2 below and shall use commercially reasonable efforts to minimize any interference with Tenant's business operations and its use and occupancy of the Premises in connection with the exercise of the foregoing rights. Landlord shall permit Tenant to access any of the foregoing reserved areas in connection with (x) the construction of Tenant's Work, (y) any permitted alterations to the Premises during the Term, and (z) any maintenance and repair of the Premises or Tenant's equipment therein required to be performed by Tenant hereunder provided Tenant coordinates such access with Landlord's Construction Representative for Tenant's Work and Landlord's property manager for all other access, and complies with the applicable portions of the Building Rules and Regulations (as defined in Section 17.1 below)

3.       TERM OF LEASE.

         3.1 HABENDUM. TO HAVE AND TO HOLD the Premises for a term of years commencing on the Term Commencement Date (and with respect to the 5th Floor Premises, commencing on the actual 5th Floor Delivery Date) and ending on the Termination Date as stated in Exhibit 1 or on such other date upon which said term may expire or be terminated pursuant to any other provisions of this Lease (including without limitation Article 30 hereof) or pursuant to law (which date for the termination of the terms hereof will hereafter be called "TERMINATION DATE"). Notwithstanding the foregoing, if the Termination Date as stated in
Exhibit 1 shall fall on other than the last day of a calendar month, said Termination Date shall be deemed to be the last day of the calendar month in which said Termination Date occurs. Tenant shall have the right to access the Initial Premises, at Tenant's sole risk, prior to the Term Commencement Date for purposes reasonably related to the performance of Tenant's Work provided such access does not interfere in any material respect with the preparation for or performance of Landlord's Work. Tenant shall, prior to the first entry to the Initial Premises pursuant to this Section 3.1, provide Landlord with certificates of insurance evidencing that the insurance required in Article 15 hereof is in full force and effect and covering any person or entity entering the Condominium. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, damages, losses, costs and fees (including without limitation legal fees) for injury to persons or property resulting from or relating to Tenant's access to and use of the Initial Premises prior to the Term Commencement Date as provided under this Section 3.1. Tenant shall coordinate any access to the Premises prior to the Term Commencement Date with Landlord's Construction Representative .

         3.2 DECLARATION FIXING TERM COMMENCEMENT DATE, FULL RENT COMMENCEMENT DATE, AND TERMINATION DATE. Each of the parties hereto agrees to join in the execution, in recordable form, of a statutory notice, memorandum, etc. of lease and/or written declaration in which shall be stated the Term Commencement Date, the Rent Commencement Dates, the Full Rent Commencement Date, and (if need be) the Termination Date, which notice of lease may be recorded by Tenant with the Middlesex South Registry of Deeds and the Registry District of the Land Court (collectively, the "REGISTRY") at Tenant's sole cost and expense. Upon the expiration or earlier termination of this Lease, Landlord shall deliver to Tenant a notice of termination of lease acknowledging the termination of the Lease and Tenant shall promptly execute and deliver the same to Landlord for Landlord's execution and recordation with the Registry. If Tenant fails to deliver the executed notice of termination of lease within ten (10) days of receipt thereof, Landlord may execute same on Tenant's behalf, Tenant hereby appointing Landlord as Tenant's attorney-in-fact to execute the same under the foregoing circumstances. Promptly following delivery of possession of the 5th Floor Premises to Tenant as required under Section 4.5 below, Landlord and Tenant shall execute an amended and restated notice of lease reflecting the addition of the 5th Floor Premises to the premises

                                      -3-
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already demised and the related amendment to this Lease and shall record the same with the Registry.

4.       CONSTRUCTION

         4.1    LANDLORD'S WORK.

         (a) BASE BUILDING. Landlord has completed the base building shell for the Building as of the date hereof. Accordingly, Landlord shall endeavor to deliver the base building to Tenant on or about the Estimated Delivery Date set forth in Exhibit 1 hereof.

         (b) LABORATORY BASE BUILDING. Landlord, at Landlord's sole cost and expense, shall perform the laboratory base building work specified in Section 4.1(c) below (collectively, "LANDLORD'S WORK"). Subject to delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control (collectively "LANDLORD'S FORCE MAJEURE") and subject to Tenant Delay, Landlord shall use reasonable speed and diligence in the construction of Landlord's Work so as to have the Landlord's Work for Floors 6-7 of the Premises Substantially Completed on or before the Outside Delivery Date and Substantially Completed for the 5th Floor Premises on or before the Estimated 5th Floor Delivery Date set forth in Exhibit 1 hereof, but Tenant shall have no claim against Landlord for failure to complete construction of Landlord's Work, except as expressly set forth in Section 4.1(f). In each such instance of Landlord's Force Majeure, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

         (c) SUBSTANTIAL COMPLETION. The Laboratory Base Building shall be deemed "SUBSTANTIALLY COMPLETE" upon construction of the following items of Landlord's Work with respect to each floor delivered:

                (i) Additional electrical service to the Building and to the Premises in order to provide 25 watts psf to the Premises;
                (ii) Installation of additional water and gas service to the Building;
                (iii) Installation of gas-powered heating, ventilation and air conditioning system for laboratory use based upon a ratio of 60% laboratory and 40% office use,
                (iv) Installation of new water distribution system providing increased volume of cold water to all floors of the Building; and
                (v) Other items specified in the column entitled "Shell/Core" in the Responsibilities Matrix attached as Exhibit 6 and more particularly specified in the coordinated drawings showing the coordination of shafts to be finalized by Landlord's Architect and provided to Tenant's Architect subsequent to the signing of this Lease which will be based on Landlord's permit and pricing drawings set entitled "300 Tech Square Penthouse Upgrade Permit Set" dated June 7, 2001 prepared by Tsoi/Kobus and Associates and any other items necessary for Landlord to permit use of the 5th Floor Premises as a laboratory facility built out in the same manner as for the 6th and 7th floors of the Premises (collectively the "LABORATORY BASE BUILDING SPECIFICATIONS").

         (d) TENANT DELAY. A "TENANT DELAY" shall be defined as any act or omission by Tenant, or any agent, employee, consultant, contractor, or subcontractor of Tenant, which causes an actual delay in the performance of Landlord's Work. Notwithstanding the foregoing, no event shall be deemed to be a Tenant Delay until and unless Landlord has given Tenant written notice ("TENANT DELAY NOTICE") advising Tenant: (i) that a Tenant Delay is occurring, (ii) of the basis on which Landlord has determined that a Tenant Delay is occurring, and
(iii) the actions which Landlord believes

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that Tenant must take to eliminate such Tenant Delay and Tenant has failed to correct the Tenant Delay specified in the Tenant Delay Notice within twenty-four
(24) hours following receipt of the Tenant Delay Notice. No period of time prior to the expiration of the cure period shall be included in the period of time charged to Tenant pursuant to such Tenant Delay Notice.

         (e) LANDLORD DELAY. A "LANDLORD DELAY" shall be defined as any act or omission by Landlord or any agent, employee, consultant, contractor or subcontractor of Landlord which (i) is not a result of the priority granted to Landlord's Work as set forth in Section 4.2(d) hereof, and (ii) causes an actual delay in the performance of Tenant's Work. Notwithstanding the foregoing, no event shall be deemed to be a Landlord Delay until and unless Tenant has given Landlord written notice ("LANDLORD DELAY NOTICE") advising Landlord (i) that a Landlord Delay is occurring, (ii) of the basis on which Tenant has determined that a Landlord Delay is occurring, and (iii) the actions which Tenant believes that Landlord must take to eliminate such Landlord Delay and Landlord has failed to correct the Landlord Delay specified in the Landlord Delay Notice within twenty-four (24) hours following receipt of the Landlord Delay Notice. No period of time prior to expiration of the cure period shall be included in the period of time charged to Landlord pursuant to such Landlord Delay Notice.

         (f) If Landlord's Work is not Substantially Complete on or before the Outside Delivery Date for the Initial Premises or on or before the Estimated 5th Floor Delivery Date for the 5th Floor Premises, the Rent Commencement Date with respect to the Initial Premises and the 5th Floor Premises, respectively, shall be delayed for each day that Landlord's Work is not Substantially Complete unless such delay is as a direct result of a Tenant Delay. In addition, if Landlord fails to deliver any Floor comprising the Initial Premises (excluding the Rooftop Premises) with Landlord's Work with respect thereto Substantially Complete on or before the Outside Delivery Date referenced in Exhibit 1 hereof, subject to extension for Tenant Delays and Landlord's Force Majeure, then with respect to those Floors of the Initial Premises not then delivered, Tenant shall be entitled to a credit against the Yearly Rent on a day-for-day basis until Landlord delivers the Floors with Landlord's Work with respect thereto Substantially Complete, up to a maximum of one hundred eighty (180) days of credit. If Landlord fails to deliver the entire Initial Premises with Landlord's Work with respect thereto Substantially Complete on or before DECEMBER 31, 2002, Tenant shall have the right to terminate this Lease upon written notice delivered to Landlord within ten (10) days following the aforementioned date. If Landlord fails to deliver the 5th Floor Premises with Landlord's Work with respect thereto Substantially Complete on or before the date which is six (6) months following the Estimated 5th Floor Delivery Date, Tenant shall have the right, at Tenant's sole election and upon written notice delivered to Landlord within ten (10) days following the aforementioned date, to refuse to accept late possession of the 5th Floor Premises and any amendment to this Lease adding the 5th Floor Premises to the Premises shall be null and void, and all references to the 5th Floor Premises in this Lease shall be deemed stricken from the Lease and Tenant shall have no obligation to Landlord in connection with the 5th Floor Premises. Other than the delay in the Rent Commencement Date and the right to refuse to accept late possession of the 5th Floor Premises, as provided in this
Section 4.1(f), Tenant shall not be entitled to any other remedy for Landlord's failure to deliver the 5th Floor Premises on the Estimated 5th Floor Delivery Date. The remedies set forth in this Article 4.1(f) are Tenant's sole and exclusive rights and remedies based upon any delay in the performance of Landlord's Work.

         (g) Landlord, at Landlord's sole cost and expense, shall install a freight elevator for the sole purpose of lifting freight, equipment, animals and other deliveries of goods and materials and not also used for passengers (the "FREIGHT ELEVATOR") for use by all tenants of the Building, including Tenant. Landlord shall use commercially reasonable efforts to have the Freight Elevator installed and operational by the Full Rent Commencement Date, however Landlord shall not be penalized for failing to do so. Use of the Freight Elevator by tenants of the Building shall be subject to Landlord's reasonable rules and restrictions with respect thereto set forth in the Building Rules and Regulations.

         (h)    LANDLORD'S WARRANTY; SATISFACTION OF LANDLORD'S OBLIGATIONS

                (i) LANDLORD'S WARRANTY. Landlord warrants to Tenant that (A) materials and equipment furnished in the performance of Landlord's Work will be of good quality and new unless otherwise required or permitted by the Laboratory Base Building Specifications, (B) Landlord's Work will be free from defects not inherent in the quality required or permitted under the Laboratory Base Building Specifications, and (C) Landlord's Work will conform to the requirements of the Laboratory Base Building Specifications. Any portion of Landlord's Work not conforming to the foregoing requirements of this clause (i), including substitutions not properly approved and authorized, may be considered defective. Landlord's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by Landlord, improper or insufficient maintenance (other than by Landlord, where Landlord is required to perform maintenance on the item or system in question), improper operation (other than by Landlord, where Landlord operates the item or system in question), or normal wear and tear and normal usage.

                (ii) WARRANTY PERIOD. Landlord shall be deemed to have satisfied all of its obligations under this Article 4 (including, without limitation, Landlord's warranty obligations under this Section 4.1(h) and under
Section 4.3) except to the extent that, on or before the Warranty Expiration Date (hereinafter defined), Tenant gives written notice to Landlord in accordance with the provisions of Article 26 setting forth with specificity the manner in which Tenant believes that Landlord has failed to comply with its obligations under this Article 4. The "WARRANTY EXPIRATION DATE" shall be defined as the date that is three hundred fifty-eight (358) days after the Full Rent Commencement Date except that the warranty with respect to the 5th Floor Premises only shall extend for three hundred fifty-eight (358) days after the Rent Commencement Date for the 5th Floor Premises.

                (iii) REPAIR OF DEFECTIVE WORK. Landlord agrees that it shall, without cost to Tenant, correct any portion of Landlord's Work which is found not to be in accordance with the requirements of the warranties set forth in this Section 4.1(h) and in Section 4.3, unless Tenant has previously given Landlord a written acceptance of such condition, provided that Tenant gives Landlord written notice of such condition in accordance with the provisions of
Article 26 promptly after it becomes aware of such condition, and in any event on or before the Warranty Expiration Date. The provisions of this Section 4.1(h) shall not relieve Landlord of any obligation which Landlord has to make repairs or to perform maintenance pursuant to Article 8 of the Lease.

         (i) Promptly following delivery of the Initial Premises and the 5th Floor Premises to Tenant with Landlord's Work with respect thereto Substantially Complete, Landlord, Tenant, their respective architects and representatives shall inspect the premises delivered and mutually prepare a list of outstanding items which need to be completed to make Landlord's Work comply with the Laboratory Base Building Specifications ("PUNCHLIST ITEMS"). Landlord shall use good faith diligent efforts to complete all Punchlist Items within sixty (60) days of the date of the Punchlist. If Landlord fails to complete any Punchlist Items as a result of delay in manufacture of the item, adverse weather or other causes beyond Landlord's reasonable control, Landlord shall have such additional time as is reasonably necessary to procure and/or complete the delayed Punchlist Items.

         (j) Any dispute between the parties with respect to the provisions of this Article 4 shall be resolved in accordance with the procedures set forth in Section 28.5.

         4.2    TENANT'S WORK.

         (a) TENANT'S PLANS. In connection with the performance of the work necessary to prepare the Premises for Tenant's occupancy ("TENANT'S WORK"), Tenant shall submit to Landlord for Landlord's reasonable approval an initial set of permit plans sufficient to permit Tenant to commence Tenant's Work ("PERMIT PLANS") on or before the Permit Plans Delivery Dates for the applicable floors set forth in Exhibit 1 hereof and a full set of construction drawings ("FINAL CONSTRUCTION DRAWINGS") for Tenant's Work on or before the Tenant Final Construction Drawings Delivery Date set forth in Exhibit 1 hereof. The Permit Plans and the Final Construction Drawings are collectively referred to herein as the "PLANS." Landlord's approval of the Permit Plans (and the Final Construction Drawings, provided that the Final Construction Drawings are consistent with the Permit Plans), shall not be unreasonably withheld, conditioned or delayed provided the same comply with the requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Landlord's approval is solely given for the benefit of Landlord under this Section 4.2 and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of the Plans for any other purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of the Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of the Plans shall in no event relieve Tenant of the responsibility for such design. Landlord agrees to respond to any request for approval of the Permit Plans within seven (7) days of receipt thereof and to request for approval of the Final Construction Drawings within seven (7) days of receipt thereof.

         (b) COMMENCEMENT OF TENANT'S WORK. Tenant shall, on or before the Outside Tenant Work Commencement Date, commence the performance of Tenant's Work, and Tenant shall thereafter diligently prosecute the Tenant's Work to completion. The "OUTSIDE TENANT WORK COMMENCEMENT DATE" shall be defined as the date that is ninety (90) days after the Term Commencement Date, provided that if Tenant is delayed in the commencement of Tenant's Work by reason of a Landlord Delay or other causes beyond Tenant's reasonable control, the Outside Tenant Work Commencement Date shall be extended by the lesser of (i) the period of time which Tenant is so delayed, or (ii) ninety (90) additional days (i.e. in no event shall the Outside Tenant Work Commencement Date occur later than the date six (6) months after the Term Commencement Date).

         (c) COMPLETION OF TENANT'S WORK. Tenant shall substantially complete Tenant's Work on or before the Outside Tenant Work Completion Date. The "OUTSIDE TENANT WORK COMPLETION DATE" shall be defined as the date six (6) months after the Full Rent Commencement Date, provided that if Tenant is delayed in the performance of Tenant's Work by reason of a Landlord Delay or other causes beyond Tenant's reasonable control, the Outside Tenant Work Completion Date shall be extended by the lesser of (i) the period of time which Tenant is so delayed, or (ii) three (3) additional months (i.e. in no event shall the Outside Tenant Work Completion Date occur later than the date nine (9) months after the Full Rent Commencement Date).

         (d) COST OF TENANT'S WORK; PRIORITY OF WORK. Except for Landlord's Contribution, as set forth in Section 6.2, all of Tenant's Work shall be performed at Tenant's sole cost and expense, and shall be performed in accordance with the provisions of this Lease (including, without limitation, Articles 11 and 12). Tenant and Landlord shall each take necessary reasonable measures to ensure that Tenant's contractors and Landlord's contractors cooperate in all commercially reasonable ways with each other to avoid any delay in either Landlord's Work or Tenant's Work or any conflict with the performance of either Landlord's Work or Tenant's Work, Tenant acknowledging, however, that in the case of conflict that is not reasonably avoidable, the performance of Landlord's Work shall have priority. Tenant shall pay to Landlord, as additional rent, within ten (10) days after demand therefor, any third-party charges incurred by Landlord (which shall be reasonably based on Tenant's usage) for the use of elevators and/or hoisting in connection with the performance of Tenant's Work. Tenant shall have access to the Premises and the Building on a 24-hour a day, 365-day a year basis in order to perform Tenant's Work from and after the Term Commencement Date. Landlord and Tenant recognize that to the extent Tenant elects to perform some or all of Tenant's Work during times other than normal construction hours, Landlord will need to make arrangements to have supervisory personnel on site. Accordingly, Landlord and Tenant agree as follows: Tenant shall give Landlord at least twenty-four (24) hours' notice of any time outside of normal construction hours (i.e., Monday-Friday, 7 a.m. to 3 p.m., excluding holidays) when Tenant intends to perform portions of Tenant's Work (the "AFTER-HOURS WORK"). Tenant shall reimburse Landlord, within thirty
(30) days after demand therefor, for the cost of Landlord's supervisory personnel overseeing the After Hours Work. Landlord shall notify Tenant of the after-hours hourly rates (which shall be normal and customary) for such supervisory personnel from time to time upon written request.

         4.3 QUALITY AND PERFORMANCE OF WORK. All construction work required or permitted by this Lease (whether constituting part of Landlord's Work or Tenant's Work) shall be done in a good and workmanlike manner by contractors approved by Landlord and in compliance with Landlord's construction rules and regulations for the Condominium attached as an addendum to the Building Rules and Regulations, all insurance requirements of this Lease, and all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities (collectively, "LEGAL REQUIREMENTS"). All of Tenant's Work shall be coordinated with any work being performed by, or for, Landlord, and in such manner as to maintain harmonious labor relations. Landlord hereby approves Tenant's selection of Tenant's Architect and the Project Engineer referenced in Exhibit 1 above in connection with the performance of Tenant's Work. Each party authorizes the other to rely upon the written approval or other written authorizations on the other party's behalf by any Construction Representative of the party designated by the party in connection with design and construction. Each party's initial Construction Representatives are designated in Exhibit 1 above.

5.       USE OF PREMISES

         5.1 PERMITTED USE. Tenant shall during the term hereof use the Premises only for the purposes as stated in Exhibit 1 and for no other purposes. Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they designed. Tenant hereby agrees that no cooking, frying, etc., may be performed in the Premises to such extent as requires special exhaust venting, Tenant hereby acknowledging that the Building is not engineered to provide any such special venting.

         5.2 PROHIBITED USES. Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the Premises or the Building or any part thereof (including, without limitation, any materials, appliances or equipment used in the construction or other preparation of the Premises and furniture and carpeting) (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or otherwise applicable to or binding upon the Premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord (taking into account the use of the Building as a combination office and laboratory facility and the Permitted Uses) shall (a) impair the appearance or reputation of the Building; or (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises, or the use or occupancy of any of the common areas of the Building; or (c) occasion discomfort, inconvenience or annoyance in any material respect, or cause any injury or damage to any occupants of the Premises or other tenants or occupants of the Building or their property; or (d) causes harmful air emissions, animal or laboratory odors or noises, or any unusual or other objectionable odors, noises or emissions to emanate from the Premises; (iv) which is inconsistent with the maintenance of the Building as an office and laboratory facility of the first class in the quality of its maintenance, use, or occupancy; or (v) for any fermentation processes whatsoever. Tenant shall not install or use any electrical or other equipment of any kind, including without limitation Tenant's

Rooftop Equipment, which, in the reasonable judgment of Landlord, will cause any such impairment, interference, discomfort, inconvenience, annoyance or injury.

         5.3 LICENSES AND PERMITS. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business and Tenant's Rooftop Equipment, and if the failure to secure such license or permit would in any way affect Landlord, the Premises, the Building, the Condominium or Tenant's ability to perform any of its obligations under this Lease, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall at all times comply with the terms and conditions of each such license or permit. Tenant shall furnish all data and information to governmental authorities and Landlord as required in accordance with legal, regulatory, licensing or other similar requirements as they relate to Tenant's use or occupancy of the Premises or the Building. Landlord shall cooperate with Tenant, at Tenant's sole cost and expense, in connection with its application for any required licenses, permits and approvals for the Permitted Uses; provided that Tenant shall only be obligated to reimburse Landlord for its out-of-pocket expenses incurred in connection with any such cooperation.

6.       RENT AND SPECIAL ALLOWANCE

         6.1 YEARLY RENT. During the term of this Lease the Yearly Rent and other charges, at the rate stated in Exhibit 1, shall be payable by Tenant to Landlord in monthly installments, as stated in Exhibit 1, in advance and without demand on the first day of each month for and in respect of such month. The rent and other charges reserved and covenanted to be paid under this Lease in respect of the Premises shall commence on the Rent Commencement Date specified for each floor of the Premises in Exhibit 1 above. If, by reason of any provisions of this Lease, the rent reserved hereunder shall commence or terminate on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated. The rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord's agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the office of Landlord set forth in Exhibit 1 above or such other place as Landlord may designate in writing, and the rent and other charges in all circumstances shall be payable without any setoff or deduction whatsoever. Rental and any other sums due hereunder not paid within five (5) days of the date due shall bear interest for each month or fraction thereof from the 6th day after the due date until paid computed at the annual rate of three percentage points over the so-called prime rate then currently from time to time charged to its most favored corporate customers by the largest national bank (N.A.) located in the city in which the Building is located ("NATIONAL BANK"), or at any applicable lesser maximum legally permissible rate for debts of this nature.

         6.2    LANDLORD'S CONTRIBUTION.

         (a) As an inducement to Tenant's entering into this Lease, Landlord shall provide to Tenant a special tenant improvement allowance equal to up to Thirty-Five and 00/100 Dollars ($35.00) per rentable square foot of the Initial Premises demised to Tenant (i.e. a maximum of Two Million Three Hundred Fifty-One Thousand Eight Hundred Ninety-Five and No/100 ($2,351,895.00) ("LANDLORD'S CONTRIBUTION") to be used by Tenant to pay for the cost to construct Tenant's Work. For the purposes hereof, the cost to be so reimbursed by Landlord shall include the cost of leasehold improvements and laboratory facilities, specialty plumbing, HVAC equipment installed within the Initial Premises and any infrastructure improvements for the 5th Floor Premises made at the time of constructing Tenant's Work for the Initial Premises (the "5TH
FLOOR INFRASTRUCTURE"), but not the cost of any of Tenant's other personal property which will be removed at the end of the Term or any so-called "soft costs." Furthermore, in the event that Tenant does not build out all of the Premises, Landlord's Contribution shall be limited to a maximum of Thirty-Five and 00/100 Dollars ($35.00) per rentable square foot of the Initial Premises actually built out by Tenant.

         (b) Landlord shall pay Landlord's Proportion (as hereinafter defined) of the cost shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord until the entirety of Landlord's Contribution and any amounts to be loaned under Sections 6.4 or 6.5 below have been exhausted. For purposes of Tenant's Work with respect to the Initial Premises and the 5th Floor Infrastructure, "LANDLORD'S PROPORTION" shall be a fraction, the numerator of which is Landlord's Contribution plus any amounts loaned by Landlord for the Initial Premises and the 5th Floor Infrastructure pursuant to Section 6.4 below, and the denominator of which is the total contract price for Tenant's Work for the Initial Premises and the 5th Floor Infrastructure. For purposes of Tenant's Work with respect to the 5th Floor Premises, "LANDLORD'S PROPORTION" shall be a fraction, the numerator of which is any amounts loaned by Landlord for the 5th Floor Premises pursuant to Section 6.5 below, and the denominator of which is the total contract price for Tenant's Work for the 5th Floor Premises. A "REQUISITION" shall mean written documentation (including, without limitation, invoices from Tenant's contractors, vendors, service providers and consultants, partial lien waivers and subordinations of lien, as specified in M.G.L. Chapter 254, Section 32 (hereinafter, "LIEN WAIVERS") with respect to the prior month's requisition, and such other documentation as Landlord or Landlord's mortgagee may reasonably request) showing in reasonable detail the costs of the item in question or of the improvements installed to date in the Premises, accompanied by certifications from Tenant that the amount of the requisition in question does not exceed the cost of the items, services and work covered by such requisition. Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that items, services and work covered by the prior requisition have been fully paid by Tenant and that the work has been performed, including without limitation Lien Waivers from the providers of all such items, services and work covered by the prior requisition. Notwithstanding the foregoing, with respect to the first requisition for each of Landlord's Contribution and any amount loaned pursuant to Sections 6.4 and 6.5 hereof, Tenant shall not be required to deliver Lien Waivers at the time of the requisition, but shall deliver the Lien Waivers and evidence of payment of the requisition in full within five (5) days following payment of Landlord's Contribution or the amounts loaned pursuant to Sections 6.4 and 6.5 hereof with respect to such first requisition. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant's books and records relating to each requisition in order to verify the amount thereof. Tenant shall submit requisition(s) no more often than monthly.

         (c)    Notwithstanding anything to the contrary herein contained:

                (i) Landlord shall have no obligation to advance funds on account of Landlord's Contribution or any amounts to be loaned under Sections 6.4 or 6.5 below more than once per month.

                (ii) If Tenant fails to pay the amounts paid by Landlord to Tenant in the prior month's requisition to Tenant's contractor(s), consultants, service providers, and vendor(s), Landlord shall thereafter have the right to have Landlord's Contribution or any amounts to be loaned under Sections 6.4 or 6.5 below paid to directly to Tenant's contractor(s), consultants, service providers, and vendor(s). In no event shall Landlord's Contribution or any amounts to be loaned under Sections 6.4 or 6.5 below be applied to any fees paid to Tenant, any Affiliated Entity, Assignee or Collaborator Company.

                (iii) Landlord shall have no obligation to pay any portion of
                      Landlord's Contribution or any amounts to be loaned under Sections 6.4 or 6.5 below in respect of any requisition submitted after the date the ("OUTSIDE REQUISITION DATE") which is the earlier of: (a) three (3) months after the completion of Tenant's Work, or (b) eighteen (18) months after the Full Rent Commencement Date for Landlord's Contribution and any amounts to be loaned under Section
                      6.4 below and after the Rent Commencement Date for the 5th Floor Premises with respect to any amount loaned by Landlord pursuant to Section 6.5 below; provided, however, that if Tenant certifies to Landlord that it is engaged in a good faith dispute with its contractor, such Outside Requisition Date shall be extended while such dispute is ongoing, so long as Tenant is diligently prosecuting the resolution of such dispute. Tenant shall not be entitled to receive any portion of Landlord's Contribution or any amounts to be loaned under Sections 6.4 or 6.5 below except to the extent that it has submitted requisitions and/or made demand therefor, on or before the Outside Requisition Date.

                (iv) Tenant shall not be entitled to any unused portion of Landlord's Contribution.

                (v) Landlord's obligation to pay any portion of Landlord's Contribution or any amounts to be loaned under Sections
                      6.4 or 6.5 below shall be conditioned upon there existing no default beyond the expiration of any applicable grace periods by Tenant in its obligations under the Lease at the time that Landlord would otherwise be required to make such payment.

                (vi) In addition to all other requirements hereof, Landlord's obligation to pay the final requisition of Landlord's Contribution or any amounts to be loaned under Sections
                      6.4 or 6.5 below shall be subject to simultaneous delivery of all Lien Waivers relating to items, services and work performed in connection with Tenant's Work for the Initial Premises or the 5th Floor Premises, as the case may be.

         6.3    CONTINGENT RENT REDUCTION. Intentionally deleted.

         6.4 ADDITIONAL FINANCING OF TENANT'S WORK FOR THE INITIAL PREMISES. Upon Tenant's request, Landlord hereby agrees to provide to Tenant a loan of up to $35.00 per rentable square foot of the Initial Premises (or less at Tenant's election) to be used by Tenant to pay for Tenant's Work with respect to the Initial Premises and the 5th Floor Infrastructure. Landlord shall fund the requested loan amount ("INITIAL PREMISES Loan") in the same manner and time and subject to the same requirements as provided in Section 6.1(b) above with respect to Landlord's Contribution. Commencing upon the Full Rent Commencement Date and thereafter during the Term at the same time and place as provided herein for the payment of Yearly Rent hereunder, Tenant shall repay to Landlord, as additional rent hereunder, the total amount of the Initial Premises Loan multiplied by a factor of 0.1705 (based upon an interest rate of 12% per annum and amortized over the Initial Term of the Lease) in equal monthly installments. If Tenant requests the Initial Premises Loan, Landlord shall prepare and the parties shall execute an amendment to this Lease specifying the repayment schedule therefor.

         6.5 ADDITIONAL FINANCING OF TENANT'S WORK FOR THE 5TH FLOOR PREMISES. Upon Tenant's written request, Landlord hereby agrees to provide to Tenant a loan of up to $35.00 per rentable square foot of the 5th Floor Premises (or less at Tenant's election) to be used by Tenant to pay for Tenant's Work with respect to the 5th Floor Premises . Landlord shall fund the requested loan amount ("5TH FLOOR PREMISES LOAN") in the same manner and time and subject to the same requirements as provided in Section 6.1(b) above with respect to Landlord's Contribution. Landlord's obligation to provide the 5th Floor Premises Loan is subject to receipt of a certification from Tenant's Chief Financial Officer, or from the independent certified public accountant that prepared Tenant's most recent financial statement, or from another independent certified public accountant reasonably acceptable to Landlord, that, as of the date of Tenant's request for the 5th Floor Premises Loan, the aggregate amount of cash, cash equivalents, and short term investments held by Tenant and which is free and clear of any liens or encumbrances is equal to or greater than $25,000,000.00. Commencing upon the Rent Commencement Date with respect to the 5th Floor Premises and thereafter during the Term at the same time and place as provided herein for the payment of Yearly Rent hereunder, Tenant shall repay to Landlord, as additional rent hereunder, the total amount of the 5th Floor Premises Loan on an amortized basis using an interest rate of 12% per annum and a term equal to the then remaining number of months in the Initial Term, payable in equal monthly installments. The amendment to the Lease which shall be prepared by Landlord and executed by the parties in connection with the addition of the 5th Floor Premises shall include the specific repayment schedule for the 5th Floor Premises Loan.

7.       RENTABLE AREA

         Landlord and Tenant acknowledge the total rentable square footage of the Premises, the Building and of the other buildings initially in the Condominium have been determined by agreement, and that the figures set forth in
Exhibit 1 shall be conclusive and binding on Landlord and Tenant (except for Buildings 100, 600 and 700 which shall be finally measured following construction thereof). The methodology for measuring the Building and the portions of the Premises is set forth in EXHIBIT 11 attached hereto and made a part hereof.

8.       SERVICES FURNISHED BY LANDLORD

         8.1    ELECTRIC CURRENT.

         (a) Landlord shall have the right to charge Tenant for its use of electricity in the Premises based upon one of two methods, at Landlord's sole discretion. If Landlord elects to install and can feasibly install separate checkmeters on a floor by floor basis, Landlord shall charge Tenant for its share of electricity charges attributable to each floor of the Building based upon the ratio of the rentable square footage in the portion of the Premises on each floor to the total non-retail rentable square feet of space on the floor ("FLOOR PERCENTAGE SHARE"). If the floors are not or cannot be separately checkmetered, Landlord shall charge Tenant for its use of electricity in the Premises based upon the ratio of the rentable square footage of the Premises to the rentable square footage of non-retail space in the Building ("BUILDING PERCENTAGE SHARE"). Tenant shall pay its Floor Percentage Share or its Building Percentage Share, as applicable, of electricity charges attributable to such meter(s), as additional rent hereunder, within ten (10) days of receipt of Landlord's invoice therefor.

         (b) Alternatively, Tenant may, at Tenant's expense, furnish and install in or near the Premises any necessary metering equipment used in connection with measuring Tenant's consumption of electric current in the Premises, and Tenant, at Tenant's expense, shall maintain and keep in repair such metering equipment. If the Premises are separately metered, Tenant shall pay the full amount of any charges attributable to such meter on or before the due date therefor either to Landlord or directly to the supplier thereof, at Landlord's direction.

         (c) Landlord shall install a check meter within the Penthouse to measure the use of electricity by all equipment installed therein and on the roof, including Tenant's Rooftop Equipment. Landlord shall charge Tenant for its share of the electricity charges attributable to the roof check meter based upon either (x) the ratio of the number of hours of usage of Tenant's Rooftop Equipment to the total hours of use shown on the check meter, or (y) the ratio of cubic feet per minute ("CFM")'s requested by Tenant to total CFMs requested by other tenants of the Building, at Landlord's election. Tenant shall pay its share of electricity charges attributable to the roof check meter, as additional rent hereunder, within ten (10) days of receipt of Landlord's invoice therefor.

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         (d)    Landlord shall have the right to monitor the allocation of electricity charges to all tenants of the Building to ensure that the allocation method is appropriately related to Tenant's actual use of electricity within on in connection with the Premises. If the current method of allocation is inaccurate, Landlord may change the method of allocation during the term, as necessary, to correct the disproportionate charges. In addition, if Landlord determines in the course of its audit of the electricity charges previously allocated that Tenant has underpaid charges properly due for its use of electricity, Landlord shall invoice Tenant for the amounts due (together with reasonable back-up documentation regarding the total charges and the method of allocating the charges to Tenant) and Tenant shall pay such additional amount, as additional rent hereunder, within ten (10) days of receipt of Landlord's invoice therefor.

         (e) If Tenant shall subsequently require electric current for use in the Premises in excess of the capacity set forth in the Final Construction Drawings and related specifications approved by Landlord and if (i) in Landlord's reasonable judgment, Landlord's facilities are inadequate for such excess requirements, or (ii) such excess use shall result in an additional burden on the Building air conditioning systems and additional cost to Landlord on account thereof then, as the case may be, Landlord, upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor is available to Landlord, provided that the same shall be permitted by applicable laws and insurance regulations, and shall not cause damage to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building, and Tenant shall reimburse Landlord for such additional cost within ten (10) days of demand therefor.

         (f) Landlord, at Tenant's expense and upon Tenant's request, shall purchase and install all replacement lamps of types generally commercially available (including, but not limited to, incandescent and fluorescent) used in the Premises. Tenant, at Tenant's sole cost and expense, shall purchase and install all replacement bulbs used in the Premises.

         (g) Subject to Section 8.8(b), Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electrical energy which Landlord agrees to furnish hereunder subsequently becomes no longer available or suitable for Tenant's requirements.

         (h) Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises which would adversely affect any base building or laboratory base building systems or equipment without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

         8.2 WATER. Landlord shall furnish hot and cold water for ordinary cleaning, toilet, lavatory and drinking purposes with respect to the office areas and ordinary laboratory use with respect to the laboratory areas. Landlord shall install a separate water meter for the Building and shall allocate the water meter charges, together with any sewer charges based on said meter charges, among the tenants of the Building based upon estimated water usage, as reasonably estimated by Landlord. Landlord shall provide Tenant with reasonable back-up documentation regarding the total charges and the method of allocating the charges to Tenant. Tenant shall pay to Landlord, as additional rent hereunder, its allocated share of water charges within ten (10) days of receipt of Landlord's invoice. If Tenant fails to make any payment as and when required in this Section 8.2, Landlord may pay such charges and collect the same from Tenant.

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         8.3    ELEVATORS, HEAT, CLEANING.

         (a) Landlord at its expense shall (i) provide necessary elevator facilities, including the Freight Elevator (which may be manually or automatically operated, either or both, as Landlord may from time to time elect), on Mondays through Fridays, excepting legal holidays, from 8:00 a.m. to 6:00 p.m. and on Saturdays, excepting legal holidays, from 8:00 a.m. to 1:00 p.m. (collectively, "BUSINESS HOURS") and have at least one passenger elevator and one freight elevator in operation available for Tenant's non-exclusive use, together with others having business in the Building, at all other times; (ii) furnish heat (substantially equivalent to that being furnished in comparably aged similarly equipped combination office/laboratory buildings in the same city) to the Premises during the normal heating season during business hours; and (iii) cause the office areas of the Premises (and specifically not the laboratory and animal storage areas of the Premises, the cleaning of which shall be Tenant's sole responsibility) to be cleaned Monday through Friday; provided the same are kept in order by Tenant. Either Exhibit 4 (if annexed hereto) or, otherwise, the cleaning standards generally prevailing in first-class office buildings in the City of Cambridge, shall represent substantially the extent and scope of the cleaning by Landlord referred to in this Section 8.3 with respect to the office areas of the Premises.

         (b) The parties agree and acknowledge that, despite reasonable precautions in selecting cleaning and maintenance contractors and personnel, any property or equipment in the Premises of a delicate, fragile or vulnerable nature may nevertheless be damaged in the course of cleaning and maintenance services being performed. Accordingly, Tenant shall take reasonable protective precautions with such property and equipment.

         8.4 AIR CONDITIONING. Landlord shall through the air conditioning equipment of the Building furnish to and distribute in the Premises air conditioning during business hours when air conditioning may reasonably be required for the comfortable occupancy of the Premises by Tenant. Landlord shall also furnish a separate but integrated gas-powered air conditioning system for the laboratory areas of the Building. Tenant agrees to use reasonable efforts to lower and close the blinds or drapes when necessary because of the sun's position, whenever the air conditioning systems are in operation, and to cooperate fully with Landlord with regard to, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning systems provided Landlord first delivers a copy of such regulations and requirements to Tenant.

         8.5    ADDITIONAL HEAT, CLEANING AND AIR CONDITIONING SERVICES.

         (a) Landlord will use reasonable efforts upon no less than four (4) hours' advance written notice from Tenant of its requirements in that regard, to furnish additional heat, cleaning or air conditioning services to the Premises on days and at times other than as above provided.

         (b) Tenant will pay to Landlord, as additional rent hereunder, a reasonable charge (i) for any such additional heat or air conditioning provided to the Premises (which additional heat or air conditioning charges shall only consist of third-party costs incurred by Landlord for the additional utilities and depreciation of equipment), (ii) for any additional cleaning service for the office areas of the Premises required by Tenant, and (iii) for any extra cleaning of the office areas of the Premises required because of the carelessness or indifference of Tenant or because of the nature of Tenant's business. Landlord shall provide Tenant with reasonably detailed backup documentation for any such additional charges. If the cost to Landlord for cleaning the office areas of the Premises shall be increased due to the specific nature of the improvements in the Premises due to any non-building standard materials or finish, Tenant shall pay to Landlord, as additional rent hereunder, an amount equal to such increase in cost.

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         8.6    ADDITIONAL AIR CONDITIONING EQUIPMENT. In the event Tenant requires additional air conditioning other than those specified in the Final Construction Drawings for laboratory equipment, business machines, meeting rooms or other special purposes, or because of occupancy or excess electrical, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment will be installed by Landlord or by Tenant with Landlord's supervision, in either case at Tenant's sole cost and expense, but only if, in Landlord's reasonable judgment, the same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants; and Tenant shall reimburse Landlord, as additional rent hereunder, for the cost incurred by Landlord in installing, maintaining and operating such additional air conditioning equipment and the charges for all utilities consumed thereby.

         8.7 REPAIRS. Except as otherwise provided in Articles 18 and 19, and subject to Tenant's obligations in Article 14, Landlord shall keep and maintain the roof, exterior walls, structural floor slabs, columns, elevators (including the Freight Elevator), public stairways and corridors, lavatories, equipment installed by Landlord (including, without limitation, all base building and laboratory base building systems, sanitary, electrical, heating, air conditioning, plumbing, security or other systems) and common facilities of the Building in good condition and repair. Tenant shall have the sole responsibility to repair and maintain any Tenant's Rooftop Equipment, any security equipment installed by Tenant and any other building systems installed by Tenant for exclusive use within the Premises. In addition, Landlord shall operate and maintain the common areas of the Building and the Condominium to the same quality and in the same manner as other first-class mixed use office/laboratory facilities in the Kendall Square, Cambridge area.

         8.8    INTERRUPTION OR CURTAILMENT OF SERVICES.

         (a) When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, Landlord reserves the right, upon as much prior notice to Tenant as is practicable under the circumstances and no less than 24 hours' notice except in the event of an emergency, to interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator, air conditioning, and cleaning services and (ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but there shall be no diminution or abatement of rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of the Tenant's obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems. To the extent possible under the circumstances, Landlord shall observe the additional restrictions set forth in Section 17.2 below in connection with any such access.

         (b) Notwithstanding anything to the contrary in this Lease contained, if the Premises shall lack any service which Landlord is required to provide hereunder, or if Tenant's use and occupancy of the Premises shall be disturbed in violation of Article 10 hereof (thereby rendering the Premises or a portion thereof substantially untenantable) such that, for the duration of the Landlord Service Interruption Cure Period (hereinafter defined), the continued operation in the ordinary course of Tenant's business is materially and adversely affected, and if Tenant ceases to use the affected portion of the Premises during the period of untenantability as the direct result of such lack of service or disturbance, then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Landlord Service Interruption Cure Period and that such untenantability and Landlord's inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant's agents, employees or contractors, Yearly Rent, Operating Expenses and Taxes shall thereafter be abated in

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proportion to such untenantability until the day such condition is completely corrected. For the purposes hereof, the "LANDLORD SERVICE INTERRUPTION CURE PERIOD" shall be defined as ten (10) consecutive business days after Landlord's receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided however, that the Landlord Service Interruption Cure Period shall be thirty (30) consecutive business days after Landlord's receipt of written notice from Tenant of such condition causing untenantability in the Premises if either the condition was caused by causes beyond Landlord's control or Landlord is unable to cure such condition as the result of causes beyond Landlord's control. If the interrupted service is not restored in full within sixty (60) days after the interruption first occurred and if as a result thereof Tenant cannot use the affected portion of the Premises during said 60-day period for the continued operation in the ordinary course of Tenant's business, Tenant shall have the right to terminate this Lease by written notice to Landlord delivered within ten (10) days following the expiration of the 60-day period.

         (c) The provisions of Paragraph (b) of this Section 8.8 shall not apply in the event of untenantability caused by fire or other casualty, or taking, which shall be governed by Sections 18 and 19 below.

         8.9 ENERGY CONSERVATION. Notwithstanding anything to the contrary in this Article 8 or in this Lease contained, Landlord may institute upon written notice to Tenant, and, if Landlord is required by governmental authority to comply, Tenant shall comply with, such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services, provided however, that Landlord does not, by reason of such policies, programs and measures, reduce the level of energy or energy services being provided to the Premises below the level of energy or energy services then being provided in comparably aged, first-class combination office and laboratory buildings in the greater Boston area, or as may be necessary or required to comply with applicable codes, rules regulations or standards or the other provisions of this Lease.

         8.10 MISCELLANEOUS. Other than air conditioning, all services provided by Landlord to Tenant are based upon an assumed maximum Premises population of one person per two hundred (200) rentable square feet of the Premises, which limit Tenant shall in no event exceed. Tenant acknowledges that if it exceeds the foregoing limitation, Landlord may incur costs including, without limitation, additional costs due to the additional load on building systems. Tenant agrees to reimburse Landlord for the amount of such costs (if any), as reasonably determined by Landlord, due to a Premises population in excess of the foregoing maximum.

         8.11 SECURITY. Landlord shall cause security personnel to be present at the Condominium and the Parking Garage, and to inspect the exterior of the Condominium buildings and the Common Areas thereof on a twenty-four (24) hour, seven (7) days per week basis. The Parking Garage shall be equipped with security cameras and emergency callboxes. As part of Landlord's Work, Landlord shall install an electronic card access system at the Building entrance doors, within the elevators and at the entrance to the Parking Garage. Notwithstanding Landlord's obligation to provide security personnel and an electronic card access system, Landlord shall not be liable for damage to property of Tenant in the Premises or for injury to person unless such damage or injury is caused by the negligence of Landlord, Landlord's agents, employees, contractors, subcontractors, invitees, licensees or other authorized representatives. Tenant, at Tenant's sole cost, expense and responsibility, may install additional electronic card devices and systems within the Premises and at the access points to the stairwells provided such devices and systems are compatible with Landlord's electronic card access system.

9.       OPERATING EXPENSES AND TAXES

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         9.1    DEFINITIONS. As used in this Article 9, the words and terms which follow shall have the meanings set forth below:

         (a) "REAL ESTATE TAXES" shall mean the real estate taxes and other taxes, levies and assessments imposed upon Unit 300 of the Condominium, and upon any personal property of Landlord used in the operation of Unit 300, or on Landlord's interest in Unit 300 or such personal property (provided that to the extent such taxes, levies, and assessments are still assessed against the Condominium as a whole, such amounts shall be allocated among all Units comprising the Condominium based on the assessor's records or, if the records do not provide a separate allocation, based on square footage of the buildings in question) unless Landlord reasonably determines that such allocation should be made on another reasonable basis; charges, fees and assessments for transit, housing, police, fire or other services or purported benefits to Unit 300; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of Unit 300 or based upon rentals derived therefrom, which are or shall be imposed by federal, state, county, municipal or other governmental authorities. Taxes shall not include any inheritance, estate, succession, gift, franchise, rental, income or profit tax, capital stock tax, capital levy or excise, or any income taxes arising out of or related to the ownership and operation of the Building or Condominium, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute "Taxes," whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute "Taxes," but only to the extent calculated as if the Condominium were the only real estate owned by Landlord. "Taxes" shall also include reasonable expenses (including without limitation legal and consultant fees) of tax abatement or other proceedings contesting assessments or levies.

         (b) "TAX PERIOD" shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority (i.e., as mandated by the governmental taxing authority), any portion of which period occurs during the term of this Lease, the first such Period being the one in which the Rent Commencement Date occurs.

         (c) "OPERATING YEAR": shall mean a calendar year in which occurs any part of the term of this Lease.

         (d)    Operating Costs

                (i) "BUILDING OPERATING COSTS" shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation and management of the Building, for repair and replacements, cleaning and maintenance of the non-retail portion of the Building, including, without limitation, vehicular and pedestrian passageways serving the Building, related equipment, facilities and appurtenances and cooling and heating equipment. For costs and expenditures made by Landlord in connection with the Building as a whole, Landlord shall make a reasonable allocation thereof between the retail and non-retail portions of the Building. A portion of Condominium Operating Costs shall be included in Building Operating Costs in accordance with Section 9.1(d). Building Operating Costs shall include without limitation, specifically included Operating Costs, but shall not include Excluded Costs.

                (ii) "CONDOMINIUM OPERATING COSTS" shall mean all costs incurred and expenditures of whatever nature made in the operation and management, repair, replacement, cleaning and maintenance of the common areas of the Condominium, exclusive of the Garage, the Building, and the other buildings in the Condominium. To the extent that a cost included in Condominium Operating Costs is also allocable to property other than the Condominium, such cost shall be equitably allocated

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to each parcel of property which benefits from such cost. The allocation of costs and expenditures among the various buildings in the Condominium shall be on the basis of the ratio of the total rentable square feet of each building in the Condominium to the total rentable square feet of the Condominium, unless such allocation would result in a disproportionate charge (x) based upon the manner in which any subsequent building in the Condominium is measured relative to the manner in which the Building was measured, in which case the allocation shall be made equitably among the buildings of the Condominium, or (y) based upon the relative usage of the service on which such cost is based, in which case such allocation shall be based upon such relative usage. Condominium Operating Costs shall include, without limitation, Specifically Included Operating Costs (hereinafter defined) but shall not include Excluded Costs.

                (iii) Subject to the Excluded Costs definition, the qualifications on reimbursable Building Operating Costs and Condominium Operating Costs set forth in this Section 9.1, and except as otherwise expressly excluded from the definition of Building Operating Costs and Condominium Operating Costs pursuant to the provisions of this Lease, Operating Costs shall include, but not be limited to, the following:

                      (A) TAXES. Sales taxes and Federal Social Security, Unemployment and Old Age Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by Landlord on account of all employees of Landlord and/or Landlord's managing agent, who are employed in, about or on account of the Building and/or Condominium (to the extent that the underlying wages or salaries are included in Building Operating Costs or Condominium Operating Costs, as the case may be), except that taxes levied upon the net income of Landlord and taxes withheld from employees.

                      (B) WATER. All charges and rates connected with water supplied to the Premises, the Building and/or the common areas of the Condominium and related sewer use charges not otherwise paid by other tenants of the Condominium or by Tenant directly in accordance with Article 8 of this Lease.

                      (C) HEAT AND AIR CONDITIONING. The cost of electricity connected with heat and air conditioning supplied to the common areas of the Building and/or Condominium, and all other charges connected with heat and air conditioning supplied to the Premises, Building and/or Condominium not paid by Tenant directly in accordance with Article 8 of this Lease.

                      (D) WAGES. Wages and cost of all employee benefits of all employees of Landlord and/or Landlord's managing agent who are employed in, about or on account of the Building and/or Condominium provided that wages and costs for employees who also work on other properties shall be allocated to the Condominium based upon the proportion of their time spent working on the Condominium and then allocated to the Building and then to the Premises on a square foot basis.

                      (E) CLEANING. The cost of labor and material for cleaning the office areas of the Building and/or Condominium (but excluding any cost to clean laboratory areas), surrounding areaways and windows in the Building and/or Condominium, and common areas of the Condominium including, without limitation, the services listed on Exhibit 4.

                      (F) ELEVATOR MAINTENANCE. All expenses for or on account of the upkeep and maintenance of all elevators in the Building.

                      (G) ELECTRICITY. The cost of all electric current for the operation of any machine, appliance or device used for the operation of the Premises and the Building and/or common areas of the Condominium, including the cost of electric current for the elevators, lights, air conditioning and heating, but not including electric current which is paid for directly to the utility by the user/tenant in the Premises and/or Condominium. (If and so long as Tenant is billed by Landlord for its own consumption of electricity for lights and plugs as determined by its separate meter or by submeter, then Operating Costs shall include only public area electric current consumption and electricity for base building HVAC and not any Premises electric current consumption for lights and plugs.) Wherever separate metering is unlawful, prohibited by utility company regulation or tariff or is otherwise impracticable, relevant consumption figures for the purposes of this Article 9 shall be determined by fair and reasonable allocations and engineering estimates made by Landlord.

                      (H) INSURANCE, ETC. Fire, casualty, liability and such other insurance as may from time to time be actually carried by Landlord or reasonably required by lending institutions on first-class office/laboratory/research and development buildings in the City of Cambridge and all other expenses customarily incurred in connection with the operation and maintenance of first-class suburban office/ laboratory/research and development buildings in the Kendall Square area.

                      (I) MANAGEMENT SPACE. Market rate rental costs associated with the Condominium's management office.

                      (J) CONDOMINIUM AMENITIES. The cost of operating any amenities in the Condominium available to all tenants of the Condominium including, without limitation, any cafeteria. The costs to be included in Condominium Operating Costs shall include any subsidy, including lower than market rate rent, provided by Landlord for or with respect to the Grove Restaurant or any comparable replacement.

         (e) "EXCLUDED COSTS" shall be defined as (i) mortgage charges (including interest, principal, points and fees); (ii) brokerage commissions;
(iii) salaries of executives and owners not directly employed in the management/operation of the Condominium; (iv) the cost of work done by Landlord for a particular tenant; (v) subject to Subsection 9.4 below, such portion of expenditures as are not properly chargeable against income; (vi) the costs of Landlord's Work and any contributions made by Landlord to any tenant of the Condominium in connection with the build-out of its premises; (vii) the cost of soil and groundwater testing attributable to environmental conditions existing as of the date of this Lease or caused by Landlord, its agents and employees or any tenant or occupant of the Condominium; (viii) franchise or income taxes imposed on Landlord; (ix) costs paid directly by individual tenants to suppliers, including tenant electricity, telephone and other utility costs; (x) the cost of any repairs made by Landlord pursuant to the damage or condemnation articles in the Lease; (xi) increases in premiums for insurance when such increase is caused by the use of the Building by Landlord or any other tenant of the Building; (xii) costs or taxes relating to the ownership, operation, maintenance or repair of the Parking Garage, other than as set forth in Section
2.3 of the Lease; (xiii) maintenance and repair of capital items not a part of the Building or the Condominium; (xiv) depreciation of the buildings comprising the Condominium; (xv) costs relating to maintaining Landlord's existence as a corporation, partnership or other entity; (xvi) advertising and other fees and costs incurred in procuring tenants; (xix) the cost of any items for which Landlord is reimbursed by insurance, condemnation awards, refund, rebate or otherwise, and any expenses for repairs or maintenance to the extent covered by warranties, guaranties and service contracts; (xvii) any costs representing an amount paid to any entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (xviii) payments for rented equipment, the cost of which would constitute a Capital Expenditure if the equipment were purchased; (xix) costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants; and (xx) any rent subsidy other than for Landlord's management office and for the Grove Restaurant or any comparable replacement.

         (f) "CAPITAL INTEREST RATE" shall be defined as an annual rate of either one percentage point over the AA Bond rate (Standard & Poor's corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

         (g) "ANNUAL CHARGE-OFF" shall be defined as the annual amount of principal and interest payments which would be required to repay a loan ("CAPITAL LOAN") in equal monthly installments over the Useful Life (hereinafter defined), of the capital item in question on a direct reduction basis at an annual interest rate equal to the Capital Interest Rate (hereinafter defined), where the initial principal balance is the cost of the capital item in question.

         (h) "USEFUL LIFE" shall be reasonably determined by Landlord in accordance with GAAP in effect at the time of acquisition of the capital item. Notwithstanding the foregoing, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Condominium operating expenses including, without limitation, energy-related costs, and that such annual projected savings will exceed the Annual Charge-Off of Capital Expenditures computed as aforesaid, then and in such events, the Annual Charge-Off shall be determined based upon a Useful Life which would cause the principal and interest payments in a full repayment of the Capital Loan in question to equal the amount of projected savings of such Useful Life.

         9.2    TAX PAYMENT.

         (a) Tenant shall pay, as additional Rent, Tenant's Tax Percentage Share of Real Estate Taxes. Landlord may make a good faith estimate of the Real Estate Taxes to be due by Tenant for any calendar year or part thereof during the Term, and Tenant shall pay to Landlord, on the Rent Commencement Date and on the first (1st) day of each calendar month thereafter, an amount equal to the estimated Real Estate Taxes for such Tax Period or part thereof divided by the number of months therein. No more than one time per year, Landlord may estimate and re-estimate the Real Estate Taxes to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Real Estate Taxes payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Real Estate Taxes as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Real Estate Taxes are available for each Tax Period. If the total of such monthly remittances on account of any Tax Period is greater than the actual Real Estate Taxes due for such Tax Period, Tenant may credit the difference against the next installment of rental or other charges due to Landlord hereunder, except that if such difference is determined after the end of the term of this Lease, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than the actual Real Estate Taxes for such Tax Period, Tenant shall pay the difference to Landlord within thirty (30) days of Tenant's receipt of the bill, which obligation shall survive the expiration or earlier termination of this Lease. Landlord's estimate for the next Tax Period shall be based upon the actual Real Estate Taxes attributable to the Building for the prior Tax Period plus a reasonable adjustment based upon estimated increases in Real Estate Taxes. In the event that Payments in Lieu of Taxes ("PILOT"), instead of or in addition to Real Estate Taxes, are separately assessed to certain portions of the Building or the Condominium including the Premises, Tenant agrees, except as otherwise expressly provided herein to the contrary, to pay to Landlord, as additional rent, the portion of such PILOT attributable to the Premises, or Tenant's Tax Percentage Share of such PILOT, in the same manner as provided above for Real Estate Taxes; provided that such PILOT shall in no event exceed the amount of Real Estate Taxes that would otherwise be due from Tenant hereunder.

         (b) EFFECT OF ABATEMENTS. Appropriate credit against Real Estate Taxes or PILOT shall be given for any refund obtained by reason of a reduction in any Real Estate Taxes by the Assessors or the administrative, judicial or other governmental agency responsible therefor. The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Article 9.2 shall be based on the original assessed valuations with adjustments to be made at a later date when the tax or PILOT refund, if any, shall be paid to Landlord by the taxing authorities. Expenditures for reasonable legal fees and for other reasonable expenses incurred in obtaining the tax or PILOT refund may be charged against the tax or PILOT refund before the adjustments are made for the Tax Period.

         9.3    PAYMENT OF BUILDING OPERATING COSTS.

         (a) Tenant shall pay, as additional rent, its Percentage Share of Building Operating Costs. Landlord may make a good faith estimate of the Building Operating Costs to be due from Tenant for any Operating Year or part thereof during the Term based upon Landlord's pro forma budget, a copy of which shall be delivered to Tenant when available, and Tenant shall pay to Landlord, on the Rent Commencement Date for each floor of the Premises and on the first
(1st) day of each calendar month thereafter, an amount equal to the estimated Building Operating Costs for such Operating Year and or part thereof divided by the number of months therein. Not more than once per year, Landlord may estimate and re-estimate the Building Operating Costs to be due from Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Building Operating Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Building Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Building Operating Costs are available for each Operating Year.

         (b) Landlord shall, within one hundred twenty (120) days after the end of each Operating Year, deliver to Tenant a reasonably detailed statement ("YEAR END STATEMENT") of the actual amount of Building Operating Costs for such Operating Year. If the total of such monthly remittances on account of any Operating Year is greater than the actual Building Operating Costs for such Operating Year, Tenant may credit the difference against the next installment of rent or other charges due to Landlord hereunder, except that if such difference is determined after the end of the term of this Lease, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than actual Building Operating Costs for such Operating Year, Tenant shall pay the difference to Landlord within thirty (30) days of Tenant's receipt of Landlord's bill therefor, which obligation shall survive the expiration or earlier termination of this Lease. Landlord's estimate for the next Operating Year shall be based upon the actual Building Operating Costs for the prior Operating Year as reflected in the Year-End Statement plus a reasonable adjustment based upon estimated increases in Building Operating Costs.

         9.4    CAPITAL EXPENDITURES.

         (a) REPLACEMENTS. If, during the term of this Lease, Landlord shall replace any capital items or make any capital expenditures (collectively, "CAPITAL EXPENDITURES") the total amount of which (net of any warranty claims) is not properly includable in Operating Costs for the Operating Year in which they were made, in accordance with generally accepted accounting principles and practices ("GAAP") in effect at the time of such replacement, there shall nevertheless be included in such Operating Costs and in Operating Costs for each succeeding Operating Year the amount, if any, by which the Annual Charge-Off (determined as hereinafter provided) of such Capital Expenditure (less insurance proceeds, if any, collected by Landlord by reason of damage to, or destruction of the capital item being replaced) exceeds the Annual Charge-Off of the Capital Expenditure for the item being

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replaced.

         (b) NEW CAPITAL ITEMS. If a new capital item is acquired which does not replace another capital item which was worn out, has become obsolete, etc., and such new capital item being acquired is either (i) required by law enacted after the date of this Lease or (ii) reasonably projected to reduce Operating Costs, then there shall be included in Operating Costs for each Operating Year in which and after such capital expenditure is made the Annual Charge-Off of such capital expenditure.

         9.5 PART YEARS. If any Rent Commencement Date or if the Termination Date occurs in the middle of an Operating Year or Tax Period, Tenant shall be liable for only that portion of the Operating Costs or Taxes, as the case may be, in respect of such Operating Year or Tax Period represented by a fraction the numerator of which is the number of days of the herein term (commencing as of the applicable Rent Commencement Date) which falls within the Operating Year or Tax Period and the denominator of which is three hundred sixty-five (365), or the number of days in said Tax Period, as the case may be. Any credit pursuant to Section 9.3(b) for the years in which any Rent Commencement Date or the Termination Date occur shall be similarly pro-rated.

         9.6 ADJUSTMENT OF OPERATING COSTS BASED UPON OCCUPANCY. Intentionally deleted.

         9.7 DISPUTES, ETC. Any disputes arising under this Article 9 may, at the election of either party, be submitted for dispute resolution as provided in Section 28.5 below. Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined and be due.

         9.8 AUDIT RIGHT. After giving Landlord at least thirty (30) days' prior written notice thereof, Tenant may inspect or audit Landlord's records relating to Building Operating Costs for any periods of time within the previous calendar year before the audit or inspection. However, no audit or inspection shall extend to periods of time before the Term Commencement Date. If Tenant fails to object to the calculation of Tenant's Percentage Share of Building Operating Costs or Real Estate Taxes on the Year-End Statement within one hundred twenty (120) days after such statement has been delivered to Tenant, then Tenant shall be deemed to have waived its right to object to the calculation of Tenant's Percentage Share of Building Operating Costs for the year in question and the calculation of Tenant's Percentage Share of Building Operating Costs set forth on such statement shall be final. Tenant's audit or inspection shall be conducted only during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection. Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. If such inspection or audit reveals that an error was made in the calculation of Tenant's Percentage Share of Building Operating Costs previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs,or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within thirty (30) days after notification thereof. Tenant shall maintain the results of any such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (A) reasonably acceptable to Landlord, (B) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection, and (C) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential.

         9.9 TENANT'S RIGHT TO ASSUME RESPONSIBILITY FOR CLEANING OFFICE AREAS. Notwithstanding anything to the contrary set forth herein, Tenant shall have the right at any time during the term of this Lease, upon sixty (60) days' prior written notice to Landlord, to elect to assume responsibility for cleaning the office areas of the Premises. If Tenant so elects, Tenant shall thereafter be responsible, at Tenant's sole cost and expense, for cleaning all areas of the Premises (office and

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laboratory areas) to a standard reasonably comparable to other combination laboratory/office buildings in the greater Cambridge area with a service provider reasonably acceptable to Landlord. Effective as of the date Tenant assumes such responsibility, Tenant's Percentage Share of Building Operating Costs shall be appropriately reduced to reflect the shift of responsibility for cleaning the office areas of the Premises to Tenant.

10.      CHANGES OR ALTERATIONS BY LANDLORD

         10.1 Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Condominium, the Building (including the Premises but, with respect to the Premises, only for purposes of repairs, maintenance, replacements and other rights expressly reserved to Landlord in this Lease and then subject to the additional restrictions set forth in Section 17.2 hereof) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, provided, however, that there be no unreasonable or material obstruction of the right of access to, or unreasonable or material interference with the use and enjoyment of, the Premises by Tenant. Landlord expressly reserves the right to temporarily close all, or any portion, of the common areas of the Condominium for the purpose of making repairs or changes thereto. In addition, Landlord may at any time or from time to time construct additional improvements in all or any part of the Condominium, including, without limitation, adding additional buildings to the Condominium or changing the location or arrangement of any improvement in the Condominium or all or any part of the common areas thereof, or add or deduct any land to or from the Condominium; provided that any improvements shall be of equal or better quality than the portions altered and there shall be no material increase in Tenant's obligations or material interference with Tenant's rights under this Lease in connection with the exercise of the foregoing reserved rights.

         Nothing contained in this Article 10 shall be deemed to relieve
Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right at any time and from time to time to change the name or address of the Building or the Condominium provided Landlord gives Tenant at least six (6) months' prior written notice thereof.

         10.2 Subject to the provisions of Section 8.8 hereof, during the performance of demolition or renovation of existing buildings and construction of new buildings by Landlord in the Condominium, Landlord, its agents, employees and contractors shall use reasonable efforts to minimize any interference with Tenant's use and occupancy of the Premises.

11.      FIXTURES, EQUIPMENT AND IMPROVEMENTS--REMOVAL BY TENANT

         All fixtures (which expressly includes for purposes of this Section fume hoods and laboratory benches), equipment, improvements and appurtenances attached to or built into the Premises prior to or during the term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the Premises and shall not be removed by Tenant during or at the end of the term unless Landlord authorizes such removal or otherwise elects to require Tenant to remove such fixtures, equipment, improvements and appurtenances, in accordance with Articles 12 and/or 21 of the Lease; provided, however, that Tenant shall have the right to remove (at Tenant's expense) the items of Tenant's Removable Property listed on Exhibit 8, attached hereto (as same may be updated from time to time by Tenant with the approval of Landlord), provided that such removal

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shall not materially damage the Premises or the Building and that the cost of repairing any damage to the Premises or the Building arising from installation or such removal shall be paid by Tenant. Nothing in this Lease shall be construed to permit Tenant to grant any interest whatsoever in any fixtures within the Premises without the consent of Landlord. All electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, shall be deemed to be included in such fixtures, improvements and appurtenances, whether or not attached to or built into the Premises. Where not built into the Premises, all removable electric fixtures, carpets, drinking or tap water facilities, furniture, or trade fixtures or business or laboratory equipment or Tenant's inventory or stock in trade shall not be deemed to be included in such fixtures, improvements and appurtenances and may be, and upon the request of Landlord will be, removed by Tenant upon the condition that such removal shall not materially damage the Premises or the Building and that the cost of repairing any damage to the Premises or the Building arising from installation or such removal shall be paid by Tenant. Nothing in this Section 11 shall prohibit Tenant from relocating any of any fume hoods and laboratory benches installed within the Premises from time to time during the term of this Lease.

12.      ALTERATIONS AND IMPROVEMENTS BY TENANT

         12.1 Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the Premises (OTHER THAN (x) Tenant's Work which shall be governed by the provisions of Article 4 above, and
(y) non-structural alterations costing less than $50,000 in any one instance) without Landlord's prior written consent and then only those made by contractors or mechanics approved by Landlord. No installations or work shall be undertaken or begun by Tenant until: (i) Landlord has approved written plans and specifications and a time schedule for such work; (ii) Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures approved by Landlord; and (iii) if required by Landlord for the applicable alteration or installation, Tenant has procured appropriate surety payment and performance bonds. No amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Landlord's consent and approval required under this Article 12 shall not be unreasonably withheld, conditioned or delayed; except for matters of aesthetics relating to changes or alterations to the Rooftop Premises, which shall be determined in Landlord's sole discretion. Landlord's approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of Tenant's plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the Premises including, without limitation, furniture, carpeting, copiers, laser printers, computers and refrigerators unless otherwise agreed by Landlord in writing. Any such work, alterations, decorations, installations, removals, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time reasonably designate. If Tenant shall make any alterations, decorations, installations, removals, additions or improvements to the Premises other than the specific exceptions set forth in this Section 12.1, then Landlord may elect to require Tenant at the expiration or sooner termination of the term of this Lease to restore the Premises to substantially the same condition as existed at the time of the alteration, decoration, installation, removal, addition or improvement. Landlord agrees to make such election at the time that Landlord approves Tenant's plans for any such alterations, etc., if Tenant requests in writing that Landlord make such election at the time that Tenant requests Landlord's approval of such alterations, etc.

         12.2   Tenant shall pay to Landlord, as additional rent, within ten
(10) days after demand therefor, third-party charges (which shall be reasonably based on Tenant's usage) for the use of elevators and/or hoisting in connection with the performance of any Tenant alterations. Landlord and Tenant recognize that to the extent Tenant elects to perform some or all of Tenant's alterations during times other than normal construction hours, Landlord will need to make arrangements to have supervisory personnel on site. Accordingly, Landlord and Tenant agree as follows: Tenant shall give Landlord at least twenty-four (24) hours' notice of any time outside of normal construction hours when Tenant intends to perform portions of Tenant's alterations. Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for the cost of Landlord's supervisory personnel overseeing the After Hours Work. In addition, if construction during the normal construction hours unreasonably disturbs other tenants of the Building or the Condominium, in Landlord's sole discretion, Landlord may require Tenant to stop the performance of Tenant's alterations during normal construction hours and to perform the same after hours, subject to the foregoing requirement to pay for the cost of Landlord's supervisory personnel.

         12.3 Tenant shall have the right, during the term of the Lease, to use the internal stairwells of the Building to provide access for Tenant's employees between the floors of the Premises provided that such use is permitted by applicable law.

13. TENANT'S CONTRACTORS-MECHANICS' AND OTHER LIENS-STANDARD OF TENANT'S PERFORMANCE-COMPLIANCE WITH LAWS

         Whenever Tenant shall make any alterations, decorations, installations, removals, additions or improvements in or to the Premises pursuant to Article 12 hereof, Tenant will observe the following covenants and agreements:

         (a) Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.

         (b) In no event shall any material or equipment be incorporated in or added to the Premises, so as to become a fixture or otherwise a part of the Building, in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. No installations or work shall be undertaken or begun by Tenant until (i) Tenant has made provision for written waiver of liens from all contractors, laborers and suppliers of materials for such installations or work, and taken other appropriate protective measures approved by Landlord; and (ii) Tenant has procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee and has filed lien bond(s) (in jurisdictions where available) on behalf of such contractors, laborers and suppliers. Any mechanic's lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) business days thereafter, at Tenant's expense by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor.

         (c) Tenant shall at all times comply with (i) applicable laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) applicable orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) Rules and Regulations of Landlord; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and approved by Landlord where Landlord's approval is required hereunder.

         (d) Unless Landlord and Tenant otherwise agree in writing, Tenant shall procure or cause others to procure on its behalf all necessary permits before undertaking any work in the Premises; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all applicable governmental requirements; and defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work unless caused by Landlord's negligence or willful misconduct. Tenant shall cause contractors employed by Tenant to carry Worker's Compensation Insurance in accordance with statutory requirements, Automobile Liability Insurance and, naming Landlord as an additional insured, Commercial General Liability Insurance covering such contractors on or about the Premises in the amounts stated in Article 15 hereof or in such other reasonable amounts as Landlord shall require and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

14.      REPAIRS BY TENANT--LABORATORY CLEANING AND WASTE REMOVAL-FLOOR LOAD

         14.1 REPAIRS BY TENANT. Tenant shall keep all and singular the Premises neat and clean and in such repair, order and condition as the same are in on the Term Commencement Date (or the 5th Floor Delivery Date with respect to the 5th Floor Premises) or may be put in during the term hereof, reasonable use and wearing thereof and damage by fire or by other casualty excepted. Tenant shall be solely responsible for the proper maintenance of all equipment and appliances operated by Tenant, including, without limitation, copiers, laser printers, computers and refrigerators. Tenant shall make, as and when needed as a result of misuse by, or neglect or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, invitees, or licensees or otherwise, all repairs in and about the Premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work. Provided Landlord first gives Tenant written notice and a reasonable opportunity to correct the problem, Landlord may elect, at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, or licensees.

         14.2 LABORATORY CLEANING, WASTE REMOVAL AND ANIMAL CARE. Tenant shall be responsible, at its sole cost and expense, for routine janitorial and trash removal services and other biohazard disposal services for the laboratory areas of the Premises. Such services shall be performed by contractors reasonably acceptable to Landlord and on a sufficient basis to ensure that the laboratory areas of the Premises are at all times kept neat, clean and free of trash, Hazardous Materials and biohazards except in appropriate, specially marked containers reasonably approved by Landlord. In addition, Tenant shall be responsible, at Tenant's sole cost and expense, for the care and safe storage of any animals housed within the Premises, including without limitation all animal husbandry and custodial services with respect thereto.

         14.3 FLOOR LOAD--HEAVY MACHINERY. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. Other than in connection with Tenant's Work, Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without giving Landlord prior written notice thereof and observing all of Landlord's Rule and Regulations with respect to the same. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Proper placement of all such business machines, etc., in the Premises shall be Tenant's responsibility.

         14.4 ANIMAL TRANSPORTATION. No animals, animal waste, food or supplies relating to the animals maintained from time to time in the animal storage areas of the Premises shall be transported within the Building except as provided in this Section 14.4. All deliveries of animals or animal food or supplies to Tenant at the Building shall be made prior to 11:00 a.m. No transportation of animals, animal waste, food or supplies within the Building shall occur between the hours of 11:00 a.m. and 1:00 p.m. At all times that animals are transported within the Condominium common areas or within the Building, they shall be transported in an appropriate cage or other container. At no time shall any animals, animal waste, food or supplies relating to the animals be brought into, transported through, or delivered to the lobby of the Building or be transported within the Building in elevators other than the Freight Elevator.

15.      INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

         15.1 GENERAL LIABILITY INSURANCE. Tenant shall procure, and keep in force throughout the Term (and for so long thereafter as Tenant remains in occupancy) and pay for Commercial General Liability Insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or its contractors enter the Premises in accordance with Article 4 of this Lease, of not less than Two Million Dollars ($2,000,000) in the event of personal injury to any number of persons or damage to property, arising out of any one occurrence, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord and are customarily carried by responsible similar tenants in the City of Cambridge with similar laboratory and live animal use and rooftop equipment. Tenant shall also carry umbrella liability coverage in an amount of no less than Thirteen Million Dollars ($13,000,000). Such policy shall also include contractual liability coverage covering Tenant's liability assumed under this Lease.

         15.2 CASUALTY INSURANCE. Tenant shall take out and maintain throughout the Term a policy of fire, vandalism, malicious mischief, extended coverage and so-called "all risk" coverage insurance insuring (i) all items or components of Tenant's Work or alterations, additions and/or improvements which Tenant is by this Lease either entitled to or required to remove upon the expiration or earlier termination of this Lease, and (ii) Tenant's Property (hereinafter defined) for the benefit of Landlord and Tenant, as their respective interests may appear, in an amount equal to the replacement value thereof. Landlord shall be named as a certificate holder on such policy. Tenant shall also take out and maintain a policy of business interruption insurance throughout the term of this Lease sufficient to cover at least twelve (12) months of rent due hereunder and Tenant's business losses during such 12-month period.

         15.3 PERSONAL PROPERTY INSURANCE. During the term of this Lease, Tenant shall keep all of Tenant's Property and all items or components of Tenant's Work or any Alterations to the Premises which Tenant is by this Lease either entitled to or required to remove upon the expiration or earlier termination of this Lease ("TENANT-INSURED ITEMS") insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to one hundred percent (100%) replacement cost value. Such Tenant's insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time and shall name Landlord as an additional insured; and the proceeds thereof shall be used only for the replacement or restoration of all Tenant-Insured Items.

         15.4 FORM OF INSURANCE. The insurance required pursuant to Sections 15.1,15.2 and 15.3 shall be effected with insurers approved by Landlord, with a rating of not less than "A-XI" in the current BEST'S INSURANCE REPORTS, and authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies, and with respect to the insurance required pursuant to
Section 15.1, such insurance policy shall name Landlord, Landlord's managing agent and persons claiming by, through or under them, if any, as additional insureds. Such insurance shall provide that it shall not be canceled or modified without at least thirty (30) days' prior written notice to each insured named therein. On or before the time Tenant and/or its contractors enter the Premises in accordance with Articles 4 and 14 of this Lease and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, original copies of the policies provided for in Sections 15.1, 15.2 and 15.3 issued by the respective insurers, or binders of such policies setting forth in full the provisions thereof and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such policies shall upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the Premises.

         15.5 INDEMNIFICATION. Tenant will save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority arising from the Tenant's breach of the Lease or:

         (a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (except to the extent the same is caused by Landlord, its agents, contractors or employees);

         (b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the Premises) in or about the Building or Condominium (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building or Premises) to the extent arising out of the use or occupancy of the Building or Premises by the Tenant, or by any person claiming by, through or under Tenant, to the extent on account of or based upon the fault, negligence or misconduct of Tenant, its agents, employees or contractors; and

         (c) On account of or based upon (including monies due on account of)any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the Premises during the term of this Lease and during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the Premises.

         (d) Tenant's obligations under this Article 15.5 shall be insured either under the Commercial General Liability Insurance required under Article 15.1, above, or by a contractual insurance rider or other coverage; and certificates of insurance in respect thereof shall be provided by Tenant to Landlord upon request.

         15.6 PROPERTY OF TENANT. In addition to and not in limitation of the foregoing, Tenant

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covenants and agrees that, to the maximum extent permitted by law, all Tenant's
Rooftop Equipment, merchandise, furniture, fixtures (excluding fixtures referenced in the first sentence of Section 11 above) and property of every kind, nature and description related or arising out of Tenant's leasehold estate hereunder, which may be in or upon the Premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto (collectively, "TENANT'S PROPERTY"), shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever no part of said damage or loss shall be charged to, or borne by, Landlord, except, subject to Article
15.10 hereof, to the extent such damage or loss is due to the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors, in which case Landlord shall bear the loss or damage.

         15.7 BURSTING OF PIPES, ETC. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees, and then, where notice and an opportunity to cure are appropriate (i.e., where Tenant has an opportunity to know or should have known of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition) only after (i) notice to Landlord of the condition claimed to constitute negligence and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. In no event shall Landlord be liable for any loss which is covered in full by Tenant's insurance or is required to be so covered by this Lease (or if only partially covered by insurance, then Landlord shall not be liable to the extent of such coverage); nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building.

         15.8 REPAIRS AND ALTERATIONS--NO DIMINUTION OF RENTAL VALUE. Except as otherwise provided in Section 8.8(b) and Articles 18 and 19 hereof, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements made by Landlord, or any related work, Tenant or others in or to any portion of the Building or Premises or any property adjoining the Building, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building, or of the Premises, or in or to the fixtures, appurtenances or equipment thereof.

         15.9 LANDLORD'S INSURANCE. Landlord shall take out and maintain in force throughout the Term, in a company or companies authorized to do business in Massachusetts, property insurance on the Building (exclusive of Tenant's Property and all items or components of Tenant's Work or any Alterations to the Premises which Tenant is by this Lease either entitled to or required to remove upon the expiration or earlier termination of this Lease, as to which Tenant is required to maintain insurance pursuant to Sections 15.2 and 15.3 above) in an amount equal to the full replacement value of the Building (exclusive of foundations and those items set forth in the preceding parenthetical in this sentence), covering all risks of direct physical loss or damage and so-called "EXTENDED COVERAGE" risks. This insurance may be maintained in the form of a blanket policy covering the Building as well as other properties owned by Landlord. Notwithstanding the foregoing provisions of this Section 15.9,

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Landlord shall have the right, at any time during the Term, to self-insure all or any portion of the coverages required by this Section.

         15.10 WAIVER OF SUBROGATION; MUTUAL RELEASE. (a) To the extent to which a waiver of subrogation clause is available, Landlord and Tenant shall obtain a provision in all insurance policies carried by such party covering the Premises, including but not limited to contents, fire and casualty insurance, expressly waiving any right on the part of the insurer against the other party. If extra cost is chargeable for such provision, then Tenant shall pay such extra charge. Notwithstanding the foregoing, with respect to such portion of the Term during which Landlord elects to self-insure under Section 15.9 above, then for purposes of this Section 15.10 and Section 18.1 hereof, Landlord shall be deemed to have maintained fire and all-risk coverage in an amount equal to one hundred (100%) percent of the replacement value of the Building with a waiver of subrogation clause contained therein.

         (b) All claims, causes of action and rights of recovery for any damage to or destruction of persons, property or business which shall occur on or about the Premises, the Building or the Condominium, which result from any of the perils insured under any and all policies of insurance maintained by Landlord or Tenant, are waived by each party as against the other party, and the officers, directors, employees, contractors, servants and agents thereof, regardless of cause, including the negligence of the other party and its respective officers, directors, employees, contractors, servants and agents, but only to the extent of recovery, if any, under such policy or policies of insurance; PROVIDED, HOWEVER, that (i) this waiver shall be null and void to the extent that any such insurance shall be invalidated by reason of this waiver, and (ii) with respect to such portion of the Term during which Landlord elects to self-insure under Section 15.9 above, then for purposes of this Section 15.10(b) and Section 18.1 hereof, Landlord shall be deemed to have maintained fire and all-risk coverage in an amount equal to the full insurable value of the Building. The foregoing waiver shall apply to the extent of any amount that would have been recoverable under such deemed coverage.

         15.11 LANDLORD'S INDEMNITY. Landlord will save Tenant, its agents and employees, harmless and will exonerate, defend and indemnify Tenant, its agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of or based upon any injury to person, or loss of or damage to property, sustained or occurring in or about the Building or Condominium to the extent arising out of the fault, negligence or misconduct of Landlord, its agents, employees or contractors.

16.      ASSIGNMENT, MORTGAGING AND SUBLETTING

         16.1. Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than as stated in Exhibit 1, or be sublet, or offered or advertised for subletting.

         16.2. Notwithstanding anything to the contrary in the Lease contained, except to the extent set forth in Section 16.3 below:

                (a) Tenant shall, prior to offering or advertising the Premises, or any portion thereof for sublease or assignment give Landlord a Recapture Offer, as hereinafter defined.

                (b) For the purposes hereof a "RECAPTURE OFFER" shall be defined as a notice in writing from Tenant to Landlord which:

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                      (i)   States that Tenant desires to sublet the Premises,
or a portion thereof, or to assign its interest in this Lease.

                      (ii) Identifies the affected portion of the Premises ("RECAPTURE PREMISES").

                      (iii) Identifies the period of time ("RECAPTURE PERIOD") during which Tenant proposes to sublet the Recapture Premises or to assign its interest in the Lease.

                      (iv) Offers to Landlord to terminate the Lease in respect of the Recapture Premises (in the case of a proposed assignment of Tenant's interest in the Lease or a subletting for the remainder of the term of the Lease) or to suspend the term of the Lease for the same period of time as the Recapture Period (i.e. the term of the Lease in respect of the Recapture Premises shall be terminated during the Recapture Period and Tenant's rental obligations shall be reduced in proportion to the ratio of the Total Rentable Area of the Recapture Premises to the Total Rentable Area of the Premises then demised to Tenant).

         (c) Landlord shall have twenty-one (21) business days to accept a Recapture Offer. If Landlord does not timely give written notice to Tenant accepting a Recapture Offer, then Landlord agrees that, subject to the provisions of Article 16, it will not unreasonably withhold or delay its consent to a sublease of the Recapture Premises for the Recapture Period, or an assignment of Tenant's interest in the Lease, as the case may be, to a Qualified Transferee, as hereinafter defined.

         (d) For the purposes hereof, a "QUALIFIED TRANSFEREE" shall be defined as a person, firm or corporation which, in Landlord's reasonable opinion:

                (i) is financially responsible and of good reputation (recognizing that Dyax Corp. and any subsequent assignees of the lease remain liable hereunder); and

                (ii) is engaged in a business, the functional aspects of which, with respect to the Premises, are similar to the Permitted Uses.

         (e) In the event that the proposed assignee or sublessee is then a tenant or subtenant of other premises in the Building or the Condominium (an "EXISTING TENANT"), then Tenant's written request for Landlord's consent to a sublease or assignment to such entity shall be deemed to constitute a second Recapture Offer to Landlord with respect to such proposed sublease or assignment, except that Landlord shall have fifteen (15) calendar days from the receipt of Tenant's written request for consent to such proposed sublease or assignment in which to give Tenant written notice that Landlord accepts such Recapture Offer.

         (f)    Notwithstanding anything to the contrary B contained in this
Section 16.2:

                (i) If Tenant is in default of its obligations under the Lease following receipt of any required notice and continuing beyond any applicable grace periods set forth in this Lease at the time that it makes the aforesaid offer to Landlord, such default shall be deemed to be a "reasonable" reason for Landlord withholding its consent to any proposed subletting or assignment; and

                (ii) If Tenant does not enter into a sublease with a subtenant (or an assignment to an assignee, as the case may be) approved by Landlord, as aforesaid, on or before the date which is one hundred eighty (180) days after the earlier of: (x) the expiration of said twenty-one (21) business day period, or (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant's offer to terminate or suspend the Lease, then Landlord shall have the right arbitrarily to withhold its consent to any subletting or assignment proposed to be entered into by Tenant after the expiration of said one hundred eighty (180) day period unless Tenant again offers, in accordance with this Section 16.2, either to terminate or to suspend the Lease in respect of the portion of the Premises proposed to be sublet (or in respect of the entirety of the Premises in the event of a proposed assignment, as the case may be). If Tenant shall make any subsequent offers to terminate or suspend the Lease pursuant to this Section 16.2, any such subsequent offers shall be treated in all respects as if it is Tenant's first offer to suspend or terminate the Lease pursuant to this Section 16.2, provided that the period of time Landlord shall have in which to accept or reject such subsequent offer shall be fourteen (14) business days.

         (g) Notwithstanding anything to the contrary herein contained, Tenant shall have no right, under this Section 16.2 hereof, prior to the date ("LOCKOUT EXPIRATION DATE") that is the earlier of (i) one (1) year after the Full Rent Commencement Date, and (ii) the date when Buildings 100, 300, 600 and 700 are one hundred percent (100%) leased.

         (h) No subletting or assignment shall relieve Tenant of its primary obligation as party-Tenant hereunder, nor shall it reduce or increase Landlord's obligations under the Lease.

         (i) From and after the Lockout Expiration Date, and provided that the Occupancy Requirement has been met, Tenant shall have the right to sublease to up to four (4) subtenants at any one time up to 24,122 rentable square feet of the Premises in the aggregate for a term not in excess of the remaining number of months in the Initial Term (each, a "PROTECTED SUBLEASE") without the requirement of giving Landlord a Recapture Notice with respect thereto. Each Protected Sublease shall, however, require Landlord's consent, which shall not be unreasonably withheld, conditioned or delayed for a sublease to a Qualified Transferee, as defined in Section 16.2(d) above, shall be subject to the provisions of Section 16.2(e) above allowing Landlord to recapture the relevant portion of the Premises in connection with subleases or assignments to Existing Tenants and the following additional restrictions: (x) there shall be no right to renew the Protected Sublease following the expiration of the Initial Term; and (y) Tenant shall pay Landlord 50% of the net (i.e., net of the reasonable and customary brokerage, legal, design and construction costs incurred by Tenant in connection with such Protected Sublease) amount of all rent and other consideration which Tenant receives as a result of a Protected Sublease that is in excess of the rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of any excess within ten (10) days after Tenant's receipt of such excess consideration.

         16.3   (a)   Notwithstanding anything to the contrary herein contained,
Tenant shall have the right, without obtaining Landlord's consent and without giving Landlord a Recapture Offer or to wait until the Lockout Expiration Date, to assign its interest in this Lease and to sublease the Premises, or any portion thereof, to an Affiliated Entity, as hereinafter defined, so long as such entity remains in such relationship to Tenant, and provided that prior to or simultaneously with such assignment or sublease, such Affiliated Entity executes and delivers to Landlord an Assumption Agreement, as hereinabove defined. For the purposes hereof, an "AFFILIATED ENTITY" shall be defined as any entity which is controlled by, is under common control with, or which controls Tenant. Notwithstanding anything to the contrary herein contained, it is hereby expressly understood and agreed, however, that if Tenant is a corporation, that the assignment or transfer of this Lease, and the term and estate hereby granted, to any corporation into which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of its stock or assets which corporation shall have a net worth at least equal to that of Tenant immediately prior to such merger or consolidation (such corporation being hereinafter called "ASSIGNEE"), shall not be deemed to be prohibited hereby, or to require Landlord's consent, or to require the furnishing of a Recapture Offer, if, and upon the express condition that Assignee and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby Assignee shall agree to be independently bound

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by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby Assignee shall expressly agree that the provisions of this Article 16 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers.

         (b) Notwithstanding anything contained herein, Tenant shall not be required to obtain Landlord's consent or to give a Recapture Offer or to wait until the Lockout Expiration Date, but shall give Landlord reasonable prior written notice, for a sublet of up to 4,000 Rentable Square Feet of the Premises in the aggregate to one or more Collaborator Companies. Any such sublet space within the Premises shall have access to the Building common areas only through Tenant's reception area and shall be for a term of no more than twelve (12) months in each instance and shall not be deemed to be a Protected Sublease. Tenant may request that a sublease with a Collaborator Company be extended for an additional period of up to twelve (12) months with the consent of Landlord, which consent shall not be unreasonably withheld conditioned or delayed. For purposes of this Section 16.3(b), a "COLLABORATOR COMPANY" shall mean Pericore Services or a third-party licensee of Tenant's intellectual property or technology or an entity with whom Tenant is engaged in a research collaboration. Tenant shall provide Landlord with reasonable evidence of its relationship with any Collaborator Company at the time it provides written notice of the sublet to such company.

         16.4 If Tenant is an individual who uses and/or occupies the Premises with partners, or if Tenant is a partnership, then:

         (a) Each present and future partner shall be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed; and

         (b) In confirmation of the foregoing, Landlord may (but without being required to do so) request (and Tenant shall duly comply) that Tenant, at the time that Tenant admits any new partner to its partnership, shall require each such new partner to execute an agreement in form and substance satisfactory to Landlord whereby such new partner shall agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed, without regard to the time when such new partner is admitted to partnership or when any obligations under any such covenants, etc., accrue.

         16.5 The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the Premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

         16.6 If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved then due and thereafter becoming due, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Any consent by Landlord to a particular assignment or subletting shall not in any way diminish the prohibition stated in the first sentence of this Article 16 or the continuing liability of Tenant named on Exhibit 1 as the party Tenant under this Lease. No assignment or subletting shall affect the purpose for which the Premises may be used as stated in Exhibit 1.

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         16.7   Tenant agrees that in no event shall this Lease be assigned, or all or any portion of the Premises be sublet, to any of the following entities:
Epix Corporation, Gardner Group, Inc.; META Group, Inc.; GIGA Information Group, Inc.; Jupiter Communications; The Yankee Group, a subsidiary of Primark Corporation; Odyssey Research; and Mainspring Communications, Inc.

17.      MISCELLANEOUS COVENANTS

         Tenant covenants and agrees as follows:

         17.1 RULES AND REGULATIONS. Tenant will faithfully observe and comply with the all rules and regulations promulgated by Landlord with respect to the Building, the Condominium, the Parking Garage and relating to construction within the Condominium, and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building (collectively, the "RULES AND REGULATIONS"). The current version of the Rules and Regulations is attached hereto as Exhibit 10. In the case of any conflict between the provisions of this Lease and any such additional rules and regulations, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees. Unless Landlord is required by governmental authority or insurance underwriter to impose a new safety program in the Condominium or Building or Tenant agrees in writing, which agreement with respect to de minimis increases in monetary obligations shall not be unreasonably withheld, conditioned or delayed, no subsequently adopted rule or regulation shall increase Tenant's monetary obligations under this Lease or affect Tenant's use and occupancy of the Premises in any material respect.

         17.2 ACCESS TO PREMISES--SHORING. (a) Tenant shall (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof; (ii) upon as much advance notice as is practical under the circumstances (except that no notice shall be required in emergency situations), permit Landlord and any mortgagee of the Building or the Building and land or of the interest of Landlord therein, and their representatives, to have free and unrestricted access to and to enter upon the Premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the Premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the Premises all necessary materials, tools and equipment); and (iii) permit Landlord, at reasonable times, upon reasonable advance notice, to show the Premises during ordinary business hours to any existing or prospective mortgagee, purchaser, or assignee of any mortgage, of the Building or of the Building and the land or of the interest of Landlord therein, and during the period of 12 months next preceding the Termination Date to any person contemplating the leasing of the Premises or any part thereof.

         (b) If Landlord's access to the Premises for any purposes permitted under this Lease requires Landlord to go through or work in any controlled or sensitive laboratory areas within the Premises, then, except in case of emergency, Landlord must be accompanied by a Tenant representative and Landlord shall use reasonable efforts to avoid any interference with Tenant's sensitive operations in connection therewith. Tenant shall make a representative available during normal business hours to provide access to the sensitive areas of the Premises. If Tenant or its designated representative shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be necessary due an emergency, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property and to the ongoing sensitive operations areas), and without in any manner affecting the obligations and covenants of this Lease.

         (c) Provided that Landlord shall incur no additional expense thereby, Landlord shall exercise its rights of access to the Premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant's use and occupation of the Premises. To the extent possible under the circumstances, Landlord shall schedule nonemergency access to and repairs and maintenance within the Premises outside of business hours. Subject to Section 15.10 hereof, if Landlord or its agents and employees damages any property of Tenant within the Premises or otherwise damages the Premises during any access permitted under this Lease, Landlord shall restore the same to its condition immediately prior to Landlord's access promptly following receipt of a reasonably detailed written notice from Tenant specifying such damage.

         (d) If an excavation shall be made upon land adjacent to the Premises or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claims for damages or indemnity against Landlord, or diminution or abatement of rent.

         17.3 ACCIDENTS TO SANITARY AND OTHER SYSTEMS. Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, acid waste neutralization systems, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises. Except as otherwise provided in Section 15.9 and Articles 18 and 19, and subject to Tenant's obligations in Article 14, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant. Tenant shall not be entitled to claim any eviction from the Premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the negligence of Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord; and in case of a claim of eviction unless such damage or defective condition shall have rendered the Premises untenantable and they shall not have been made tenantable by Landlord within a reasonable time.

         17.4   SIGNS, BLINDS AND DRAPES.

         (a) Tenant shall put no signs in any part of the Building. No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building. Landlord shall provide Tenant with the building standard blinds for each window within the Premises and Tenant shall install the same at Tenant's sole cost and expense. Tenant may not remove the building standard blinds without Landlord's prior written consent. Tenant may hang its own drapes, provided that they shall not in any way interfere with the building standard drapery or blinds or be visible from the exterior of the Building and that such drapes are so hung and installed that when drawn, the building standard drapery or blinds are automatically also drawn. Any signs or lettering in the public corridors or on the doors

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shall conform to Landlord's building standard design. Neither Landlord's name, nor the name of the Building or Condominium, or the name of any other structure erected therein shall be used without Landlord's consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

         (b) Provided that and for so long as the Occupancy Requirement continues to be met shall have the right to erect and maintain signage on the exterior of the Building (the "EXTERIOR SIGNAGE") as described in and subject to the restrictions contained in Exhibit 7 attached hereto, and as shown on the plan attached hereto as part of said Exhibit 7, provided (i) the Exterior Signage complies with all applicable laws and shall not interfere with Landlord's signage program for the Building and Condominium (and Tenant shall have obtained any necessary permits prior to erecting the Exterior Signage),
(ii) the Exterior Signage shall be located as shown on the plan contained in
Exhibit 7, (iii) the materials, design and lighting of the Exterior Signage, and any requested changes thereto, shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, and (iv) Tenant shall at all times maintain the Exterior Signage in good order and condition and shall remove the Exterior Signage at the expiration or earlier termination of the term hereof or upon Landlord's written demand after the failure of condition
(ii) above, and shall repair any damage to the Building caused by the Exterior Signage or its installation or removal. Tenant's signage rights pursuant to the foregoing provision shall be exclusive as to all portions of the Building; provided, however, that the retail tenant(s) of the Building shall have the right to erect signage not more than twenty (20) feet above ground level on the exterior of the side(s) of the Building on which their premises have window frontage. Any such signage by retail tenant(s) (x) shall be in accordance with all applicable law, and (y) with respect to the signage immediately facing Building 300 in the Condominium, so long as the Occupancy Requirement continues to be met, such signage shall be subject to Tenant's approval, which approval shall not be unreasonably withheld, delayed or conditioned. Landlord agrees, at Tenant's cost, to reasonably cooperate with Tenant in obtaining any necessary governmental approvals, permits, etc. in connection with the Exterior Signage. Tenant shall have the right, from time to time throughout the term of the Lease, to replace its signage (if any) with signage which is equivalent to the signage being replaced, subject to all of the terms and conditions of this Section 17.4 and Exhibit 7.

         (c) Landlord shall supply Building standard signage for Tenant within the directory in the Building lobby at Landlord's sole cost and expense. The cost to add any names of any Collaborator Company, subtenants or licensees occupying any portion of the Premises shall be subject to reasonable limits on the number of lines on the directory Landlord can provide and all such additional signage in the lobby directory shall be at Tenant's sole cost and expense.

         17.5 ESTOPPEL CERTIFICATE. Either party shall at any time and from time to time upon not less than thirty (30) days' prior notice by the other party, execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not the other party is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as the requesting party may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of any interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. Time is of the essence in respect of any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like. Tenant hereby appoints Landlord Tenant's attorney-in-fact in its name and behalf to execute such statement if Tenant shall fail to execute such statement within such thirty (30) day period.

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         17.6   PROHIBITED MATERIALS AND PROPERTY; ENVIRONMENTAL PROVISIONS .
(a) Tenant shall not bring or permit to be brought or kept in or on the Premises or elsewhere in the Building (i) any inflammable, combustible or explosive fluid, material, chemical or substance (except for standard office supplies stored in proper containers),; and (ii) any unique, unusually valuable, rare or exotic property, work of art or the like unless the same is fully insured under "special form" (f/k/a all-risk coverage). Tenant shall use reasonable care in connection with the use of any materials, appliances or equipment (including, without limitation, materials, appliances and equipment selected by Tenant for the construction or other preparation of the Premises and furniture and carpeting) so as not to pose any danger to life, safety or health or cause damage, injury or death. Notwithstanding the foregoing, Tenant may bring or permit to be brought or kept in or on the Premises the types and quantities of chemicals used in the ordinary course of Tenant's business operations, including certain Hazardous Materials (hereinafter defined), as specified on EXHIBIT 9 attached hereto and made a part hereof (the list attached as Exhibit 9, as same shall be updated from time to time in accordance with this Section 17.6(a), is hereinafter referred to as "TENANT CHEMICAL INVENTORY"). On or about each anniversary of the Full Rent Commencement Date, and on any earlier date during the 12-monh period on which Tenant intends to add a new Hazardous Material or materially increase the quantity of any Hazardous Material on the existing Tenant Chemical Inventory, Tenant shall submit to Landlord an updated Tenant Chemical Inventory for Landlord's review and approval, which approval shall not be unreasonably withheld, conditioned or delayed.

         (b) Tenant shall comply with all Environmental Laws and any rules, requirements and safety procedures of the Massachusetts Department of Environmental Protection, the City of Cambridge Fire Marshall and any insurer of the Condominium, Building or the Premises with respect to the use, storage and disposal of all Hazardous Materials listed on the Tenant Chemical Inventory within the Premises.

         (c) Tenant, at its sole cost and expense, shall comply with all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters (collectively, "ENVIRONMENTAL LAWS"), including, but not limited to, any discharge into the air, surface, water, sewers, soil or groundwater of any Hazardous Material (as hereinafter defined), whether within or outside the Premises, Building, Condominium or Parking Garage. As used herein, the term "HAZARDOUS MATERIAL" means (x) medical waste or "biohazard" materials, and (y) any hazardous, radioactive or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law. The term "HAZARDOUS MATERIAL" includes, without limitation, any material or substance which is (i) designated as a "hazardous substance" pursuant to Section 1311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section
6903), or (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601) or (iv) defined as "hazardous substance" or "oil" under Chapter 21E of the General Laws of Massachusetts, and "Environmental Laws" include, without limitation, the laws listed in the preceding clauses (i) through (iv).

         (d) Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises or otherwise in the Condominium by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord, except for standard office supplies stored in proper containers and the types and quantities of Hazardous Materials which are listed on Exhibit 9 attached hereto and made a part hereof provided that the same shall at all times be brought upon, kept or used in accordance with all applicable Environmental Laws, prudent environmental practice and (with respect to medical waste and so-called "biohazard" materials) good

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medical practice. Tenant shall be responsible for assuring that all such laboratory uses are adequately and properly vented, and Landlord shall have the right, from time to time, to inspect the Premises for compliance with the terms of this Section 17.6 at Tenant's cost and expense. Notwithstanding the foregoing, with respect to any of Tenant's Hazardous Materials which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws, prudent environmental practice and (with respect to medical waste and so-called "biohazard" materials) good medical practice, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the buildings or the Condominium until Tenant has demonstrated, to Landlord's reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material.

         (e) Any increase in the premium for necessary insurance on the Premises or the Condominium, to the extent such increase arises from Tenant's use and/or storage of these Hazardous Materials, shall be at Tenant's expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local government agency with jurisdiction.

         (f) If any lender or governmental authority requires testing to determine whether there has been any release of Hazardous Materials and such testing is required as a result of the acts or omissions of Tenant, then Tenant shall reimburse Landlord upon demand, as additional rent, for the reasonable costs thereof. Tenant shall execute affidavits, certifications and the like, as may be reasonably requested by Landlord from time to time concerning Tenant's best knowledge and belief concerning the presence of Hazardous Materials in or on the Premises, the Building or the Condominium. Landlord reserves the right to enter the Premises at reasonable times (provided twenty-four (24) hours' notice is given to Tenant, except in case of emergency) to inspect the same for Hazardous Materials.

         (g) Tenant hereby covenants and agrees to indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (collectively "LOSSES") which Landlord incurs arising out of contamination of any part of the Condominium or the Parking Garage or other adjacent property, which contamination arises as a result of:
(i) the presence of Hazardous Material in the Premises, the presence of which is caused by any act or omission of Tenant, any subtenant or assignee of Tenant; or their respective agents, employees, contractors, and licensees (collectively, "TENANT'S AGENTS"), or (ii) from a breach by Tenant of its obligations under this Section 17.6. This indemnification of Landlord by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises based upon the circumstances identified in the first sentence of this Section 17.6(g). The indemnification and hold harmless obligations of Tenant under this Section 17.6(g) shall survive any termination of this Lease. Without limiting the foregoing, if the presence of any Hazardous Material in the buildings or otherwise in the Condominium caused by Tenant, or Tenant's Agents results in any contamination of the Condominium or the Parking Garage or any adjacent property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Condominium or the Parking Garage or any adjacent property to their condition as of the date of this Lease, provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions, in Landlord's reasonable discretion, would not potentially have any materially adverse long-term or short-term effect on the Condominium, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws.

         17.7 REQUIREMENTS OF LAW--FINES AND PENALTIES. Tenant at its sole expense shall

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comply in all material respects with all applicable laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant's use or occupancy of the Premises. In addition, Tenant shall, at Tenant's sole expense, for so long as the Parking and Traffic Demand Management Plan dated May 9, 1999 as approved by (and subject to the conditions set for in such approval) the City of Cambridge on July 9, 1999 remains applicable to the Condominium, offer to subsidize mass transit monthly passes for all of its employees and otherwise cooperate with Landlord in encouraging employees to seek alternate modes of transportation. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Premises, it shall give prompt notice thereof to Landlord. Landlord shall comply with any laws, rules, orders, regulations, energy requirements ("Laws") and with any direction of any public office or officer relating to the maintenance or operation of the Building as an office building, and the costs so incurred by Landlord shall be included in Operating Costs in accordance with the provisions of Article 9.

         17.8 TENANT'S ACTS--EFFECT ON INSURANCE. Tenant shall not do or permit to be done any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason. Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the Premises in a manner which shall increase such insurance rates on the Building, or on property located therein, over that applicable when Tenant first took occupancy of the Premises hereunder. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant. To Landlord's knowledge, Tenant's use of the Premises for the Permitted Uses shall not cause a violation of any current insurance requirements or cause an increase in any insurance premiums paid by Landlord.

         17.9 MISCELLANEOUS. Tenant shall not suffer or permit the Premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced, nor permit any hole to be drilled or made in any part thereof. Tenant shall not suffer or permit any employee, contractor, business invitee or visitor to violate any covenant, agreement or obligations of Tenant under this Lease.

18.      DAMAGE BY FIRE, ETC.

         18.1 If any portion of the Premises shall be damaged by fire or other insured casualty and Landlord has not elected to terminate this Lease as provided below, Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee of the Building) to repair or cause to be

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repaired such damage, provided, however, in respect of any Tenant's Property as shall have been damaged by such fire or other casualty and which (in the judgment of Landlord) can more effectively be repaired as an integral part of Landlord's repair work on the Premises, that such repairs to such Tenant's alterations, decorations, additions and improvements shall be performed by Landlord but at Tenant's expense; in all other respects, all repairs to and replacements of Tenant's Property shall be made by and at the expense of Tenant. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the Yearly Rent or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be suspended or abated until the Premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicably may be to the condition in which they were immediately prior to such fire or other casualty. Tenant agrees to cooperate with Landlord in such manner as Landlord may reasonably request in assisting Landlord in collecting insurance proceeds due in connection with any casualty which affects the Premises. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

         18.2 LANDLORD'S TERMINATION RIGHTS. If the Premises are so damaged by fire or other casualty (whether or not insured) at any time during the last thirty months of the term hereof that the cost to repair such damage is reasonably estimated to exceed one third of the total Yearly Rent payable hereunder for the period from the estimated date of restoration until the Termination Date, then this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following such fire or other casualty, the effective termination date of which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant.

         18.3 TENANT'S TERMINATION RIGHTS. In the event that the Premises or the Building are damaged by fire or other casualty to such an extent so as to render the Premises untenantable, and if Landlord shall fail to substantially complete said repairs or restoration within three hundred and sixty-five (365) days (sixty (60) days in the case of a fire or other casualty occurring during the last twelve (12) months of the term hereof, as the same may have been extended) after the date of such fire or other casualty for any reason other than Tenant's fault, Tenant may terminate this Lease by giving Landlord written notice as follows:

         (i)    Said notice shall be given after said three hundred sixty-five
                (365) day period or sixty (60) day period, as the case may be.

         (ii) Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

         (iii) If said repairs or restoration are substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant's contractors) after Landlord receives such notice, said notice shall have no further force and effect.

         (iv) If said repairs or restoration are not substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant's contractors) after Landlord receives such notice, the Lease shall terminate as of said effective date.

         18.4 GENERAL PROVISIONS RELATING TO TERMINATION BASED UPON CASUALTY. In the event of any

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termination of this Lease pursuant to this Article 18:

         (a) The term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in Exhibit 1 and the Yearly Rent shall be apportioned as of such date.

         (b) If the Premises or any part thereof shall have been rendered unfit for use and occupation by reason of such damage the Yearly Rent for the period from the date of the fire or other casualty to the effective termination date, or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be abated.

19.      CONDEMNATION - EMINENT DOMAIN

         19.1 In the event that the Premises or any part thereof, or the whole or any part of the Building, shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. In the event that a substantial part of the Premises or of the means of access thereto shall be so taken, appropriated or condemned, then (and in any such event) this Lease and the term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation.

         19.2 Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the Premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that either party may in its notice elect to terminate this Lease and the term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in Exhibit 1, and the Yearly Rent shall be apportioned as of such date.

         19.3 If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord's expense, restore the remainder of the Premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) the Total Rentable Area shall be equitably adjusted, (ii) a just proportion of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the Premises and the means of access thereto, shall be permanently abated, and (iii) a just proportion of the remainder of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the Premises and the means of access thereto, shall be abated until what remains of the Premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder. Except for any award specifically reimbursing Tenant for moving or relocation expenses and the then unamortized cost of the Tenant's Work, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive all such compensation and damages, grant to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agree to execute and deliver all and whatever further instruments of assignment as

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Landlord may from time to time request. In the event of any taking of the
Premises or any part thereof for temporary (i.e., not in excess of one (1) year) use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made to the extent allocable to the Premises in respect of such taking on account of such use, provided, that if any taking is for a period extending beyond the term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Termination Date or earlier termination of this Lease.

20.      DEFAULT

         20.1 CONDITIONS OF LIMITATION - RE-ENTRY - TERMINATION. This Lease and the herein term and estate are, upon the condition that if (a) subject to
Article 20.7, Tenant shall neglect or fail to perform or observe any of Tenant's covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of rent, additional charges, reimbursement for increase in Landlord's costs, or any other charge payable by Tenant to Landlord (all of which shall be considered as part of Yearly Rent for the purposes of invoking Landlord's statutory or other rights and remedies in respect of payment defaults); or (b) Tenant shall desert or abandon the Premises (whether or not the keys shall have been surrendered or the rent shall have been paid); or (c) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant's inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (d) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors, or (e) an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder; or (f) any judgment, final beyond appeal or any lien, attachment or the like in excess of $150,000 shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within thirty (30) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within thirty (30) days of such entry, recording or filing, as the case may be; or (g) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter; or (h) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant's property and such appointment shall not be vacated within thirty
(30) days; or (i) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or
(j) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 16 hereof, - then, and in any such event, Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant's liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Termination Date as stated in Exhibit 1. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, forcibly if necessary, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same, as of its former estate; and expel Tenant and those claiming under Tenant. Wherever "Tenant " is used in subdivisions (c), (d), (e), (f), (g), (h) and (i) of this Section 20.1, it shall be deemed to include any one of (i) any corporation of which Tenant is a controlled subsidiary and (ii) any guarantor of any of Tenant's obligations under this Lease. The words "re-entry" and "re-enter" as used in this Lease are not restricted to their technical legal meanings.

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         20.2   INTENTIONALLY OMITTED.

         20.3   DAMAGES - TERMINATION.

         (a)    Upon the termination of this Lease under the provisions of this
Article 20, Tenant shall pay to Landlord the rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord, either:

                (1) the amount by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under subparagraph (2), below), (i) the aggregate of the rent and other charges projected over the period commencing with such termination and ending on the Termination Date as stated in Exhibit 1 exceeds (ii) the aggregate projected rental value of the Premises for such period; or

                (2) amounts equal to the rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Termination Date as specified in Exhibit 1, provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants (up to a maximum of $35.00 per rentable square foot of the Premises), brokers' commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (2) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

         (b)    In calculating the rent and other charges under Subparagraph
(1), above, there shall be included, in addition to the Yearly Rent, Tenant's Percentage Share of Real Estate Taxes and Building Operating Costs and all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted.

         (c) Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

         (d) Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

         (e) In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 20.3, Landlord may, by written

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notice to Tenant, at any time after this Lease is terminated under any of the provisions herein contained or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of
(x) the Yearly Rent and additional rent accrued under this Lease in the twelve
(12) months ended next prior to such termination, plus (y) the amount of Yearly Rent and additional rent of any kind accrued and unpaid at the time of termination, less (z) the amount of any recovery by Landlord under the foregoing provisions of this Section 20.3 up to the time of payment of such liquidated damages.

         (f) Landlord shall use reasonable efforts to mitigate any damages hereunder following any termination of this Lease. The obligation of Landlord to use reasonable efforts to mitigate damages shall not be construed to require Landlord to rent all or any portion of the Premises for a use which, or to a tenant who, would not qualify pursuant to the assignment provisions of this Lease, or to prioritize the renting of the Premises over other space which Landlord may have available in the Building, the Condominium or in other properties owned by Landlord.

         20.4   FEES AND EXPENSES.

         (a) If Tenant shall default in the performance of any covenant on Tenant's part to be performed as in this Lease contained, Landlord may, upon reasonable advance notice, except that no notice shall be required in an emergency, immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys' fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all costs and damages, plus interest computed as provided in Article 6 hereof.

         (b) Tenant shall pay Landlord's cost and expense, including reasonable attorneys' fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord, without its fault, being made party to any litigation pending by or against Tenant or any persons claiming through or under Tenant.

         20.5 WAIVER OF REDEMPTION. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

         20.6 LANDLORD'S REMEDIES NOT EXCLUSIVE. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

         20.7   GRACE PERIOD.

         (a) Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (i) for default by Tenant in the payment when due of any sum of money, if Tenant shall cure such default within five (5) days after written notice thereof is given by Landlord to Tenant, or (ii) for default by Tenant in the performance of any covenant other than a

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covenant to pay a sum of money, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (except where the nature of the default is such that remedial action should appropriately take place sooner, as indicated in such written notice), or within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot reasonably be cured within such thirty-(30)-day period, provided, however, (1) that there shall be no extension of time beyond such thirty-(30)-day period for the curing of any such default unless, not more than ten (10) days after the receipt of the notice of default, Tenant in writing (x) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (y) shall, as soon as reasonably practicable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and, (2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant, if the default is incurable or if the covenant or condition the breach of which gave rise to default had, by reason of a breach on two (2) prior occasions within the immediately preceding twelve (12) month period, been the subject of a notice hereunder to cure such default.

         (b) Notwithstanding anything to the contrary in this Section 20.7 contained, except to the extent prohibited by applicable law, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

         20.8 FEES AND EXPENSES. Landlord shall pay Tenant's cost and expense, including reasonable attorneys' fees, incurred (i) in enforcing any obligation of Landlord under this Lease or (ii) as a result of Tenant, without its fault, being made party to any litigation pending by or against Landlord or any persons claiming through or under Landlord.

21.      END OF TERM - ABANDONED PROPERTY

         21.1 Upon the expiration or other termination of the term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises and all alterations and additions thereto, broom clean, in good order, repair and condition (except as provided herein and in Section 8.7 and Articles 18 and 19) excepting only ordinary wear and tear and damage by fire or other casualty and the repair and maintenance of the roof, structure and common areas for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Except for the improvements made as part of Tenant's Work and not listed on Exhibit 8 hereof, Tenant shall remove any and all Hazardous Materials and other chemicals listed on the Tenant Chemical Inventory and all of its personal property and equipment and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises, and shall repair any damages to the Premises or the Building caused by their installation or by such removal. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease. On or prior to surrender of the Premises, Tenant shall clean any and all drain traps and acid neutralization tanks within the Premises and deliver to Landlord a certificate signed by a licensed industrial hygienist evidencing that any and all fume hoods located within the Premises are clean and contain no Hazardous Materials.

         21.2 Tenant will remove any personal property from the Building and the Premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the Premises thereafter, if Tenant fails to remove the same within thirty (30) days following written notice from Landlord, shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges payable hereunder by Tenant to Landlord and any

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damages to which Landlord may be entitled under Article 20 hereof or pursuant to law.

         21.3 If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration or prior termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for rent or use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance. Whereas the parties hereby acknowledge that Landlord may need the Premises after the expiration or prior termination of the term of the Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant's holding-over cannot be determined as of the Execution Date hereof, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all rental and other charges due and accrued under the Lease prior to the date of termination, charges (based upon fair market rental value of the Premises) for use and occupation of the Premises thereafter and, in addition to such sums and any and all other rights and remedies which Landlord may have at law or in equity, an additional use and occupancy charge in the amount of fifty percent (50%) of either the Yearly Rent and other charges calculated (on a daily basis) at the highest rate payable under the terms of this Lease, but measured from the day on which Tenant's hold-over commenced and terminating on the day on which Tenant vacates the Premises.

22.      SUBORDINATION

         22.1 Subject to any mortgagee's election, as hereinafter provided for, this Lease is subject and subordinate in all respects to all matters of record (including, without limitation, deeds and land disposition agreements), ground leases and/or underlying leases, and all mortgages, any of which may now or hereafter be placed on or affect such leases and/or the real property of which the Premises are a part, or any part of such real property, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Article 22 shall be self-operative and no further instrument or subordination shall be required. In confirmation of such subordination, Tenant shall execute, acknowledge and deliver promptly any certificate or instrument that Landlord and/or any mortgagee and/or their respective successors in interest may request, subject to Landlord's mortgagee's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of such mortgagee; and the failure or refusal of such mortgagee to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord's withholding its consent or approval. Notwithstanding anything to the contrary in this
Article 22 contained, as to any future mortgages, ground leases, and/or underlying lease or deeds of trust, the herein provided subordination and attornment shall be effective only if the mortgagee, ground lessor or trustee therein, as the case may be, agrees, by a written instrument in recordable form and in the customary form of such mortgagee, ground lessor, or trustee, which form shall be reasonably acceptable to Tenant ("NONDISTURBANCE AGREEMENT") that, as long as Tenant shall not be in terminable default of the obligations on its part to be kept and performed under the terms of this Lease, this Lease will not be affected and Tenant's possession and rights hereunder will not be disturbed by any default in, termination, and/or foreclosure of, such mortgage, ground lease, and/or underlying lease or deed of trust, as the case may be. Notwithstanding anything to the contrary contained herein, the Nondisturbance Agreement shall not be deemed unreasonable if it provides that the mortgagee shall assume and perform all of the duties and obligations of Landlord under the Lease, provided however, in no event shall such mortgagee (i) have any liability for any act, omission, negligence or default of any prior Landlord (other than to cure defaults of a continuing nature with respect to the maintenance or repair of the Premises, the Building or the Condominium), provided, however, that any mortgagee shall be liable and responsible for the performance of all covenants and obligations of Landlord under the Lease accruing from and after the date that it takes title to the Building, (ii) be bound by any rents

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paid more than one month in advance to any prior owner, (iii) be subject to any offsets or defenses which Tenant might have against any prior landlord under the Lease, except to the extent such offset or defense is specifically set forth in the Lease; (iv) be bound by any modification, amendment, extension or cancellation of the Lease not consented to in writing by the mortgagee or not otherwise allowed under the mortgage; (v) have any liability for indirect or consequential damages; or (vi) be liable for any security deposit not paid over to Lender by Landlord. Furthermore, as to any event of default by Tenant under the Lease existing at the time of foreclosure, such foreclosure shall not operate to waive or abate any action initiated by Landlord under the Lease to terminate the same on account of such event of default. In no event shall the mortgagee have any personal liability as successor to Landlord, and Tenant shall look only to the estate and property of the mortgagee in the Property for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by mortgagee as Landlord under the Lease, and no other property or assets of the mortgagee shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease.

         22.2 Any such mortgagee or ground lessor may from time to time subordinate or revoke any such subordination of the mortgage or ground lease held by it to this Lease. Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant. In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord, any mortgagee or ground lessor may request, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

         22.3 Without limitation of any of the provisions of this Lease, if any ground lessor or mortgagee shall succeed to the interest of Landlord by reason of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or any third party (including, without limitation, any foreclosure purchaser or mortgage receiver) shall succeed to such interest by reason of any such exercise or the expiration or sooner termination of such ground lease, however caused, then such successor may, upon notice and request to Tenant (which, in the case of a ground lease, shall be within thirty (30) days after such expiration or sooner termination), succeed to the interest of Landlord under this Lease, provided, however, that such successor shall not: (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset, defense, or counterclaim which shall theretofore have accrued to Tenant against Landlord;
(iii) have any obligation with respect to any letter of credit unless it shall have been physically delivered to such successor; or (iv) be bound by any previous modification of this Lease or by any previous payment of Yearly Rent for a period greater than one (1) month, made without such ground lessor's or mortgagee's consent where such consent is required by applicable ground lease or mortgage documents. In the event of such succession to the interest of Landlord -- and notwithstanding that any such mortgage or ground lease may antedate this Lease -- Tenant shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all the Tenant's obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, Tenant agrees at any time and from time to time during the term hereof to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

         22.4 The term "mortgage(s)" as used in this Lease shall include any mortgage or deed of trust. The term "mortgagee(s)" as used in this Lease shall include any mortgagee or any trustee and beneficiary under a deed of trust or receiver appointed under a mortgage or deed of trust. The term "mortgagor(s)" as used in this Lease shall include any mortgagor or any grantor under a deed of trust.

         22.5 Tenant hereby irrevocably constitutes and appoints Landlord or any such mortgagee or ground lessor, and their respective successors in interest, acting singly, Tenant's attorney-in-fact to execute and deliver any such certificate or instrument for, on behalf and in the name of Tenant, but only if Tenant fails to execute, acknowledge and deliver any such certificate or instrument within thirty (30) days after Landlord or such mortgagee or such ground lessor has made written request therefor.

         22.6   Notwithstanding anything to the contrary contained in this
Article 22, if all or part of Landlord's estate and interest in the real property of which the Premises are a part shall be a leasehold estate held under a ground lease, then: (i) the foregoing subordination provisions of this Article 22 shall not apply to any mortgages of the fee interest in said real property to which Landlord's leasehold estate is not otherwise subject and subordinate; and
(ii) the provisions of this Article 22 shall in no way waive, abrogate or otherwise affect any agreement by any ground lessor (x) not to terminate this Lease incident to any termination of such ground lease prior to its term expiring or (y) not to name or join Tenant in any action or proceeding by such ground lessor to recover possession of such real property or for any other relief.

         22.7 In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein, in no event will Landlord be deemed to be in default under this Lease permitting Tenant to exercise any or all rights or remedies under this Lease until Tenant shall have given written notice of such failure to any mortgagee (future ground lessor and/or trustee) of which Tenant shall have been advised and until a reasonable period of time shall have elapsed following the giving of such notice, during which such mortgagee (ground lessor and/or trustee) shall have the right, but shall not be obligated, to remedy such failure.

23.      QUIET ENJOYMENT

         23.1 Landlord covenants that if, and so long as, Tenant keeps and performs each and every material covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall peaceably and quietly hold, occupy and enjoy the Premises during the Term hereof from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to the mortgages, ground leases and/or underlying leases to which this Lease is subject and subordinate, as hereinabove set forth.

         23.2 Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

24.      ENTIRE AGREEMENT -- WAIVER -- SURRENDER

         24.1 ENTIRE AGREEMENT. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to

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change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

         24.2 WAIVER. The failure of either party to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

         24.3 SURRENDER. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. Unless otherwise agreed by the parties in writing, no employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises. In the event that Tenant at any time desires to have Landlord underlet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such underletting.

25.      INABILITY TO PERFORM - EXCULPATORY CLAUSE

         25.1 Except as provided in Articles 4, 8, 18 and 19 hereof, this Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

         25.2 Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord's agents or employees, or the assets of Landlord or of Landlord's agents or employees, for breach of this Lease or otherwise, other than against Landlord's interest in the Building and the Condominium and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease. This paragraph shall

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not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than Landlord's interest in said real estate, as aforesaid.
Landlord and Tenant specifically agree that in no event shall Landlord or Landlord's agents or employees or Tenant or Tenant's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any obligation under this Lease.

         25.3 In no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages or for lost profits. If by reason of Landlord's failure to complete construction of the Building or Premises, Landlord shall be held to be in breach of this Lease, Tenant's sole and exclusive remedy shall be as set forth in Article 4 hereof.

26.      BILLS AND NOTICES

         Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and, if received at Landlord's or Tenant's address, shall be deemed to have been duly given when either delivered or served personally, delivered via nationally recognized overnight courier with receipt of delivery, or mailed in a postpaid envelope, deposited in the United States mail addressed to Landlord at its address as stated in Exhibit 1 and to Tenant at the Premises (or at Tenant's address as stated in Exhibit 1, if mailed prior to Tenant's occupancy of the Premises), or if any address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed address. Either party may at any time change the address or specify an additional address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States. Any non-material notice (i.e. expressly excluding any notices of default) hereunder may be sent via facsimile transmission provided a copy of the notice is promptly sent to the addressee via one of the other approved methods referenced above.

         If Tenant is a partnership, Tenant, for itself, and on behalf of all of its partners, hereby appoints Tenant's Service Partner, as identified on Exhibit 1, to accept service of any notice, consent, request, bill, demand or statement hereunder by Landlord and any service of process in any judicial proceeding with respect to this Lease on behalf of Tenant and as agent and attorney-in-fact for each partner of Tenant.

         All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full thirty
(30) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Tenant's failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant's request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of rent.

27.      PARTIES BOUND -- SEIZIN OF TITLE

         27.1 The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of

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Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 27 shall not be construed as modifying the conditions of limitation contained in Article 20 hereof.

         27.2 If, in connection with or as a consequence of the sale, transfer or other disposition of the real estate (Condominium and/or Building, either or both, as the case may be) of which the Premises are a part, Landlord ceases to be the owner of the reversionary interest in the Premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord's ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

28.      MISCELLANEOUS

         28.1 SEPARABILITY. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

         28.2 CAPTIONS, ETC. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. References to "State" shall mean, where appropriate, the District of Columbia and other Federal territories, possessions, as well as a state of the United States.

         28.3 BROKER. Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of office space in the Building or the Condominium with any broker or had its attention called to the Premises or other space to let in the Building or the Condominium by anyone other than the broker, person or firm, if any, designated in Exhibit 1. Tenant agrees to defend, exonerate and save harmless and indemnify Landlord and anyone claiming by, through or under Landlord against any claims arising in breach of the representation and warranty set forth in the immediately preceding sentence, provided that Landlord shall be solely responsible for the payment of brokerage commissions to the brokers, persons or firms, if any, designated in Exhibit 1. Landlord represents and warrants that, in connection with the execution and delivery of the Lease, it has not directly or indirectly dealt with any broker other than the brokers designated on Exhibit 1. Landlord agrees to defend, exonerate and save harmless Tenant and anyone claiming by, through, or under Tenant against any claims arising in breach of the representation and warranty set forth in the immediately preceding sentence.

         28.4   MODIFICATIONS. Intentionally deleted.

         28.5 DISPUTE RESOLUTION. Any disputes relating to provisions or obligations in this Lease as to which a specific provision for a reference to dispute resolution is made herein shall be resolved in accordance with the following procedures:

         (a) NEGOTIATION. Either party may give the other party written notice of the dispute. Within ten (10) days after receipt of such notice, the receiving party shall submit to the other a written response. The notice and response shall include (a) a statement of each party's position and a summary of the evidence and arguments supporting its position and (b) the name and title of the officer or executive who will act for that party. Officers or executives shall be selected to act for the parties in negotiations only if they (x) are among the senior executive personnel for the party in question,

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(y) have authority to settle the controversy and (z) do not have direct responsibility for administration of this Lease. The executives shall meet at a mutually acceptable time and place within twenty (20) days of the date of the originating party's notice (and as often thereafter as they reasonably deem necessary) to exchange relevant information and to attempt to resolve the dispute.

         (b)    MEDIATION. If the matter has not been resolved within thirty
(30) days of the originating party's notice, either party may initiate mediation of the controversy or claim.

                (i) SELECTION OF MEDIATOR. The parties shall seek to identify within ten (10) day after initiation of mediation a mutually acceptable mediator, who shall mediate the dispute in accordance with the now current AAA Commercial Mediation Rules, except that the mediator selected pursuant to this Article shall act as the administrator of the mediation and shall have all of the powers and duties conferred on the AAA pursuant to said Rules. Any conflicts between said rules and this Article shall be resolved in favor of this Article. If the parties are unable or fail timely to agree upon the mediator, upon request of either party, the dispute shall be submitted for mediation to ENDISPUTE, Inc. or any successor entity. If neither ENDISPUTE Inc. nor any successor entity exists at the time of the dispute, the dispute shall be submitted for mediation to the American Arbitration Association ("AAA") or any successor entity. If neither the AAA nor any successor entity exists at the time of the dispute, the dispute shall be submitted for mediation to the largest private provider of dispute resolution services then doing business in the greater Boston area.

                (ii) PROCEEDINGS. Attendance at the mediation shall be limited to the parties and their counsel. All information exchanged or presented to the mediator in these proceedings, whether in oral, written or other form, and the results of the proceedings, shall be confidential and except as required by law shall not be disclosed to any person or entity, including but not limited to any arbitrator(s) in a subsequent proceeding, without prior written permission from both parties. A party offering evidence or information in mediation shall not be precluded thereby from offering that evidence or information in any other proceeding.

         (c) ARBITRATION. If the matter has not been resolved pursuant to the aforesaid mediation procedure within twenty (20) days of the selection of the mediator, or it either party does not participate in mediation, and the amount in controversy does not exceed $100,000, either party may initiate binding arbitration in accordance with the new current ENDISPUTE Comprehensive Arbitration Rules and Procedures. Any conflicts between said rules and this Article shall be resolved in favor of this Section 28.5. If the amount in controversy exceeds $100,000, the parties may initiate binding arbitration, or if the parties do not so agree to submit the matter for binding arbitration, either party may initiate litigation.

                (i)   SELECTION OF ARBITRATOR(S). Each party shall within ten
(10) days select one Qualified Neutral to act as an arbitrator. The two selected arbitrators (or either acting singly if a party has failed timely to appoint a Qualified Neutral) shall, within ten (10) days of the appointment of the second arbitrator, select a third Qualified Neutral who shall be the chairperson of the panel. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator within ten (10) days of the appointment of the second arbitrator, the third arbitrator shall be selected by ENDISPUTE, Inc. or any successor entity. If neither ENDISPUTE, Inc. nor any successor entity exists at the time of the dispute, the arbitrator shall be selected by the AAA or any successor entity. If neither the AAA nor any successor entity exists at the time of the dispute, the arbitrator shall be selected by the largest private provide of dispute resolution services then doing business in the greater Boston Area.

                (ii) PROCEEDINGS. The arbitration shall take place in Cambridge, Massachusetts, and shall be governed by and conducted in accordance with, the Federal Arbitration Act, 9 U.S.C. SS 1 ET SEQ. No arbitration conducted pursuant to this Article shall be consolidated with any other

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proceeding. Attendance at the arbitration proceedings shall be limited to the parties and their counsel any witnesses. The arbitration hearing shall not last more than three days, unless both parties agree otherwise. All information exchanged or presented to the arbitrator(s) in these proceedings, whether in oral, written or other form, and the results of the proceedings, shall be confidential and except as required by law shall not be disclosed to any person or entity without prior written permission from both parties to these proceedings. Either party may, without first obtaining the other party's consent, file dispositive motions to resolve the dispute prior to a factual hearing, including but not limited to motions to dismiss, motions to strike, motions for judgment on the pleadings and motions for summary judgment. Such motions shall be filed and decided in accordance with the ENDISPUTE Comprehensive Arbitration Rule. A party offering evidence or information in this arbitration shall not be precluded thereby from offering that evidence or information in any other proceeding.

                (iii) AWARD. The arbitrator(s) shall issue a written decision, stating the reasons for the decision, within twenty-one (21) days of the termination of the arbitration proceedings. Any such award shall be binding and shall have the same force and effect as a judgment made in a court of competent jurisdiction, and either party shall have the right to apply to a court of competent jurisdiction for a decree, judgment or order upon such award. The arbitrator(s) shall award to the prevailing party reasonable attorneys' fees and costs associated with the mediation and arbitration proceedings except as otherwise specifically provided in this Lease.

         (d) INTERIM RELIEF. In any dispute covered by this Section 28.5, either party may, notwithstanding the other provisions of this Section 28.5, request at any time a temporary restraining order or preliminary injunction from any court of competent jurisdiction without thereby waiving its other rights under this Section 28.5.

         (e) COSTS. For any dispute resolved without the issuance of an arbitral award, all costs incurred for the services of neutrals under this Article shall be borne equally by the parties. For any dispute resolved by arbitral award, such costs shall be borne by the non-prevailing party. If an arbitral award is issued and the non-prevailing party does not comply with its terms within thirty (30) days of its issuance or if the non-prevailing party in the arbitration unsuccessfully challenges the award in court, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in connection with the enforcement and/or challenge of the award.

         (f) INDEMNIFICATION. Except as otherwise provided in this Lease, the parties shall rely solely on the procedures set forth in this Article to resolve any dispute subject to this Section 28.5. If either party files an action in court, or proceeds with litigation that has already been filed, in violation of this Lease, that party shall indemnify the other party for its costs and attorneys' fees incurred as a result of such violation.

         28.6 GOVERNING LAW. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

         28.7 ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage or ground lease on the Building, Tenant agrees:

        (a) that the execution thereof by Landlord and the acceptance thereof by such mortgagee and/or ground lessor shall never be deemed an assumption by such mortgagee and/or ground lessor of any of the obligations of Landlord thereunder, unless such mortgagee and/or ground lessor shall, by written notice sent to the Tenant, specifically otherwise elect; and

                                      -53-
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        (b)     that, except as aforesaid, such mortgagee and/or ground lessor shall be treated as having assumed Landlord's obligations thereunder only upon foreclosure of such mortgagee's mortgage or deed of trust or termination of such ground lessor's ground lease and the taking of possession of the demised Premises after having given notice of its exercise of the option stated in
Article 22 hereof to succeed to the interest of Landlord under this Lease.

         28.8 REPRESENTATION OF AUTHORITY. By his or her execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he or she is duly authorized to execute this Lease on behalf of such party. If Tenant is a corporation, Tenant hereby appoints the signatory whose name appears below on behalf of Tenant as Tenant's attorney-in-fact for the purpose of executing this Lease for and on behalf of Tenant.

         28.9 EXPENSES INCURRED BY LANDLORD UPON TENANT REQUESTS. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant's plans and specifications in connection with proposed alterations to be made by Tenant to the Premises, requests by Tenant to sublet the Premises or assign its interest in the Lease, the execution by Landlord of estoppel certificates requested by Tenant (except that there shall be no charge for the first such estoppel certificate requested by Tenant in any calendar year), and requests by Tenant for Landlord to execute waivers of Landlord's interest in Tenant's property in connection with third party financing by Tenant. Such costs shall be deemed to be additional rent under the Lease.

         28.10 SURVIVAL. Without limiting any other obligation of Tenant which may survive the expiration or prior termination of the term of the Lease, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in this Lease (including, without limitation, Tenant's obligations under Sections 13(d), 15.5, 17.6 and 28.3) shall survive the expiration or prior termination of the term of the Lease.

29.      LETTER OF CREDIT

         29.1 Tenant shall, on or before JULY 2, 2001, TIME BEING OF THE ESSENCE, deliver to Landlord (an irrevocable letter of credit (the "LETTER OF CREDIT"), which Letter of Credit shall (i) be in the amount of Four Million Two Hundred Seventy-Nine Thousand Nine Hundred Thirty-Two and No/100 Dollars ($4,279,932.00); (ii) be in form attached hereto as Exhibit 5; (iii) issued by a bank reasonably acceptable to Landlord upon which presentment may be made in Boston, Massachusetts; and (iv) for a term of one (1) year, subject to extension in accordance with the terms of the Letter of Credit securing Tenant's obligations under this Lease. At least thirty (30) days prior to the maturity date of the Letter of Credit (or any replacement Letter of Credit) Tenant shall deliver to Landlord a replacement Letter of Credit in substantially the same form as the Letter of Credit attached hereto as Exhibit 5, which shall have a maturity date no earlier than the next anniversary of the Commencement Date or one (1) year from its date of delivery to Landlord, whichever is later. In no event shall said Letter of Credit be deemed to be a prepayment of rent nor shall it be considered a measure of liquidated damages. Tenant agrees that no interest shall accrue on the proceeds of the Letter of Credit and that Landlord shall have no obligation to maintain such proceeds in a separate account (i.e. Landlord shall have the right to commingle such proceeds with other funds of Landlord).

         29.2 In the event that Tenant shall default in any of its obligations under the Lease, Landlord shall have the right, without prior notice to Tenant, to draw down the entire amount of the

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Letter of Credit and apply as much of the proceeds thereof towards the cure of any such default as shall be necessary in Landlord's judgment and to Landlord's damages arising from any then existing or subsequently occurring Event of Default hereunder, and Tenant shall promptly, upon notice from Landlord, pay to Landlord any amount so applied by Landlord in order to restore the full cash amount of the drawn-down Letter of Credit, unless the Lease has expired or been terminated. The application of all or any part of the cash proceeds of the Letter of Credit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord. Tenant's failure to deliver the Letter of Credit or any replacement Letter of Credit shall be deemed to be a default by Tenant in its obligations under the Lease with the same notice and cure period as would be applicable as if such failure were a failure to pay Yearly Rent when due under the Lease.

         29.3 If Landlord intends to assign Landlord's interest in the Lease, Tenant shall upon notice from Landlord, deliver to Landlord an amendment to the Letter of Credit naming Landlord's assignee as the beneficiary thereof. Tenant hereby agrees that upon any such delivery, Landlord shall be released from any and all liability with respect to the Letter of Credit, its application and return, and Tenant shall look solely to Landlord's assignee for same. If Tenant fails to deliver such amendment within (7) days after notice from Landlord, Landlord shall have the right to draw down the entire amount of the Letter of Credit and hold the proceeds thereof in accordance with this Section 29.

         29.2 Provided that Tenant is not in default of any of its obligations under the Lease at the expiration of the term of the Lease, Landlord shall return the Letter of Credit (if any) and any cash proceeds therefrom which Landlord is then holding.

         29.3 In event of a material adverse change in the financial position of any bank or institution which has issued the Letter of Credit or any replacement Letter of Credit hereunder, Landlord reserves the right to require that Tenant change the issuing bank or institution to another bank or institution reasonably approved by Landlord. If the bank or institution on which the original Letter of Credit or any replacement Letter of Credit is drawn is declared insolvent or placed into conservatorship or receivership, Tenant shall, within ten (10) days thereafter, replace the then-outstanding letter of credit with a like letter of credit from another bank or institution acceptable to Landlord.

         29.4 Notwithstanding the foregoing, upon the later of completion of Tenant's Work with respect to the 5th Floor Premises or the date which is the sixth (6th) anniversary of the Full Rent Commencement Date (such later date being the "LC REDUCTION DATE"), and provided that Tenant:

                (i)   is not in default under the terms of this Lease in the six
                      (6) months immediately preceding the LC Reduction Date and on the LC Reduction Date there exists no default and no condition which, with the passage of time or the giving of notice or both, would constitute a default, and

                (ii) delivers to Landlord a certification from Tenant's Chief Financial Officer, or from the independent certified public accountant that prepared Tenant's most recent financial statement, or from another independent certified public accountant reasonably acceptable to Landlord, that, as of the date of the certificate, the aggregate amount of cash, cash equivalents, and short term investments held by Tenant and which is free and clear of any liens or encumbrances is equal to or greater than twelve (12) times the monthly installments of Yearly Rent then due hereunder, the amount of the Letter of Credit or the funds representing the security deposit held pursuant to this

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Section 29 shall be reduced to $2,693,910.50 (i.e. six (6) times the monthly installments of Yearly Rent then due under this Lease).

         29.5 In consideration for Landlord's agreement to permit delivery of the original Letter of Credit after the date of execution of the Lease and to provide security for Tenant's obligation to deliver the original Letter of Credit on or before July 2, 2001 and to induce Landlord to place orders for certain long lead-time items required in connection with Landlord's Work in order to meet the construction schedule, Tenant has this day delivered to Landlord an earnest money cash deposit of One Hundred Thousand and No/100 Dollars ($100,000.00) (the "DEPOSIT"), which shall be held in escrow by Landlord until receipt of the original Letter of Credit. Landlord shall hold the Deposit in a non-interest bearing account in a federally-insured bank or depository institution of its choice and shall not be required to segregate the Deposit from other funds held by Landlord for other purposes. Promptly upon receipt of the original Letter of Credit, Landlord shall return the Deposit to Tenant. If Tenant fails to deliver the Letter of Credit as required under Section 29.1 hereof, then the provisions of Section 29.2 shall apply to the Deposit.

30.      TENANT'S OPTION TO EXTEND THE TERM OF THE LEASE

         30.1. On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, (i) that Tenant is not in default of its covenants and obligations under the Lease following receipt of any required notice and continuing beyond the expiration of any applicable cure periods set forth in this Lease, and (ii) that the Occupancy Requirement is met, both as of the time of option exercise and as of the commencement of the hereinafter described additional term, Tenant shall have the option to extend the term of this Lease for two (2) additional five (5) year terms, each such additional term commencing as of the expiration of the initial term of the Lease or the previous extension term, as the case may be. Tenant may exercise such option to extend by giving Landlord written notice on or before the date twelve
(12) months prior to the expiration date of the initial term of the Lease or the previous extension term, as the case may be. Notwithstanding the foregoing, if Tenant shall have entered into one or more Protected Subleases with terms extending through the expiration of the Initial Term and the sublessees under said Protected Subleases are in occupancy of a portion of the Premises at the time Tenant elects to exercise its option to renew set forth in this Section 30, the space occupied by the subtenants under a Protected Sublease shall be counted toward the Occupancy Requirement; however Tenant may not renew any of such Protected Subleases for any renewal term(s) without first obtaining Landlord's written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. Upon the timely giving of such notice, the term of this Lease shall be deemed extended upon all of the terms and conditions of this Lease, except that Landlord shall have no obligation to construct or renovate the Premises and that the Yearly Rent, Operating Costs in the Base Year, and Tax Base during such additional term shall be as hereinafter set forth. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the term of this Lease, time being of the essence of this Section 30.1.

         30.2 The Yearly Rent during the additional term(s) shall be based upon the Fair Market Rental Value, as defined in Section 30.5 hereof, as of the commencement of the additional term in question, of the Premises then demised to Tenant, provided however, that in no event shall the sum of Yearly Rent, Tenant's Percentage Share of Building Operating Costs and Real Estate Taxes payable by Tenant for any twelve (12) month period during an additional term be less than the sum of Yearly Rent, Tenant's Percentage Share of Building Operating Costs and Real Estate Taxes payable by Tenant in respect of the twelve
(12) month period immediately preceding the commencement of the additional term. Tenant shall have the right, on and after the date eighteen (18) months prior to the expiration date of the initial term of the Lease or the previous extension term, as the case may be, to request in writing that Landlord advise Tenant of Landlord's designation of the Fair Market Rental Value

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applicable during the additional term. Landlord shall, within thirty (30) days after receipt of Tenant's request, advise Tenant in writing of such designation of the Fair Market Rental Value.

         30.3 Tenant shall have no further option to extend the term of the Lease other than the two (2) additional five (5) year terms herein provided.

         30.4 Notwithstanding the fact that upon Tenant's exercise of the herein option(s) to extend the term of the Lease such extension shall be self-executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting such additional term after Tenant exercises the herein option, except that the Yearly Rent payable in respect of such additional term, the Operating Costs in the Base Year during such additional term, and the Tax Base during such additional term, may not be set forth in said amendment. Subsequently, after such Yearly Rent, Operating Costs in the Base Year, and Tax Base are determined, the parties shall execute a written agreement confirming the same. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant's exercise of its rights under this Article 30, unless otherwise specifically provided in such lease amendment.

         30.5   For the purposes of this Article 30:

         (a) "FAIR MARKET RENTAL VALUE" shall be computed as of the date in question at the then current annual rental charge (i.e., the sum of Yearly Rent plus escalation and other charges), including provisions for subsequent increases and other adjustments for leases or agreements to lease then currently being negotiated, or executed in comparable space located in the Condominium, or if no leases or agreements to lease are then currently being negotiated or executed in the Condominium, the Fair Market Rental Value shall be determined by reference to leases or agreements to lease then currently being negotiated or executed for comparable space located elsewhere in first-class office and laboratory buildings located in Cambridge, Massachusetts. In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size, location of premises, lease term, condition of building, economic concessions then being granted by the landlord, the absence of certain costs to be incurred by landlord (e.g., brokerage commissions, tenant improvement costs), services provided by the landlord and improvements made to the premises by the renewing tenant; it being understood and agreed that in determining the rental rates for comparable space, the relative contributions of both Landlord and Tenant to the Premises shall be taken into account.

         (b) Notwithstanding anything to the contrary herein contained, the parties hereby agree that upon the determination of any Fair Market Rental Value, Landlord shall have the right, exercisable by written notice to Tenant on or before the time that Landlord gives Tenant its initial designation of Fair Market Rental Value:

                (i)   to change Operating Costs in the Base Year as stated on
Exhibit 1 from the amount stated on Exhibit 1 to an amount equal to the actual amount of Operating Costs for the immediately preceding Operating Year, and

                (ii) to change the Tax Base as stated on Exhibit 1 from the amount stated on Exhibit 1 to an amount equal to the actual amount of Taxes for the immediately preceding fiscal/tax year for which Landlord has actual data.

         If Landlord shall exercise such right, the amount of Yearly Rent payable hereunder shall be commensurately adjusted to reflect such change in Operating Costs in the Base Year and in Tax Base.

         (c) Landlord shall initially designate Fair Market Rental Value and Landlord shall furnish data in support of such designation. If Tenant disagrees with Landlord's designation of a Fair Market

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Rental Value, Tenant shall have the right, by written notice given within thirty
(30) days after Tenant has been notified of Landlord's designation, to submit such Fair Market Rental Value to arbitration. Fair Market Rental Value shall be submitted to arbitration as follows: Fair Market Rental Value shall be determined by impartial arbitrators, one to be chosen by Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the President of the Boston Bar Association (or such organization as may succeed to said Boston Bar Association) and request him to select an impartial third arbitrator, who shall be a real estate broker with at least ten
(10) years' experience dealing with like types of properties in the Cambridge office market, to determine Fair Market Rental Value as herein defined. Such third arbitrator and the first two chosen shall, subject to commercial arbitration rules of the American Arbitration Association, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the State wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. If the dispute between the parties as to a Fair Market Rental Value has not been resolved before the commencement of Tenant's obligation to pay rent based upon such Fair Market Rental Value, then Tenant shall pay Yearly Rent and other charges under the Lease in respect of the Premises in question based upon the rate in effect immediately before the commencement of Tenant's obligation to pay rent based upon such Fair Market Rental Value until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant, in either case with interest at the rate set forth in Section
6.1 hereof.

         31.    RIGHT OF FIRST OFFER TO LEASE LANDLORD'S EXCESS SPACE.

         Tenant shall have a right of first offer to lease any space available in the Building or in Unit 100 of the Condominium (to be known as 100 Technology Square) up to a maximum of 35,000 rentable square feet of space and not necessary for use by Landlord or its affiliates, as determined by Landlord in its sole discretion (collectively, "LANDLORD'S EXCESS SPACE"), for the period of time commencing upon the date which is thirty (30) months following the Full Rent Commencement Date and ending upon the 5th Floor Delivery Date ("OPTION PERIOD"). Provided that Tenant is not in default under the terms of the Lease following receipt of any required notice and continuing beyond the expiration of any applicable cure periods set forth in this Lease at the time all or a portion of the Landlord's Excess Space becomes available and the Occupancy Requirement is then met, Tenant shall have the right to lease such space (i) for a term coterminous with the Term of this Lease, (ii) upon substantially the same terms and conditions set forth in this Lease, with the exception of Yearly Rent, which shall be fair market rent as determined in Landlord's reasonable discretion, and
(iii) on the following terms and conditions:

         (a) If any of the Landlord's Excess Space becomes available for lease during the Option Period (the space actually available at any one time, whether the entire Landlord's Excess Space or a portion thereof hereinafter referred to as "OFFERED SPACE"), Landlord shall, within seven (7) days after determining such space has become available, offer, in writing, to lease such space to Tenant on the

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terms and conditions set forth herein ("LANDLORD'S NOTICE"). Tenant then shall have five (5) business days from receipt of Landlord's Notice to notify Landlord in writing whether Tenant will exercise its rights to the Offered Space described in Landlord's Notice.

         (b) If Tenant does not so notify Landlord if its intent to lease said Offered Space within said five (5) business day period, then Tenant shall have no further right to the Offered Space, provided that if Landlord fails to execute a lease agreement with a third party with respect to the Offered Space within one hundred and eighty (180) days after said five (5) business day period on the same or better terms as those presented in Landlord's Notice, Tenant's rights to the Offered Space shall not be extinguished and shall revive and be in full force and effect. It is understood and agreed that if the Offered Space does not constitute the entire Landlord's Excess Space, Tenant's rights under this Section 31 with respect to the balance of the Landlord's Excess Space shall remain in full force and effect unless later extinguished as provided below.

         (c) If Tenant notifies Landlord of its desire to lease the Offered Space, Landlord shall submit to Tenant, and Tenant shall execute and deliver to Landlord within five (5) business days of receipt thereof, an amendment to this Lease which contains all of the economic terms and conditions set forth in Landlord's Notice, and such modifications to this Lease as may be necessary to reflect the inclusion of the Offered Space. If Tenant fails to execute and deliver the amendment to Lease within said five (5) business day period, Tenant's right to lease the Offered Space shall terminate and shall be null and void, and Landlord shall have no further obligation to lease the Offered Space to Tenant and may lease any or all of the Offered Space to another party upon such terms and conditions as Landlord may deem appropriate, free and clear of any rights in favor of Tenant contained herein.

         (d) All rights of Tenant under this Section shall terminate upon the expiration of the Option Period.

         (e) Tenant, after the termination of Tenant's rights under this Section and within five (5) business days after receipt of Landlord's request, shall execute and deliver to Landlord an agreement prepared by Landlord, in recordable form, confirming the termination of Tenant's rights under this Section. Tenant's failure to so execute and deliver such an agreement shall entitle Landlord to execute and record with the Registry an affidavit confirming the termination of Tenant's rights under this Section which affidavit shall be binding upon the parties and may be relied upon by third parties.

         (f) Without limiting the generality of any of Tenant's indemnifications as set forth in this Lease, Tenant also shall be liable for any and all damages and expenses including, without limitation, delay damages, loss of opportunity damages, lost rent, and attorneys' fees incurred as a result of Tenant's failure to execute an amendment to this Lease after having exercised its right of first offer as set forth above.

         (g) Tenant may not assign, mortgage, pledge, encumber or otherwise transfer its interest or rights under this Section, and any such purported transfer or attempt to transfer shall be void and without effect, shall terminate Tenant's rights under this Section, and shall constitute a default under the Lease.

         (h) Time is of the essence with respect to all aspects of this Section.

         32. ROOFTOP PREMISES. Tenant's use and occupancy of the Rooftop Premises (as the same shall change during the term of this Lease) shall be subject to the following additional requirements and restrictions:

         (a) The Rooftop Premises shall only be used for housing and operating certain equipment to be purchased and installed by Tenant as part of Tenant's Work, including without limitation an emergency back-up generator ("GENERATOR") and certain other mechanical equipment serving the laboratory areas of the Premises solely for the benefit of Tenant and any Assignees, Affiliated Entities, Collaborator Companies and permitted sublessees and licensees occupying the Premises, all as specifically approved in writing by Landlord (any equipment installed within the Rooftop Premises, as the same may be modified, altered or replaced during the Term, is collectively referred to herein as "TENANT'S ROOFTOP EQUIPMENT"). Landlord's approval shall not be unreasonably withheld, conditioned or delayed provided Tenant demonstrates to Landlord's reasonable satisfaction that the proposed equipment (x) does not interfere with any base building equipment operated by Landlord on the roof or within the Penthouse; (y) will not affect the structural integrity of the Building or impact the roof or the roof membrane in any manner; and (z) shall be adequately sound-proofed to meet all requirements of applicable law and Landlord's specified maximum decibel levels for equipment operations.

         (b) Tenant shall not install or operate Tenant's Rooftop Equipment until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses, and authorizations necessary for the installation and operation thereof. In addition, Tenant shall comply with all reasonable construction rules and regulations promulgated by Landlord in the installation, maintenance and operation of Tenant's Rooftop Equipment.

         (c) All electricity generated by the Generator may only be consumed by Tenant in the Premises.

         (d) Landlord shall have no obligation to provide any services including, without limitation, electric current, to the Rooftop Premises or to Tenant's Rooftop Equipment.

         (e) Tenant shall be responsible for the cost of repairing and maintaining Tenant's Rooftop Equipment and the cost of repairing any damage to the Building, or the cost of any necessary improvements to the Building, caused by or as a result of the installation of Tenant's Rooftop Equipment.

         (f) To the maximum extent permitted by law, Tenant's Rooftop Equipment shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that Tenant's Rooftop Equipment is damaged for any reason, except to the extent caused by the gross negligence or willful malfeasance of Landlord, its agents or contractors.

         (g) Landlord makes no warranties or representations to Tenant as to the suitability of the Rooftop Premises for the installation and operation of Tenant's Rooftop Equipment.

         (h) In addition to and without limiting Tenant's obligations under the Lease, Tenant covenants and agrees that the installation and use of the Tenant's Rooftop Equipment shall not adversely affect the insurance coverage for the Building. If for any reason, the installation or use of the Tenant's Rooftop Equipment shall result in an increase in the amount of the premiums for such coverage, then Tenant shall be liable for the full amount of any such increase.

         (i) If any of Tenant's Work on the roof of the Building, including without limitation the installation and maintenance of Tenant's Rooftop Equipment, damages the roof or invalidates or adversely affects any warranty, Tenant shall be fully responsible for the cost of repairs (and subsequent repairs to the roof to the extent that any warranty is invalidated or adversely affected).

         (j) Notwithstanding anything to the contrary herein or in the Lease contained, in the event that at any time during the term of the Lease, Landlord determines, in its sole but bona fide business judgment, that the periodic testing of Tenant's Rooftop Equipment interferes with the operation of the Building or the operations of any of the occupants of the Building, then Tenant shall, upon notice from Landlord, cause all further testing of Tenant's Rooftop Equipment to occur after normal business hours. Other than for periodic testing as aforesaid, in no event shall Tenant be entitled to operate the Generator except in cases of a power outage to the Premises or any portion thereof.

         33. CONFIDENTIALITY OBLIGATIONS. During the term of this Lease, Tenant may be required to disclose to Landlord information of a confidential and proprietary nature ("CONFIDENTIAL INFORMATION"). Landlord shall maintain in confidence the Confidential Information of Tenant, and shall not disclose, use or grant the use of the Confidential Information, except on a need-to-know basis to Landlord's directors, officers and employees and certain agents and other representatives of Landlord PROVIDED THAT any disclosure of any Confidential Information to any of the foregoing individuals will be subject to the terms and conditions of this Section 33. Landlord shall notify Tenant promptly upon discovery of any unauthorized use or disclosure of the Confidential Information. The foregoing confidentiality obligations shall not apply to the extent that Landlord is required to disclose information by applicable law, regulation or order of a governmental agency or a court of competent jurisdiction; provided, however, that to the extent practicable, Landlord (a) shall provide advance written notice thereof to Tenant and consult with Tenant prior to such disclosure with respect thereto, and (b) shall provide the Tenant with reasonable assistance, as requested, to object to any such disclosure or to request confidential treatment thereof, and (c) shall take reasonable action to avoid and/or minimize the extent of such disclosure.


                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF the parties hereto have executed this Indenture of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit 1 as of the Execution Date.


LANDLORD                                     TENANT

MASSACHUSETTS INSTITUTE                      DYAX CORP.
OF TECHNOLOGY


By: /s/ Steven C. Marsh                      By: /s/ Stephen S. Galliker
    ------------------------------               -------------------------------
Name:  Steven C. Marsh                       Name:  Stephen S. Galliker
Title: Managing Director of Real Estate      Title: Executive Vice President

                                    EXHIBIT 1

                            [AT BEGINNING OF LEASE]

                                                 EXECUTION VERSION JUNE 13, 2001

                                   EXHIBIT 2

                                   LEASE PLAN

                                                 EXECUTION VERSION JUNE 13, 2001

                                    Exhibit 2

                              [FLOOR PLAN DIAGRAM]

                                                                       [LOGO]
                                                                     technology
                                                                    square @ MIT

First Floor Plan Bldg 300 [SCALE]                                   13 June 2001

                                                                          1 of 4

                              [FLOOR PLAN DIAGRAM]

                                                                       [LOGO]
                                                                     technology
                                                                    square @ MIT

Fifth Floor Plan Bldg 300 [SCALE]                                   13 June 2001

                                                                          2 of 4

                              [FLOOR PLAN DIAGRAM]

                                                                       [LOGO]
                                                                     technology
                                                                    square @ MIT

Sixth Floor & Seventh Floor Plan Bldg 300 [SCALE]                   13 June 2001

                                                                          3 of 4

                              [FLOOR PLAN DIAGRAM]

                                                                       [LOGO]
                                                                     technology
                                                                    square @ MIT

Eighth Floor Plan Bldg 300 [SCALE]                                  13 June 2001

                                                                          4 of 4

                                   EXHIBIT 2-1

                               PLAN OF CONDOMINIUM

                                                 EXECUTION VERSION JUNE 13, 2001

                           [CONDOMINIUM PLAN DIAGRAM]

                                                       AS BUILT CONDOMINIUM PLAN
                                                   TECHNOLOGY SQUARE CONDOMINIUM
                                                                CAMBRIDGE, MASS.

                                 EXHIBIT 3

               LEGAL DESCRIPTION OF THE CONDOMINIUM AND BUILDING

                                                 EXECUTION VERSION JUNE 13, 2001

                                    Exhibit 3

The following parcels of land in Cambridge, Middlesex County, Massachusetts:

The Registered Land shown as Lots 15, 16 and 19 on Land Court Plan No. 30711E, Lot 43 on Land Court Plan No. 30711J and Lots 46 and 47 on Land Court Plan No. 30711K, and

The Unregistered Land shown as Area No. 1, Area No. 2, Area No. 3, Area No. 4, Area No. 5, Area No. 6, Area No. 7, Area No. 8 and Area No. 9 on a plan entitled "Plan of Land and Easements, Cambridge, Mass." Prepared by Raymond C. Pressey, Inc., dated June 1970 and recorded with the Middlesex South Registry of Deeds in Book 11879, Page 393, Plan 852 (A of 2) of 1970.

Excepting therefrom that portion taken by the Cambridge Redevelopment Authority Eminent Domain Taking dated April 12, 1982 and recorded in Book 14590, Page 221 and that portion taken by the Cambridge Redevelopment Authority Eminent Domain Taking dated January 27, 1983 and recorded in Book 14891, Page 556.

Said parcels are also shown on Land Court Plan C404-1 and C404-2.

Said parcels are also described as Units 200, 400 and 500 as set forth in Master Deed of Technology Square Condominium dated November 30, 2000 and filed as Document No. 1158816 and recorded in Book 32159, Page 490.

Together with the benefit of the following:

1. Terms and provisions of Reciprocal Easement Agreement dated April 18, 2000 by and between Technology Square LLC and the Charles Stark Draper Laboratory, Inc. recorded in Book 31324, Page 262 and filed as Document No. 1137080.

2. Terms and provisions of Foundation, Grade Beam and Encroachment Agreement dated March 11, 1975, filed as Document No. 531493, as amended by and Amendment to Foundation, Grade Beam and Encroachment Agreement, dated September 1, 1976, filed as Document No. 547840, affecting Lots 19 and 20, as affected by Reciprocal Easement Agreement dated April 18, 2000 recorded in Book 31324, Page 262 and filed as Document No. 1137080.

                         Square footage is not insured.

                                    EXHIBIT 4

                                BUILDING SERVICES

A.    General Cleaning (Monday through Friday)

      1. All stone, ceramic, tile, marble, terrazzo and other unwaxed flooring to be swept nightly, using approved dust-down preparation.

      2. All wood, linoleum, vinyl-asbestos, vinyl and other similar types of floors to be swept or dry mopped nightly, using dust-down preparation; all carpeting and rugs in the main traffic areas (corridors, reception areas, etc.) to be vacuumed nightly and all other carpeted areas to be vacuumed at least once each week.

      3.    Wax all public areas monthly.

      4.    Hand dust all furniture, files and fixtures nightly.

      5. Empty all waste receptacles nightly and remove waste paper and waste materials, including folded paper boxes and cartons, to a designated area.

      6.    Empty and clean all ash trays and screen all sand urns nightly.

      7. Wash and clean all water fountains and coolers nightly. Sinks and floors adjacent to sinks to be washed nightly.

      8. Hand dust all door and other ventilating louvers within reach, as necessary, but not less often than monthly.

      9.    Dust all telephones as necessary.

      10. Keep lockers and janitor sink rooms in a neat, orderly condition at all times.

      11.   Wipe clean all bright metal work as necessary.

      12. Check all stairwells throughout entire building nightly and keep in clean condition.

      13. Metal doors and trim of all public elevator cars to be properly maintained and kept clean.

B.    Lavatories

      1. Sweep and wash all lavatory floors nightly, using proper non-scented disinfectants.

      2. Clean all mirrors, powder shelves, bright work and enameled surfaces in all

                                                 EXECUTION VERSION JUNE 13, 2001
            lavatories nightly. Scour, wash and disinfect all basins, bowls and urinals using non-scented disinfectants.

      3. Police lavatories during the day with matron or porter to pick up waste and replenish materials.

      4.    Wash all toilet seats nightly.

      5.    Fill toilet tissue holders nightly.

      6.    Empty paper towel receptacles nightly.

      7.    Empty sanitary disposal receptacles nightly.

      8.    Thoroughly clean all wall tile and stall surfaces as necessary.

C.    High Dusting

      Do all high dusting (not reached in nightly cleaning) quarterly which includes the following:

      1. Dust all pictures, frames, charts, graphs, and similar wall hangings.

      2. Dust exposed pipes, ventilation and air conditioning louvers, ducts and high moldings.

D.    Window Cleaning

      1. All exterior windows (except for any retail/commercial areas) from the second floor and above will be cleaned inside and outside at least three (3) times per calendar year except when cleaning is rendered impracticable by inclement weather.

      2. Entrance doors and elevator lobby glass to be cleaned daily and kept in a clean condition at all times during the day.

      3. Wipe down all metal window frames as necessary but not less often than monthly.

E.    Building Lobbies

      1. Floors to be swept and washed or vacuumed nightly, and machine scrubbed according to Building Standard frequency.

      2.    Carpeting in passenger elevator cabs to be vacuum cleaned nightly.

      3. Lobby walls to be dusted as often as necessary, but not less than weekly.

                                                 EXECUTION VERSION JUNE 13, 2001

      4.    Screen and clean sand urns nightly.

      5. Clean all unpainted metal work in a manner appropriate to original finish.

F.    Porters

      Necessary number of day porters under supervision will be assigned for the following services:

      1. Service all public and building operating space throughout the Building.

      2.    Keep elevator cars clean and neat during the day.

      3. Maintain lobbies clean and, during wet weather, mopped dry to the extent practicable.

      4. Dust and rub down all elevator doors, frames, telephone booths and directories daily.

      5.    Sweep sidewalks, ramps, etc. daily.

      6.    Clean roofs and setbacks as often as necessary.

      7.    Maintain firehose and equipment clean.

      8.    Lay and remove lobby runners as necessary.

      9.    Replenish toilet tissue, towels and other supplies in lavatories.

      10. Maintain fan rooms, motor rooms and air conditioning rooms in clean condition.

      11.   Check stairways and keep same neat and clean during the day.

      12. Clean exterior columns, exterior signs and metal work, standpipe and sprinkler system, walkways and stairs as necessary.

      13. If directed by superintendent, fill towel and soap dispensers and perform any emergency cleaning required.

                                                 EXECUTION VERSION JUNE 13, 2001

                                    EXHIBIT 5

                            FORM OF LETTER OF CREDIT

BENEFICIARY                                 ISSUANCE DATE:

                                            July 2, 2001

MASSACHUSETTS INSTITUTE OF
TECHNOLOGY
[LANDLORD]
                                            IRREVOCABLE STANDBY
                                            LETTER OF CREDIT NO.

ACCOUNTEE/APPLICANT:                        MAXIMUM/AGGREGATE
                                            CREDIT AMOUNT:
DYAX CORP.                                  USD: $4,279,932.00
[TENANT]

LADIES AND GENTLEMEN:

      We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed FOUR MILLION TWO HUNDRED SEVENTY-NINE THOUSAND NINE HUNDRED THIRTY-TWO and NO/100 US Dollars ($4,279,932.00) available by your draft(s) drawn on ourselves at sight accompanied by:

      Your statement, signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to Section 29 the Lease (the "LEASE") dated June 13, 2001 by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY as Landlord, and DYAX CORP., as Tenant, for premises within Building 300, Technology Square, Cambridge, Massachusetts.

      Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.

      You shall have the right to make partial draws against this Letter of Credit, from time to time.

      You shall be entitled to assign your interest in this Irrevocable Standby Letter of Credit from time to time to your lender(s) and/or your successors in interest without our approval and without charge. In the event of an assignment, we reserve the right to require reasonable evidence of such assignment as a condition to any draw hereunder.

      Except as otherwise expressly stated herein, this Letter of Credit is subject to the "Uniform Customs and practice for Documentary Credits, International Chamber of Commerce,

                                                 EXECUTION VERSION JUNE 13, 2001

Publication No. 500 (1993 Revision)".

      This Letter of Credit shall expire at our office on June 30, 2002 (the "STATED EXPIRATION DATE"). It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year periods from such Stated Expiration Date, unless at least forty-five (45) days prior to such Stated Expiration Date )or any anniversary thereof) we shall notify you and the Accountee/Applicant in writing by registered mail (return receipt) that we elect not to consider this Letter of Credit extended for any such additional one (1) year period.

                                                 EXECUTION VERSION JUNE 13, 2001

                                    EXHIBIT 6

                            RESPONSIBILITIES MATRIX

                                                 EXECUTION VERSION JUNE 13, 2001

                                    Exhibit 6
TECHNOLOGY SQUARE @ MIT
BUILDING 300 -- LAB TENANT

RESPONSIBILITIES MATRIX

                  ------------------------------------------------------------------------------------------
                  DESCRIPTION                                                      SHELL/CORE         TENANT
------------------------------------------------------------------------------------------------------------
SITEWORK          Perimeter sidewalks, street curbs, trees, parking lot paving.        X
                  ------------------------------------------------------------------------------------------
                  Landscaping.                                                         X
                  ------------------------------------------------------------------------------------------
                  Two 4" telephone conduits from 15' outside building into first       X
                  floor telephone room.
                  ------------------------------------------------------------------------------------------
                  1 Cable TV 4" conduit from 15' outside building into first           X
                  floor electrical room.
                  ------------------------------------------------------------------------------------------
                  Gas service to building for base building systems.                   X
                  ------------------------------------------------------------------------------------------
                  Sanitary sewer connection.                                           X
                  ------------------------------------------------------------------------------------------
                  Domestic water service to building.                                  X
                  ------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
CODE              Building construction in accordance with requirements of             X                X
COMPLIANCE        Massachusetts State Building Code, 6th edition.
                  ------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
STRUCTURE         Floor live load capacity to be 150psf at first floor, 60 +           X
                  2Opsf at floors 2-8.
                  ------------------------------------------------------------------------------------------
                  Live load increases for special tenant loads at floors and                            X
                  roof.
                  ------------------------------------------------------------------------------------------
                  Floor to floor heights: first floor varies from 17'-6" to            X
                  19'-11", upper floor 13'-0".
                  ------------------------------------------------------------------------------------------
                  Framing with lateral bracing for base building to meet seismic       X
                  code requirements fireproofed as required by code.
                  ------------------------------------------------------------------------------------------
                  Structural framing designed to accommodate extended columns to       X
                  support future tenant-supplied roof equipment.
                  ------------------------------------------------------------------------------------------
                  Dunnage at roof for tenant equipment                                                  X
                  ------------------------------------------------------------------------------------------
                  Framed openings for added shafts needed by Tenant                                     X
                  ------------------------------------------------------------------------------------------
                  Framed openings for 'black iron' kitchen exhaust duct                X
                  ------------------------------------------------------------------------------------------
                  Miscellaneous metal items (lintels, elevator sills,                  X
                  ------------------------------------------------------------------------------------------

                                                                  6/12/01


                                                                          1 of 7

Technology Square @ MIT
Building Description Matrix, Building 300
Page 2 of 7

                  ------------------------------------------------------------------------------------------
                  DESCRIPTION                                                      SHELL/CORE         TENANT
------------------------------------------------------------------------------------------------------------
                  canopy framing, etc.) related to base building construction.
                  ------------------------------------------------------------------------------------------
                  Miscellaneous metal items and concrete pads related to tenant                         X
                  fit-out.
                  ------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
EXTERIOR          Exterior wall consisting of pre-cast concrete panels.                X
                  ------------------------------------------------------------------------------------------
                  Window system at punched openings consisting of                      X
                  thermally-broken aluminum mullions with painted exterior
                  finish, 1" insulating glass units, spandrel glass, & metal infill/closure panels.
                  ------------------------------------------------------------------------------------------
                  Ground floor 'storefront' system at entry consisting of              X
                  thermally-broken aluminum mullions with painted exterior
                  finish, 1" insulating glass units and spandrel glass.
                  ------------------------------------------------------------------------------------------
                  Truck door consisting of metal coiling doors, electrically           X
                  operated.
                  ------------------------------------------------------------------------------------------
                  Penthouse wall consisting of EFIS system and louvers.                X
                  ------------------------------------------------------------------------------------------
                  Additional penthouse and/or screening for tenant equipment, to                        X
                  be built in accordance with base building design and city
                  requirements
                  ------------------------------------------------------------------------------------------
                  Entry canopy consisting of metal framing with brake-formed           X
                  metal enclosure.
                  ------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
ROOFING           Roofing system consisting of single-ply EPDM with rigid              X
                  insulation.
                  ------------------------------------------------------------------------------------------
                  Roofing penetrations for 'black iron' kitchen exhaust for            X
                  restaurant tenant
                  ------------------------------------------------------------------------------------------
                  Roofing penetrations for tenant equipment or systems, to be                           X
                  made in accordance with roofing manufacturer's details and warranty requirements.
                  ------------------------------------------------------------------------------------------
                  Walkway pads to base building and base building upgrade              X
                  mechanical equipment.
                  ------------------------------------------------------------------------------------------
                  Walkway pads to tenant mechanical equipment.                                          X
                  ------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
COMMON            Finished first floor building lobby and egress corridors,            X
AREAS             including stone/tile flooring, drywall and suspended ceilings and appropriate accent
                  ------------------------------------------------------------------------------------------

                                                                  6/12/01


                                                                          2 of 7

Technology Square @ MIT
Building Description Matrix, Building 300
Page 3 of 7

                  ------------------------------------------------------------------------------------------
                  DESCRIPTION                                                      SHELL/CORE         TENANT
------------------------------------------------------------------------------------------------------------
                  lighting.
                  ------------------------------------------------------------------------------------------
                  Finished toilet rooms with thin-set ceramic tile floors and          X
                  walls, drywall/acoustic ceilings, stone lavatory counters.
                  ------------------------------------------------------------------------------------------
                  Janitor, electrical and telephone closets.                           X
                  ------------------------------------------------------------------------------------------
                  Finished exit stairways with painted walls.                          X
                  ------------------------------------------------------------------------------------------
                  Finished loading area with 2 truck bays with leveler.                X
                  ------------------------------------------------------------------------------------------
                  First floor main mechanical/electrical rooms for base building       X
                  and upgrade equipment.
                  ------------------------------------------------------------------------------------------
                  Doors and frames at common areas: hollow metal frames; hollow        X
                  metal doors at service areas, solid core wood doors at other areas, and lever hardware.
                  ------------------------------------------------------------------------------------------
                  Doors, frames, and hardware at tenant areas.                                          X
                  ------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
ELEVATORS         Three traction passenger elevators with 3,500 pound capacity         X
                  and quality cab finishes (wood paneled walls, stainless steel entrance and trim, metal ceiling).
                  ------------------------------------------------------------------------------------------
                  One traction freight elevator with 5000 pound capacity serving       X
                  levels 1 - 8 and located adjacent to the Loading Dock.
                  ------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
WINDOW TREATMENT  Building standard blinds for all windows-furnished.                  X
                  ------------------------------------------------------------------------------------------
                  Building standard blinds for all windows, installation.                               X
                  ------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
TENANT            Insulated, taped and primed drywall inside face of exterior          X
AREAS             wall, with vapor barrier and primed MDO window sills.
                  ------------------------------------------------------------------------------------------
                  Partitions, ceilings, flooring, painting, finishes, doors,                            X
                  millwork, and all build-out within tenant area.
                  ------------------------------------------------------------------------------------------
                  Shaft enclosures for base building systems.                          X
                  ------------------------------------------------------------------------------------------
                  Shaft enclosures for base building upgrade and                                        X
                  ------------------------------------------------------------------------------------------

                                                                  6/12/01


                                                                          3 of 7

Technology Square @ MIT
Building Description Matrix, Building 300
Page 4 of 7

                  ------------------------------------------------------------------------------------------
                  DESCRIPTION                                                      SHELL/CORE         TENANT
------------------------------------------------------------------------------------------------------------
                  tenant systems.
                  ------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
PLUMBING          Gas service and distribution for base building and upgrade           X
                  systems.
                  ------------------------------------------------------------------------------------------
                  Gas distribution for tenant systems.                                                  X
                  ------------------------------------------------------------------------------------------
                  Extension of existing sanitary waste system into tenant areas.                        X
                  ------------------------------------------------------------------------------------------
                  Domestic water from meter to all core fixtures and wet columns       X
                  and penthouse requiring cold water. Back-flow preventers at entrance. Pressure booster pumps.
                  ------------------------------------------------------------------------------------------
                  Electric Domestic point of use water heaters and hot water           X
                  supply piping to all core fixtures.
                  ------------------------------------------------------------------------------------------
                  Domestic hot water system for Tenant use                                              X
                  ------------------------------------------------------------------------------------------
                  Water meter and distribution piping for potable/non-potable                           X
                  risers
                  ------------------------------------------------------------------------------------------
                  Tenant pH Adjustment Systems Connection Points within building       X
                  to sanitary sewer.
                  ------------------------------------------------------------------------------------------
                  pH Neutralization, Lab Grade Water, Compressed Air and Vacuum                         X
                  systems
                  ------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
FIRE              Combination sprinkler/standpipe system with fire department          X
PROTECTION        valves and based on light hazard occupancy.
                  ------------------------------------------------------------------------------------------
                  Fire service and double-check valve assembly.                        X
                  ------------------------------------------------------------------------------------------
                  Fire pump, controller, test header.                                  X
                  ------------------------------------------------------------------------------------------
                  Alarm check valve and siamese connection.                            X
                  ------------------------------------------------------------------------------------------
                  Floor control valve assemblies and test drains.                      X
                  ------------------------------------------------------------------------------------------
                  Sprinkler coverage to all core areas.                                X
                  ------------------------------------------------------------------------------------------
                  Branch distribution within Tenant areas.                                              X
                  ------------------------------------------------------------------------------------------
                  Flow switches, tamper switches, pressure switches.                   X
                  ------------------------------------------------------------------------------------------
                  Modification of sprinkler piping and head layout to                                   X
                  ------------------------------------------------------------------------------------------

                                                                  6/12/01


                                                                          4 of 7

Technology Square @ MIT
Building Description Matrix, Building 300
Page 5 of 7

                  ------------------------------------------------------------------------------------------
                  DESCRIPTION                                                      SHELL/CORE         TENANT
------------------------------------------------------------------------------------------------------------
                  suit tenant build-out and Tenant hazard index.
                  ------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
HVAC              Air handler capacity, 1.15 cfm/sf for entire base building           X
                  with added capacity of 2.0 cfm/sf for lab areas assuming a split of 60% lab, 40% office for areas located above Level 1.
                  No provisions have been made for 24 hr. cooling of individual
                  Tenant areas.
                  ------------------------------------------------------------------------------------------
                  Equipment, controls and equipment rooms for 24 hour cooling          X
                  systems for Tenant areas. Chiller Plant available 24x7 for lab tenants as part of base building.
                  ------------------------------------------------------------------------------------------
                  Occupant load for heating and cooling systems design based on        X
                  35 sf/person in retail areas and 150 sf/person in office areas
                  ------------------------------------------------------------------------------------------
                  Vertical Kitchen exhaust duct (restaurant tenant)                    X
                  ------------------------------------------------------------------------------------------
                  Kitchen exhaust fans, wiring, controls (for restaurant tenant)                        X
                  and horizontal ductwork
                  ------------------------------------------------------------------------------------------
                  Supply, return, & toilet exhaust duct risers for base building       X
                  systems
                  ------------------------------------------------------------------------------------------
                  Exhaust duct risers and all supply, return and exhaust                                X
                  horizontal distribution for additional tenant systems (except kitchen exhaust duct riser for restaurant tenant)
                  ------------------------------------------------------------------------------------------
                  Dedicated Tenant exhaust systems for general exhaust, lab                             X
                  exhaust and fume hood exhausts. All vertical risers and
                  horizontal ductwork.
                  ------------------------------------------------------------------------------------------
                  Supply, return, and exhaust system, including ductwork,                               X
                  control boxes, grilles, registers, & diffusers in tenant
                  areas.
                  ------------------------------------------------------------------------------------------
                  630 ton cooling for base building systems with a supplemental        X
                  1,400 ton Chiller plant for tenant systems. Within these
                  figures is a spare capacity of 130 tons for tenant use.
                  ------------------------------------------------------------------------------------------
                  Condenser water pumping and distribution for base building           X
                  systems and for Retail areas. 110 tons/33Ogpm is provided for the south retail area with 30 tons/90gpm provided for the
                  northwest retail area.
                  ------------------------------------------------------------------------------------------

                                                                  6/12/01


                                                                          5 of 7

Technology Square @ MIT
Building Description Matrix, Building 300
Page 6 of 7

                  ------------------------------------------------------------------------------------------
                  DESCRIPTION                                                      SHELL/CORE         TENANT
------------------------------------------------------------------------------------------------------------
                  Gas-fired hot water boiler plant in Penthouse serving new air        X
                  handlers and Tenant-furnished distribution piping and reheat coils within lab areas.
                  ------------------------------------------------------------------------------------------
                  Additional hot water or steam boilers for tenant systems.                             X
                  ------------------------------------------------------------------------------------------
                  Hot & chilled water risers and distribution for base building.       X
                  ------------------------------------------------------------------------------------------
                  Fan-powered and VAV terminal units                                                    X
                  ------------------------------------------------------------------------------------------
                  Hot & chilled water distribution system within tenant areas.                          X
                  ------------------------------------------------------------------------------------------
                  Automatic temperature control system for base building               X
                  ------------------------------------------------------------------------------------------
                  Automatic temperature control system for tenant areas and                             X
                  systems.
                  ------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
ELECTRIC          Transformer vault with utility-supplied 480/277V transformer.        X
                  ------------------------------------------------------------------------------------------
                  (2) empty 4" conduits from main electric room to south retail        X
                  area plus (1) telephone conduit
                  ------------------------------------------------------------------------------------------
                  (4) 4" conduits from main electric room to northwest retail          X
                  Tenant area plus (1) telephone conduit
                  ------------------------------------------------------------------------------------------
                  Conductors, metering equipment and circuit breakers to Tenant                         X
                  areas
                  ------------------------------------------------------------------------------------------
                  480/277V, 3 phase, 4 wire main switchboard, 4,000amp, metered,       X
                  for base building systems.
                  ------------------------------------------------------------------------------------------
                  480/277V, 3 phase, 4 wire 3,000 amp un-metered feed and bus          X
                  risers for added base building systems and for supplemental power for tenant areas. A nominal capacity of 15 watts/sf will be available for tenant lab areas and 8 watts/sf for tenant office areas with a 60%Lab, 40% Office split.
                  ------------------------------------------------------------------------------------------
                  Tenant meters, fused disconnect and utility company                                   X
                  transformer cabinets at all floors
                  ------------------------------------------------------------------------------------------

                                                                  6/12/01


                                                                          6 of 7

Technology Square @ MIT
Building Description Matrix, Building 300
Page 7 of 7

                  ------------------------------------------------------------------------------------------
                  DESCRIPTION                                                      SHELL/CORE         TENANT
------------------------------------------------------------------------------------------------------------
                  480/277 volt power to fan-powered boxes hot water heat                                X
                  ------------------------------------------------------------------------------------------
                  275 kW emergency generator for base building life safety             X
                  systems, including fuel storage and transfer system, and
                  acoustic enclosure.
                  ------------------------------------------------------------------------------------------
                  Rooftop Standby Generator for tenant systems and equipment,                           X
                  including fuel storage and transfer system, and acoustic
                  enclosure.
                  ------------------------------------------------------------------------------------------
                  Electric closets at floors for base building systems and core        X
                  areas.
                  ------------------------------------------------------------------------------------------
                  Additional electric closets for tenant areas.                                         X
                  ------------------------------------------------------------------------------------------
                  Power distribution for tenant areas.                                                  X
                  ------------------------------------------------------------------------------------------
                  Fire Alarm system and risers.                                        X
                  ------------------------------------------------------------------------------------------
                  Fire Alarm devices in tenant spaces shall be code-compliant                           X
                  and compatible for tie-in with Base Building systems.
                  ------------------------------------------------------------------------------------------
                  Lighting in common and base building areas.                          X
                  ------------------------------------------------------------------------------------------
                  Lighting in tenant areas.                                                             X
                  ------------------------------------------------------------------------------------------
                  Lightning protection system.                                                          X
                  ------------------------------------------------------------------------------------------
                  Telephone/data system, including service, risers, wiring,                             X
                  closets, and distribution.
                  ------------------------------------------------------------------------------------------
                  Dual Telecommunications entrances to Campus have been arranged       X
                  via Main Street and Portland Street. Each Base Building has
                  dual entrances with (6) 4" PVC conduits.
                  ------------------------------------------------------------------------------------------
                  Base Building telecommunication rooms and empty conduit riser        X
                  system
                  ------------------------------------------------------------------------------------------
                  Security System including access control, CCTV, etc. as                               X
                  required by Tenant within Base Building areas(eg: Elevator
                  Floor Access Control) and within Tenant Spaces
                  ------------------------------------------------------------------------------------------

                                                                  6/12/01


                                                                          7 of 7

                                    EXHIBIT 7

                                EXTERIOR SIGNAGE

                                                 EXECUTION VERSION JUNE 13, 2001

                                    Exhibit 7

[BUILDING DIAGRAM]

      TENANT SIGNANGE STANDARDS
1
      NTS
                     Tenant Sign Guidelines:

                     1. GOVERNING ORDINANCE Cambridge Zoning Ordinance
                             Article 7.000 Signs and Illumination, Section
                             7.16.22 All Business, Office and Industrial
                             Districts, Paragraph C. Wall Signs
                             NOTE: SPECIAL VARIANCE GRANTED 2/24/00 TO PERMIT SIGNS HIGHER THAN 20 FEET.

5" Max Thickness     2. MAXIMUM SIGN AREA
[SIGN GRAPHIC]               Not to exceed 60 SQUARE FEET, calculated by drawing
                             the smallest rectangle or other geometric shape that encompasses all letters and symbols
                             [Dimension A multiplied by Dimension B]

                             Note: Either the vertical or horizontal dimension may not exceed 30". An element of the sign that exceeds 30" maybe used, but that portion cannot be face lit - either halo-lighting or non-illumination is permitted. SEE TI-3 FOR EXAMPLE.

                     3. SIGN CONSTRUCTION
                             Individual fabricated metal channel letters with 5" returns and 1/4" translucent faces. Penetrate wall to remote transformers - raceways are not permitted. TENANT LOGOS PERMITTED WITH RESTRICTIONS. SEE TI-3 FOR EXAMPLE.

                     4. SIGN ILLUMINATION
      SIDE VIEW              Face-lit with internal white neon.
2
      NTS            5. SIGN COLORS
                             White or tenant corporate color

                     6. SIGN LOCATION
                             Top story level of building. Location subject to approval of landlord. SEE TI-4 FOR APPROVED SIGN LOCATION PLAN

[SASAKI LETTERHEAD]

Sasaki Associates,   7. SUBMITTAL PROCESS
Inc.                         Tenant must submit detailed shop drawings of
64 Pleasant Street           signage to Landlord, in context of building
Watertown, MA 02172          elevation, for approval. Tenant is responsible for
USA                          obtaining all permits from City of Cambridge for
                             sign installation.

--------------------------------------------------------------------------------
ISSUED               PROJECT
--------------------------------------------------------------------------------
03.19.00  SIGNAGE    TECHNOLOGY SQUARE LLC            SCALE: AS SHOWN
          STANDARDS  Site Signage Masterplan          SA# 81740.04
                     Cambridge, MA                    DRAWN:bp

--------------------------------------------------------------------------------
SHEET TITLE                DRAWING
--------------------------------------------------------------------------------
ELEVATION, SECTION         TI.1
SIGN TYPE TI
MAJOR TENANT IDENTITY

[BUILDING DIAGRAM]

                     BUILDING 400 - SOUTH - NIGHT
1
                     1/8" = 1'-0"

                     SIGN AREA
                           30" x 223" = 6690/144 = 46 square feet

                     SIGN CONSTRUCTION
                           Individual fabricated
                           metal channel letters
                           with 5" returns and 1/4"
                           translucent faces.
                           Penetrate wall to remote
                           transformers

                     SIGN ILLUMINATION:
                           Face-lit with internal white neon.

                     SIGN COLORS:
                           White or tenant corporate color

[Sasaki letterhead]

Sasaki Associates, Inc.
64 Pleasant Street
Watertown, MA 02172
USA

                                                                         EXAMPLE

--------------------------------------------------------------------------------
ISSUED               PROJECT
--------------------------------------------------------------------------------
03.19.00  SIGNAGE    TECHNOLOGY SQUARE LLC            SCALE: AS SHOWN
          STANDARDS  Site Signage Masterplan          SA# 81740.04
                     Cambridge, MA                    DRAWN: bp

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EXAMPLE                    TI.2
SIGN TYPE TI
MAJOR TENANT IDENTITY

[BUILDING DIAGRAM]

                     BUILDING 500 - WEST - NIGHT

1
                     1/8" = 1'-0"

                     SIGN AREA
                           142" x 60" = 8520/144 = 59 square feet

                     SIGN CONSTRUCTION
                           LETTERS: Individually fabricated metal channel letters with 5" returns and 1/4" translucent faces. Penetrate wall to remote transformers
                           LOGO: Fabricated metal channel shapes with 5" returns and metal faces.

                     SIGN ILLUMNATION:
                           LETTERS: [within 30") Face-lit with internal white neon.
                           LOGO: (exceeds 30") Halo-lit w/blue neon

                     SIGN COLORS:
                           Tenant corporate colors

[Sasaki letterhead]

Sasaki Associates, Inc.
64 Pleasant Street
Watertown, MA 02172
USA

                                                                         EXAMPLE

--------------------------------------------------------------------------------
ISSUED               PROJECT
--------------------------------------------------------------------------------
03.19.00  SIGNAGE    TECHNOLOGY SQUARE LLC            SCALE: AS SHOWN
          STANDARDS  Site Signage Masterplan          SA# 81740.04
                     Cambridge, MA                    DRAWN: bp

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EXAMPLE                    TI.3
SIGN TYPE TI
MAJOR TENANT IDENTITY

[MAP]

[SASAKI LETTERHEAD]

Sasaki Associates, Inc.
64 Pleasant Street
Watertown, MA 02172
USA                                                            TI TENANT ID SIGN

--------------------------------------------------------------------------------
ISSUED               PROJECT
--------------------------------------------------------------------------------
03.19.00  SIGNAGE    TECHNOLOGY SQUARE LLC            SCALE: AS SHOWN
          STANDARDS  Site Signage Masterplan          SA# 81740.04
                     Cambridge, MA                    DRAWN: BBS

--------------------------------------------------------------------------------
SHEET TITLE                DRAWING
--------------------------------------------------------------------------------
SIGN LOCATIONS             TI.4
SIGN TYPE TI
MAJOR TENANT IDENTITY

                                    EXHIBIT 8

                           TENANT'S REMOVABLE PROPERTY

                           [TO BE PREPARED BY TENANT]

                                                 EXECUTION VERSION JUNE 13, 2001

                                    EXHIBIT 9

                   INITIAL APPROVED TENANT CHEMICAL INVENTORY

                                                 EXECUTION VERSION JUNE 13, 2001

                                    Exhibit 9
                                   DYAX CORP.

PRODUCT [MANUFACTURER]                                          TRACKING #     X
--------------------------------------------------------------------------------
[Ethylonebis] Tetracetic Acid [Mallinokrodt Baker, Inc.]            103125     *
1-Propanol [Mallinckrodt Baker, Inc.]                               103135     *
1-Step NBT/BCIP [Pierce Chemical Company]                           103196     *
1-Step TMB-Blotting [Pierce Chemical Company]                       103195     *
1,1 Carbonyldimidazole [Sigma/Aldrich/Fluka Chemical Co.]           102991     *
1,3 Dicyclohexylabodiimide [Sigma/Aldrich/Fluka Chemical Co.]       102962     *
1,3 Dissopropylcarbodiimide [Advanced Chemtech]                     103034     *
1,3 Propanedithiol [Sigma/Aldrich/Fluka Chemical Co.]               102968     *
lx Trypsin-EDTA Solution [Maine Biotechnology]                      103236     *
2-Methyl-2-Propanol [Sigma/Aldrich/Fluka Chemical Co.]              102965     *
2-Propanol [Mallinckrodt Baker, Inc.]                               103136     *
2,3-Dichloroaniline [Sigma/Aldrich/Fluka Chemical Co.]              103002     *
30% Acrylamide/Bis [Bio-Rad Laboratories Clinical Division]         103186     *
3,6,9-trioxaundecanedoic Acid [Sigma/Aldrich/Fluka Chemical Co.]    103026     *
3700 Running Buffer [Perkin Elmer Corporation]                      103232     *
4-Bromopolystyrene HL [Calbiochem Novabiochem]                      103007     *
4-Methylbenzyl Alcohol [Sigma/Aldrich/Fluka Chemical Co.]           102998     *
5,5-Dithio-Bis [Sigma/Aldrich/Fluke Chemical Co.]                   103037     *
6-Aminopenicillanic Acid [Sigma/Aldrich/Fluka Chemical Co.]         102980     *
7-Amino-4-Methyl-Coumarin [Sigma/Aldrich/Fluka Chemical Co.]        103063     *
7-Aminopenicillianic Acid [Sigma/Aldrich/Fluka Chemical Co.]        102981     *
8-Quinolinol [Eastman Kodak Company HSD/Dental Markets]             103111     *
ABC Multipurpose Agent [Badger Fire Protection]                      42250     X
Acc Q Tag Elvent A [Water Corp.]                                    103071     *
Accuclot Protein C Kit [Sigma/Aldrich/Fluka Chemical Co.]            44559     X
Accuclott Thrombin Time Reagent [Sigma/Aldrich/Fluka Chemical Co.]  103171     *
Acetanilide [Sigma/Aldrich/Fluke Chemical Co.]                      103004     *
Acetic Acid [Sigma/Aldrich/Fluka Chemical Co.]                       76261     X
Acetic Acid, Glacial [Mallinckrodt Baker, Inc.]                      36736     X
Acetic Acid, Potassium [Sigma/Aldrich/Fluka Chemical Co.]           103079     *
Acetic Anyhydride [Advanced Chemtech]                               103032     *
Acetic Anyhydride [Sigma/Aldrich/Fluka Chemical Co.]                103038     *
Acetonitrile [Mallinckrodt Baker, Inc.]                              79090     X
Acetonitrile, 99.93+%, HPLC Grade [Sigma/Aldrich/Fluka Chemical Co.] 77801     X
Acid Spill Emergency Cleanup Kit [Mallinckrodt Baker, Inc.]          88528     X
--------------------------------------------------------------------------------

961666                    Copyright MedSafe 2001               Printed 6/11/2001

                                   DYAX CORP.

PRODUCT [MANUFACTURER]                                                                  TRACKING #    X
--------------------------------------------------------------------------------------------------------
Acrylamide [Bio-Rad Laboratories]                                                           79361     X
Acrylic Latex Caulk [DAP]                                                                   41176     X
Adenine Sulfate [Calbiochem Novabiochem]                                                   103139     *
Adenosine 5' - Triphosphate [Amersham Pharmacia Biotech]                                   103164     *
Adipic Acid Monomethyl Ester Chloride [Sigma/Aldrich/Fluka Chemical Co.]                   103075     *
Adipoyl Chloride [EM Science/MCB/Harleco]                                                  103073     *
Agar Bacteriological [Oxoid Ltd.]                                                          103080     *
Agar Grade A [BBL Microbiology Systems]                                                    103081     *
Agar Granulated [BBL Microbiology Systems]                                                 103082     *
Agar Noble [Difco]                                                                          89247     *
Agarose [Invitrogen]                                                                       103198     *
Agarose [Sigma/Aldrich/Fluka Chemical Co.]                                                 103144     *
Air [Airgas]                                                                                90278     X
Air Compressed or Compressed Oxygen & Nitrogen Mixture [BOC Gases]                          86446     X
Ajax All Purpose Cleaner [Colgate Oral Pharmaceuticals]                                     85684     X
Alanine [Sigma/Aldrich/Fluka Chemical Co.]                                                 103104     *
ALavine-t-Butyl Ester [Sigma/Aldrich/Fluka Chemical Co.]                                   102983     *
Albumin Bovine Fraction V Powder [Sigma/Aldrich/Fluka Chemical Co.]                         80801     X
Albumin Human [Sigma/Aldrich/Fluka Chemical Co.]                                            88065     X
Alcohol Ethyl [EM Science/MCB/Harleco)                                                      38359     X
Alcohol Ethyl, Reagent, Denatured [Sigma/Aldrich/Fluka Chemical Co.]                        87234     X
Alcohol Isoamyl [Sigma/Aldrich/Fluka Chemical Co.]                                          79080     X
Alconox falcon lab                                                                          04738     X
Alkaline Phosphatase Conjugated [Rockland]                                                 103167     *
Alkaline Phosphatase Conjugated Anti-rat [Rockland]                                        103169     *
Alpha-Cyano-4-Hydroxyclnnamic Acid [Sigma/Aldrich/Fluka Chemical Co.]                      103027     *
Amino Acid Standard H [Pierce Chemical Company]                                            103040     *
Arnino-N-Caproic Acid [Sigma/Aldrich/Fluke Chemical Co.]                                    89263     *
Aminobenzoic Acid [Calbiochem Novabiochem]                                                 103141     *
Ammonium Acetate Molecular Biology Reagent [Sigma/Aldrich/Fluka Chemical Co.]               79168     X
Ammonium Chloride [Mallinckrodt Baker, Inc.]                                                13241     X
Ammonium Chloride, 99.99% [Sigma/Aldrich/Fluka Chemical Co.]                                37956     X
Ammonium Formate [Sigma/Aldrich/Fluka Chemical Co.]                                        103012     *
Ammonium Hydroxide, ACS Reagent [Sigma/Aldrich/Fluka Chemical Co.]                          79979     X
Ammonium Persulfate [Mallinckrodt Baker. Inc.]                                              43938     X
Ammonium Sulfate [EM Science/MCB/Harleco]                                                   39072     X
---------------------------------------------------------------------------------------------------------

961666                   Copyright MedSafe 2001                Printed 6/11/2001

                                   DYAX CORP.

PRODUCT [MANUFACTURER]                                                                 TRACKING #     X
-------------------------------------------------------------------------------------------------------
Anti-fd Bacteriophage [Sigma/Aldrich/Fluka Chemical Co.]                                   103231     *
Anti-Human Albumin [Sigma/Aldrich/Fluka Chemical Co.]                                      103162     *
Anti-Rabbit lgG, Heavy And light Chain [Calbiochem Novabiochem]                            103230     *
Antibiotic Medium 4 [Difco]                                                                103130     *
Antifoam 204 [Sigma/Aldrich/Fluka Chemical Co.]                                            102959     *
Antifoam 289 [Sigma/Aldrich/Fluka Chemical Co.]                                            102958     *
Antifoam A [Sigma/Aldrich/Fluka Chemical Co.]                                              102999     *
Aprotinin [ICN Pharmaceuticals]                                                            103066     *
Aptt Reagent [Sigma/Aldrich/Fluka Chemical Co.]                                            77796      X
Arginine [Sigma/Aldrich/Fluka Chemical Co.]                                                103093     *
Argon [BOC Gases]                                                                          96363      X
Asparagine [Sigma/Aldrich/Fluka Chemical Co.]                                              103095     *
Aspartic Acid [Sigma/Aldrich/Fluka Chemical Co.]                                           103094     *
Bacto Agar [Difco]                                                                         103129     *
Bacto Tryptone [Difco]                                                                     81113      X
Bacto Yeast Extract [Difco]                                                                103134     *
Bath Clear Microbicide [Fisher Scientific Co./Acros Organcs]                               84329      X
BC Fire Extinguisher [Badger Fire Protection)                                              92782      *
BCA Protein Assay Kit [Pierce Chemical Company]                                            103181     *
Benzoic Acid Sodium Crystalline [Sigma/Aldrich/Fluka Chemical Co.]                         29740      X
Benzoyl Chloride [Sigma/Aldrich/Fluke Chemical Co.]                                        89339      X
Bicine/ N.N-Bis(2-Hydroxyethyl Glycine [Sigma/Aldrich/Fluka Chemical Co.]                  89346      X
Big Bite [Simplex Products]                                                                103228     *
Bio-Gel P-2, 4, 6, 6DG, 10, 30, 50, 1O0, 150, 200 & 300 Gel [Bio-Rad Laboratories]         79333      X
Biotin Conjugated Affinity Purified Anti-monkey [Rockianj]                                 103168     *
Biphonyl [Sigma/Aldrich/Fluka Chemical Co.]                                                102994     *
Bis-Tris-Propane [Sigma/Aldrich/Fluka Chemical Co.]                                        103176     *
Bleach [Clorox]                                                                            00832      X
Blocker Casein [Pierce Chemical Company]                                                   103148     *
BNPS-Skatole [Pierce Chemical Company]                                                     103061     *
BOC-ON [Sigma/Aldrich/Fluka Chemical Co.]                                                  102987     *
Bolter Hunter Reagent [Pierce Chemical Company]                                            103069     *
Boric Acid [Mallinckrodt Baker, Inc.]                                                      09687      X
Boric Acid ACS Reagent [Sigma/Aldrich/Fluka Chemical Co.]                                  86986      X
Brie 35 Solution [Sigma/Aldrich/Fluka Chemical Co.]                                        38606      X
Brilliant Blue G Concentrate [Sigma/Aldrich/Fluka Chemical Co.]                            88046      X
---------------------------------------------------------------------------------------------------------

961666                   Copyright MedSafe 2001                Printed 6/11/2001

                                   DYAX CORP.

PRODUCT [MANUFACTURER]                                                                    TRACKING #     X
------------------------------------------------------------------------------------------------------------
Brilliant Blue R [Sigma/Aldrich/Fluka Chemical Co.]                                           87037      X
Bromothymol Blue Sodium ACS Reagent [Sigma/Aldrich/Fluka Chemical Co.]                        87382      X
Buffer 1 [Qiagen Inc.]                                                                        108151     *
Buffer 2 [Qiagen Inc.]                                                                        103152     *
Butanol [Fisher Scientific Co./Acros Organcs]                                                 94338      X
Butoxycarbonyl Isoleucine [Sigma/Aldrich/Fluka Chemical Co.] .                                102996     *
Butoxycalbonyl Trytophan [Sigma/Aldrich/Fluka Chemical Co.]                                   103011     *
Butoxycarbonyl Valine [Sigma/Aldrich/Fluka Chemical Co.]                                      103003     *
Cadmium Chloride [EM Science/MCB/Hadeco]                                                      102974     *
Calcium Buffer Reagent [Sigma/Aldrich/Fluka Chemical Co.]                                     78731      X
Calcium Chloride [EM Science/MCBI Harleco]                                                    39010      X
Calcium Chloride Dihydrate Molecular Biology Reagent [Sigma/Aldrich/Fluka Chemical Co.]       38040      X
Caprylic Acid [Sigma/Aldrich/Fluka Chemical Co.]                                              103105     *
Captopril [Sigma/Aldrich/Fluka Chemical Co.]                                                  103154     *
Carbenicillin Disodium Plant Cell Culture Tested [Sigma/Aldrich/Fluka Chemical Co.]           88106      X
Carbobenzyloxyl-L-Valine [Sigma/Aldrich/Fluka Chemical Co.]                                   103014     *
Carbon Decolorizing [Fisher Scientific Co./Acros Organcs]                                     87687      X
Carbon Dioxide Gas [BOC Gases]                                                                86447      X
Casein, Acid Hydrolysate [Sigma/Aldrich/Fluka Chemical Co.]                                   103106     *
Caustic Spill Emergency Cleanup Kit [Mallinckrodt Baker, Inc.]                                81576      X
Cesium Chloride [Mallinckrodt Baker, Inc.]                                                    87537      X
Ches [Calbiochem Novabiochem]                                                                 103107     *
Chloride Reagent [Sigma/Aldrich/Fluka Chemical Co.]                                           77793      X
Chloroacetic Acid Crystalline [Sigma/Aldrich/Fluka Chemical Co.]                              89386      X
Chloroaniline [Sigma/Aldrich/Fluka Chemical Co.]                                              102995     *
Chloroform [Mallinckrodt Baker, Inc.]                                                         79559      X
Chioroquine Diphosphate Crystalline [Sigma/Aldrich/Fluka Chemical Co.]                        99220      X
Chondrotin Sulfate [Sigma/Aldrich/Fluka Chemical Co.]                                         103150     *
Chromozym TRY [Boehringer Mannheim]                                                           103205     *
Citric Acid [Sigma/Aldrich/Fluka Chemical Co.]                                                29742      X
Citric Acid Trisodium Dihydrate Molecular Biology Reagent [Sigma/Aldrich/Fluka Chemical Co.]  78716      X
Clelands Reagent [Pierce Chemical Company]                                                    103068     *
Coagulation Control I [Sigma/Aldrich/Fluka Chemical Co.]                                      80620      *
Cobalt Chloride Hexahydrate [Sigma/Aldrich/Fluka Chemical Co.]                                83725      X
Cold Ice [Cold Ice Inc.]                                                                      99553      X
Con A Sepharose [Pharmacia/Upjohn]                                                            103178     *
----------------------------------------------------------------------------------------------------------

961666                   Copyright MedSafe 2001                Printed 6/11/2001

                                   DYAX CORP.

PRODUCT [MANUFACTURER]                                                                 TRACKING #     X
------------------------------------------------------------------------------------------------------------
Coomassie Plus Protein Assay [Pierce Chemical Company]                                     103185     *
Copper II Sulfate Hydrate 98% [Sigma/Aldrich/Fluka Chemical Co.]                           39101      X
Countertop Magic [Magic American]                                                          12138      X
Crystal Violet, Certified [Sigma/Aldrich/Fluka Chemical Co.]                               77368      X
Cupric Sulfate Anhydrous [Sigma/Aldrich/Fluka Chemical Co.]                                77125      X
Cyclic Calcitonin Gene Related Peptide Rat [Sigma/Aldrich/Fluka Chemical Co.]              78697      X
Cyclohexane [Malinckrodt Baker, Inc.]                                                      87616      X
O(-) Arabinose [Sigma/Aldrich/Fluka Chemical Co.])                                         103083     *
D-(+)-Biotin [Calbiochem Novabiochem]                                                      103206     *
O (-) Fructose [Sigma/Aldrich/Fluka Chemical Co.]                                          38747      X
D-(+)-Gaiactose [Sigma/Aldrich/Fluka Chemical Co.]                                         81146      X
D (+) Raffinose [Difco]                                                                    103114     *
d-Biotin [Sigma/Aldrich/Fluka Chemical Co.]                                                103064     *
DEAE Sepharose Fast Flow [Pharmacia/Upjohn]                                                103226     *
Deoxycholic Acid Sodium [Sigma/Aldrich/Fluka Chemical Co.]                                 83723      X
Derma Soothe [Minnetonka Medical]                                                          03287      X
Desk and Office Cleaner 13M General                                                        12930      X
Dextran Sulfate Sodium From Dextran AV [Sigma/Aldrich/Fluka Chemical Co.]                  77055      X
Dextran Sulphate [Pharmacia/Upjohn]                                                        103124     *
Diabetes-Associated Peptide Amide Human [Sigma/Aldrich/Fluka Chemical Co.]                 99303      X
Dibutylamine [Sigma/Aldrich/Fluka Chemical Co.]                                            103077     *
Diethylamine Free Base [Sigma/Aldrich/Fluka Chemical Co.]                                  87066      X
Difusion Pump Fluid [Dow Chemical]                                                         103049     *
Dimethyl Sulfoxide [Sigma/Aldrich/Fluka Chemical Co.]                                      38801      X
Dimethyl Sulfoxide ACS Reagent [Sigma/Aldrich/Fluka Chemical Co.]                          29743      X
DimethylFormamide [Sigma/Aldrich/Fluka Chemical Co.]                                       40609      X
Dipea [Advanced Chemtech]                                                                  103033     *
Diphenylamine [Sigma/Aldrich/Fluka Chemical Co.]   .                                       89468      X
Disolpropylethylamine [Sigma/Aldrich/Fluka Chemical Co.]                                   103031     *
Dithiothreitol Molecular Biology Reagent [Sigma/Aldrich/Fluka Chemical Co.]                77058      *
DL-Dithiothreitol [ICN Pharmaceuticals]                                                    103039     *
Dodecylbenzenesulfonic Acid Sodium Salt [Sigma/Aldrich/Fluka Chemical Co.]                 103202     *
Dulbeccos Phosphate Buffered Saline [Sigma/Aldrich/Fluka Chemical Co.]                     81147      X
Dx-262 [Bachem Inc. Fine Chemicals]                                                        103042     *
Dx-263 [Bachem Inc. Fine Chemicals]                                                        103045     *
Dx-264 [Bachem Inc. Fine Chemicals]                                                        103043     *
----------------------------------------------------------------------------------------------------------

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                                                                          Page 5

                                       DYAX CORP.

PRODUCT [MANUFACTURER]                                                                 TRACKING #     X
------------------------------------------------------------------------------------------------------------
Dx-265 [Bachem Inc. Fine Chemicals]                                                        103044     *
Dx-266 [Bachem Inc. Fine Chemicals]                                                        103041     *
E-64 Protease Inhibitor [Boehringer Mannheim]                                              103216     *
ECC Western Blotting Detection Reagents, [Amersham Pharmacia Biotech]                      103158     *
EcoLume [ICN Pharmaceuticals]                                                              103190     *
EDTA, Disodium Salt, Dihydrate [Mallinckrodt Baker, Inc.]                                  80682      X
ElectroPure Reagents TG Buffer [Owl]                                                       103174     *
Elmer's Glue All [Borden Products Elmers, Krazy Glue]                                      10791      X
EnzChek Elastase Assay kit [Molecular Probes, Inc.]                                        108160     *
Ether, Anhydrous [Mallinckrodt Baker, Inc.]                                                88041      X
Ether Ethyl [Mallinckrodt Baker, Inc.]                                                     81578      X
Ethidium Bromide [Sigma/Aldrich/Fluka Chemical Co.]                                        77091      X
EverCold Foam Refrigerant Brick [Cold Ice Inc.]                                            100236     *
Expo Markers/Dry Erase Markers [Sanford]                                                   10863      X
Eye Wash [Bel-Art Products]                                                                98764      *
EZ Link Activated Peroxidase Antibody Labeling Kit [Pierce Chemical Company]               103211     *
Ferrous Sulfate [Sigma/Aldrich/Fluka Chemical Co.]                                         103097     *
Ferrous Sulfate [Sigma/Aldrich/Fluka Chemical Co.]                                         103126     *
Fetal Bovine Serum, Qualified [Life Technologies]                                          77339      X
Fire Extinguisher ABC Dry Chemical Fire Extinguisher [Amerex]                              10848      X
Fire Extinguisher For Combustible Metals [Amerex]                                          103078     *
Fire Extinguisher Halon 1211 - Fire Extinguisher [Amerex]                                  23155      X
Fire Extinguishers [Kidde Safety Products]                                                 32761      X
Fluorescein [Sigma/Aldrich/Fluka Chemical Co.]                                             103127     *
Folic Acid [Calbiochem Novabiochem]                                                        103143     *
Formic Acid Free Acid [Sigma/Aldrich/Fluka Chemical Co.]                                   76523      X
Formic Acid, Sodium Salt, 99+%, ACS Reagent [Sigma/Aldrich/Fluka Chemical Co.]             76269      X
Frigid Brick [Tech Pak Inc.]                                                               98268      *
Frigid Ice [Tech Pak Inc.]                                                                 103054     *
Gelatin [Fisher Scientific Co./Acros Organcs]                                              39145      X
GeneAmp [Hoffman-LaRoche/Roche]                                                            103155     *
Genescan Polymer [Perkin Elmer Corporation]                                                103207     *
Glade Air Freshener - All Fragrances [SC Johnson Wax]                                      10840      X
Glass Plus [S.C. Johnson & Sons]                                                           04926      X
Glue Stick [Avery Dennison]                                                                83433      X
Glutaraldehyde-P [Mallinckrodt Baker, Inc.]                                                103180     X
----------------------------------------------------------------------------------------------------------

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                                                                          Page 6

                                       DYAX CORP.

PRODUCT [MANUFACTURER]                                                                 TRACKING #     X
------------------------------------------------------------------------------------------------------------
Glutathione reduced From Free Acid Sigmaultra [Sigma/Aldrich/Fluka Chemical Co.]           99279      X
Glutathione Sepharose 4B [Pharmacia/Upjohn]                                                103179     *
Glycerol Gelatin [Sigma/Aldrich/Fluka Chemical Co.]                                        76231      X
Glycine, 99% [Sigma/Aldrich/Fluka Chemical Co.]                                            77343      X
Glycine Buffer Reagent [Sigma/Aldrich/Fluka Chemical Co.]                                  39149      X
Glycine Free Base Molecular Biology Reagent [Sigma/Aldrich/Fluka Chemical Co.]             87070      X
Glycogen [Sigma/Aldrich/Fluka Chemical Co.]                                                103070     *
Guanidine [Sigma/Aldrich/Fluka Chemical Co.]                                               103085     *
Guanine [Calbiochem Novabiochem]                                                           103142     *
H-Lys(Z)-Obut-HCL [Advanced Chemtech]                                                      103010     *
HE-200 Vacuum Pump Oil [Leybold]                                                           103050     *
Heat Transfer Fluid [Polysciences]                                                         103048     *
Helium [BOC Gases]                                                                         36411      X
Hemin [Sigma/Aldrich/Fiuka Chemical Co.]                                                   103149     *
Heparin Calcium [Sigma/Aldrich/Fluka Chemical Co.]                                         103086     *
Hepes Sodium [Sigma/Aldrich/Fluka Chemical Co.]                                            77347      X
Hexadeoyltrimethyl-Ammonium Bromide [Fisher Scientific Co./Acros Organos]                  103088     *
Hexanes [Mallinckrodt Baker, Inc.] .                                                       78949      X
Hi-Liter Inks [Avery Dennison]                                                             34391      X
Histidine [Sigma/Aldrich/Fluka Chemical Co.]                                               103087     *
HotStar Taq DNA Polymerase [Oiagen Inc.]                                                   103191     *
Human Serum Type AB From Clotted Male Whole Blood [Sigma/Aldrich/Fluka Chemical Co.]       87233      X
Hydrazine Anhydrous [Sigma/Aldrich/Fluka Chemical Co.]                                     97652      X
Hydrochloric Acid 33-40% [Mallinckrodt Baker, Inc.]                                        33516      X
Hydroxyapatite [Sigma/Aldrich/Fluka Chemical Co.]                                          103215     *
Hydroxylamine Hydrochloride [Sigma/Aldrich/Fluka Chemical Co.]                             39163      X
Ibuprofen [Sigma/Aldrich/Fluka Chemical Co.]                                   .           103084     *
Ice Pack [ICN Pharmaceuticals]                                                             103055     *
Imidazole 99+% [Sigma/Aldrich/Fluka Chemical Co.]                                          79076      X
ImmunoPure Avidin [Pierce Chemical Company]                                                103046     *
ImmunoPure HABA [Pierce Chemical Company]                                                  102961     *
ImmunoPure Streptavidin [Pierce Chemical Company]                                          103052     *
Insulin From Porcine [Sigma/Aldrich/Fluka Chemical Co.]                                    103165     *
Iodoacetamide, 97% [Sigma/Aldrich/Fluka Chemical Co.]                                      89542      X
Ionate Trifluoroacetic Acid [Pierce Chemical Company]                                      103218     *
Joy Dishwashing Liquid [Proctor and Gamble]                                                05653      X
----------------------------------------------------------------------------------------------------------

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                                                                          Page 7

                                   DYAX CORP.

PRODUCT [MANUFACTURER]                                                                 TRACKING #     X
------------------------------------------------------------------------------------------------------------
Kanamycin Sulfate [Calbiochem Novablochem]                                                 103140     *
Kitchen Klenzer [Fitzpatrick Bros. Inc.]                                                   85268      *
L(+)-Lactic Acid [Calbiochem Novabiochem]                                                  103090     *
L-DhenylcoLonine Benzyl Ester [Sigma/Aldrich/Fluka Chemical Co.]                           102979     *
L-Methionine [Sigma/Aldrich/Fluka Chemical Co.]                                            103091     *
L-Methionine Sulfone [Sigma/Aldrich/Fluka Chemical Co.]                                    102964     *
L-Methionine Sulfoxide [Sigma/Aldrich/Fluka Chemical Co.]                                  102963     *
L-Phenylalaninamide [Sigma/Aldrich/Fluka Chemical Co.]                                     103013     *
L-Phenylalanine Methyl Ester [Sigma/Aldrich/Fluka Chemical Co.]                            102988     *
Ladder And Loading Dye Pack [Invitrogen]                                                   103209     *
Lauryl Sulfate Molecular Biology [Sigma/Aldrich/Fluka Chemical Co.]                        76638      X
Leucine Benzyl Ester [Sigma/Aldrich/Fluka Chemical Co.]                                    102967     *
Liquid Paper Correction Fluid [Liquid Paper/Gillette Med. Eval. Lab]                       04869      X
Lithium Acetate [Sigma/Aldrich/Fluka Chemical Co.]                                         102967     *
Lithium Chloride [EM Science/MCB/Harleco]                                                  81000      X
Lithium Chloride Anhydrous [Sigma/Aldrich/Fluka Chemical Co.]                              42725      X
Macro-Prep Ceramic Hydroxyapatite [Bio-Rad Laboratories Clinical Division]                 103182     *
Macro-Prep High S Support [Bio-Rad Laboratories Clinical Division]                         103183     *
Magna Bind Amine Derivitized Beads [Pierce Chemical Company]                               102986     *
Magnesium Acetate Tetrahydrate ACS Reagent [Sigma/Aldrich/Fluka Chemical Co.]              37960      X
Magnesium Chloride [Mallinckrodt Baker, Inc.]                                              81497      X
Magnesium Chloride [Sigma/Aldrich/Fluka Chemical Co.]                                      08760      X
Magnesium Chloride Hexahydrate ACS Reagent [Sigma/Aldrich/Fluka Chemical Co.]              43845      X
Magnesium Sulfate, Anhydrous [Mallinckrodt Baker, Inc.]                                    77362      X
Magnesium Sulfate Anhydrous [Sigma/Aldrich/Fluke Chemical Co.]                             78244      X
Malt Extract [Difco]                                                                       103199     *
Manganese Chloride Tetrahydrate [Sigma/Aldrich/Fluke Chemical Go.]                         76427      X
Manganese Sulfate [Sigma/Aldrich/Fluka Chemical Co.]                                       103098     *
Mannitol [Sigma/Aldrich/Fluka Chemical Co.]                                                103096     *
Manostat Chromerge [Sigma/Aldrich/Fluka Chemical Co.]                                      102975     *
Marker King Size [Sanford]                                                                 80899      X
Marks A Lot [Avery Dennison]                                                               10633      X
Mercaptoethanol-2 [Sigma/Aldrich/Fluke Chemical Co.)                                       15085      X
Mercury (II) Perchlorate Hydrate [Sigma/Aldrich/Fluka Chemical Co.]                        102960     *
Mes Free Acid [Sigma/Aldrich/Fluka Chemical Co.]                                           37959      X
MetaPhor Agarose [Blo Whittaker]                                                           103122     *
----------------------------------------------------------------------------------------------------------

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                                                                          Page 8

                                   DYAX CORP.

PRODUCT [MANUFACTURER]                                                                      TRACKING #     X
-------------------------------------------------------------------------------------------------------------
Methanol [Mallinckrodt Baker, Inc.]                                                             91578      X
Methyl Green Certified [Sigma/Aldrich/Fluka Chemical Co.]                                       78143      X
Methyl Sulfoxide 99.9% [Sigma/Aldrich/Fluka Chemical Co.]                                       39660      X
Methylene Chloride [Mallinckrodt Baker, Inc.]                                                   77808      X
Micro Liquid Lab Cleaner [International Products Corporation]                                   38828      X
Moisturizing Lotion [Johnson & Johnson Consumer Products]                                       103035     *
Molecular Sieves [Sigma/ Aldrich / Fluka Chemical Co.)                                          102992     *
Monoclonal Anti-Protein A Clone SPA-27 [Sigma/Aldrich/Fluka Chemical Co.]                       103163     *
Mop & Glo Floor Shine Product [Reckitt & Colman. Inc.]                                          06941      X
Mops, Free Acid, Molecular Biology Reagent [Sigma/Aldrich/Fluka Chemical Co.]                   86997      X
Mouse Myeloma [Caibiochem Novabiochem]                                                          103187     *
MultiMark Multi-colored Standard [Invitrogen]                                                   103184     *
N,N-Diisoprylethylamirie [Sigma/Aldrich/Fluka Chemical Co.]                                     103188     *
N,N-Diisopropylethylamine [Sigma/ Aldrich/Fluke Chemical Co.]                                   103076     *
N,N-Diisopropylethylamlne [Sigma/Aldrich/Fluka Chemical Co.]                                    103028     *
N,N-Dimethyl Formamide [EM Science/MCB/Harleco]                                                 103072     *
N-Alpha-CBZ-L-Arginine [Sigma/Aldrich/Fluka Chemical Co.]                                       102990     *
N-CBZ-L-Methionine [Sigma/Aldrich/Fluka Chemical Co.]                                           100018     *
N-CBZ-Proline [Sigma/Aldrich/Fluka Chemical Co.]                                                103019     *
N-Chloroacetyl-L-Phenylalanine [Sigma/Aldrich/Fluka Chemical Co.]                               103005     *
N-Ethylmaleimide [Sigma/Aldrich/Fluka Chemical Co.]                                             103059     *
N-GBZ-L-Isoleucine [Sigma/Aldrich/Fluka Chemical Co.]                                           103006     *
N-Lauroyl Sarcosine Sodium [Sigma/Aldrich/Fluka Chemical Co.]                                   78795      X
N-Methoxysucoinyl-ALA-ALA-Pro-VAL 7-Amido-4-Methylcoumarin [Sigma/Aldrich/Fluka                 102976     *
N-N Disccinimidyl Carbonate [Sigma/Aldrich/Fluka Chemical Co.]                                  102978     *
N-PhthaLoyl-L-Levcine [Sigma/Aldrich/Fluka Chemical Co.]                                        102982     *
N-PhthaLoyl-L-PhenylaLonine [Sigma/Aldrich/Fluka Chemical Co.]                                  102985     *
N-t-BOC-6-Amonohexonic [Sigma/Aldrich/Fluka Chemical Co.] .                                     102984     *
N-t-BOC-Glycine [Sigma/Aldrich/Fluka Chemical Co.]                                              103021     *
N-t-BOC-L-3-Alanine [Sigma/Aldrich/Fluka Chemical Co.]                                          103020     *
N-t-BOC-L-PhenylaLanine [Sigma/Aldrich/Fluka Chemical Co.]                                      103017     *
N-t-BOC-O-Benzyl-L-Tyrosine [Healthfirst Family Care Center]                                    103016     *
Na,Na-bis-L-lysine [Sigma/Aldrich/Fluka Chemical Co.]                                           103065     *
NBT/BCIP [Pierce Chemical Company]                                                              103153     *
Neutral Cleaner [Pectrowax Corporation)                                                         103227     *
Nickel Chloride Hexahydrate [Sigma/Aldrich/Fluka Chemical Co.]                                  43426      X
------------------------------------------------------------------------------------------------------------

961666                   Copyright MedSafe 2001                Printed 6/11/2001

                                   DYAX CORP.

PRODUCT [MANUFACTURER]                                                                       TRACKING #     X
--------------------------------------------------------------------------------------------------------------
Nickell (II) Chloride Anhydrous [Sigma/Aldrich/Fluka Chemical Co.]                               102973     *
Nicotinic Acid Free Acid [Sigma/Aldrich/Fluka Chemical Co.]                                      77298      X
Ninhydrin [Sigma/Aldrich/Fluka Chemical Co.]                                                     76830      X
Ninhydrin/Ethanol [Perkin Elmer Corporation]                                                     103022     *
Nitroaniline [Sigma/Aldrich/Fluka Chemical Co.]                                                  89634      *
Nitrogen [BOC Gases]                                                                             21015      X
Nitrogen Compressed [Airgas]                                                                     82578      X
Nitrogen Liquid [BOC Gases]                                                                      41931      X
Non-Detergent SAE 30 Oil [Kendall Refining Company]                                              103233     *
NuPage Transfer Buffer [Invitrogen]                                                              103175     *
NuSieve GTG Agarose [FMC BioProducts]                                                            103121     *
0-N,N,N,N-Tetramethyluronium Hexaflurophosphate [Sigma/Aldrich/Fluka Chemical                    103036     *
Odor-End Liquid [CDC Technologies, Inc.]                                                         27991      X
Omnisolv [Sigma/Aldrich/Fluka Chemical Co.]                                                      103030     *
Orange-G [Sigma/Aldrich/Fluka Chemical Co.]                                                      103112     *
P-Hydroxybenzoic Acid Ethyl Ester [Sigma/Aldrich/Fluka Chemical Co.]                             103089     *
P-Hydroxybezoic Acid N-Butyl Ester [Sigma/Aldrich/Fluka Chemical Co.]                            103131     *
Paraformaldehyde [Sigma/Aldrich/Fluka Chemical Co.]                                              39662      X
PC Duster, PC Duster Refill, & Office Duster II, Office Ouster II Plus, Office Duster II Jr.     86309      X
PER Cloning Kit [Boehringer Mannheim]                                                            103192     *
POA [Bio-Rad Laboratories Clinical Division]                                                     103099     *
Penicillin-G [Sigma/Aldrich/Fluka Chemical Co.]                                                  103000     *
Peptone [Sigma/Aldrich/Fluka Chemical Co.]                                                       103100     *
Peptone [Sigma/Aldrich/Fluka Chemical Co.]                                                       103132     *
Peroxidase [Sigma/Aldrich/Fluka Chemical Co.]                                                    99402      X
Peroxidase Conjugated Anti-Goat [Rockland]                                                       103170     *
Peroxidase Solution B [Kirkegaard & Perry Laboratrories]                                         103145     *
pH 4.00 Buffer Solution [Vwr Scientific]                                                         103219     *
Phenol [Sigma/Aldrich/Fluka Chemical Co.]                                                        42685      X
Phenol ACS Reagent [Sigma/Aldrich/Fluka Chemical Co.]                                            87218      X
Phenol, Chloroform: Isoamyl Alcohol [Sigma/Aldrich/Fluka Chemical Co.]                           87228      X
Phenol, Saturated Solution [Amresco]                                                             79458      X
Phenol Ethanol [Perkin Elmer Corporation]                                                        103024     *
Phenyl Alanine [Sigma/Aldrich/Fluka Chemical Co.]                                                103102     *
Phenyl Benzoate [Sigma/Aldrich/Fluka Chemical Co.]                                               103001     *
Phenylacetyl Chloride [EM Science/MCB/Harleco]                                                   103074     *
-------------------------------------------------------------------------------------------------------------

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                                                                         Page 10

                                   DYAX CORP.

PRODUCT [MANUFACTURER]                                                                      TRACKING #      X
--------------------------------------------------------------------------------------------------------------
PhenylmethylSulfonyl Fluoride [Sigma/Aldrich/Fluka Chemical Co.]                                 79074      X
Phosphorus Reagent [Sigma/Aldrich/Fluka Chemical Co.]                                            77828      X
Picolinic Acid [Sigma/Aldrich/Fluka Chemical Co.]                                                103101     *
Pink Lotion Hand Cleaner [Superior Chemical]                                                     103197     *
Piperidine, 99% [Sigma/Aldrich/Fluka Chemical Co.]                                               86903      X
Plasmin From Bovine [Boehringer Mannheim]                                                        103204     *
Pledge [SC Johnson Wax]                                                                          05655      X
Pluronic F-68 Prill [BASF]                                                                       88590      X
Polyadenylic Acid (5'), Potassium [Sigma/Aldrich/Fluka Chemical Co.]                             79124      X
Polyethylene Glycol AV Mol WT 8,000 [Sigma/Aldrich/Fluka Chemical Co.]                           79123      X
Polyoxyethylenesorbitan Monooleate Tween 80 [Sigma/Aldrich/Fluka Chemical Co.]                   78240      X
Polyoxythylenesorbitan Monolaurate Tween 20 [Sigma/Aldrich/Fluka Chemical Co.]                   76309      X
Polystyrene-Divinylbenzene [Calbiochem Novabiochem]                                              103008     *
Polyvinylpyrrolidone Molecular Biology Reagent [Sigma/Aldrich/Fluka Chemical Co.]                76881      X
Potassium Carbonate, 99.9% ACS Reagent [Sigma/Aldrich/Fluka Chemical Co.]                        85998      X
Potassium Chloride [EM Sciencel MCB/Harteco]                                                     103108     *
Potassium Chloride Molecular Biology Reagent [Sigma/Aldrich/Fluka Chemical Co.]                  88054      X
Potassium Cyanide/Pyridine [Perkin Elmer Corporation]                                            103023     *
Potassium Hydroxide ACS Reagent Pellets [Sigma/Aldrich/Fluka Chemical Co.]                       97651      X
Potassium Hydroxide Pellets [Sigma/Aldrich/Fluka Chemical Co.]                                   79121      X
Potassium Iodide ACS Reagent [Sigma/Aldrich/Fluka Chemical Co.]                                  76468      X
Potassium Phosphate [EM Science/MCB/Harleco]                                                     103109     *
Potato Dextrose Agar [Pifco]                                                                     103200     *
Prevacare Moisturizing Cream [Johnson & Johnson Consumer Products]                               84019      X
PrOEZII [Cottreli]                                                                               80755      *
Propane [Bemz-O-Matic]                                                                           85413      X
Propionic Acid Ethyl Ester [Sigma/Aldrich/Fluka Chemical Co.]                                    79155      X
Protein Assay [Bio-Rad Laboratories Clinical Division]                                           103058     *
Protein Assay Standard 1 [Bio-Rad Laboratories Clinical Division]                                103229     *
Proteins (All) [New England Biolabs]                                                             103244     X
Purifled Antibody Cell Line [Maine Biotechnology]                                                103235     *
Pyridine [Sigma/ Aldrich) Fluka Chemical Co.]                                                    433682     X
Pyridoxine Hydrochloride [Sigma/Aldrich/Fluka Chemical Co.]                                      79117      X
QI Aquick 98 PCR Purification Kit [Qiagen Inc.]                                                  103193     *
QI Aquick PCR Purification Kit (250) [Qiagen Inc.]                                               103194     *
Quinaldic Acid [Sigma/Aldrich/Fluka Chemical Co.]                                                103113     *
-------------------------------------------------------------------------------------------------------------

961666                   Copyright MedSafe 2001                Printed 6/11/2001

                                   DYAX CORP.

PRODUCT [MANUFACTURER]                                                                        TRACKING #     X
----------------------------------------------------------------------------------------------------------------
Radiowash [Atomic Products Corp.]                                                                  96786     X
Reacti-Gel [Pierce Chemical Company]                                                               103177    *
Reagent Alcohol-200 Proof [AAPER Alcohol and Chemical]                                             102851    X
Rhodamine GG [Sigma/Aldrich/Fluka Chemical Co.]                                                    103115    *
Ribonuclease A from Bovine Pancreas Molecular Biology Reagent [Sigma/Aldrich/Fluka Chemical Co.]   77017     X
S-2366 [Chromogenix]                                                                               103060    *
S-Sepharose Fast Flow [Pharmacia/UpJohn]                                                           103225    *
S/P Calibrating Buffers PH4,7,10 [Vwr Scientific]                                                  43327     *
Sabour Dextrose Agar Dehydrated [Difco]                                                            89694     *
Salicylic Acid [Sigma/Aldrich/Fluka Chemical Co.]                                                  42689     X
Sammarium iodide [Sigma/Aldrich/Fluka Chemical Co.]                                                102993    *
sea Plaque GTG Agarose [Bio Whittaker]                                                             103123    *
SeaKem Agarose [FMC BioProducts]                                                                   77088     X
Sephacryl S-300 [Pharmacia/Upjohn]                                                                 103222    *
Sephacryl S-400 [Pharmacia/Upjohn]                                                                 103224    *
Sephadex [Sigma/Aldrich/Fluka Chemical Co.]                                                        83777     X
Sephadex G-25 [Amersham Pharmacia Biotechl                                                         102971    *
Sepharose CL-6B [Pharmacia/Upjohn]                                                                 103223    *
Sharpie Permanent Markers [Sanford]                                                                76009     X
Sigma Fast Fast Red Tr/Naphthol AS MX Tablets Sets 1 ML [Sigma/Aldrich/Fluka Chemical Co.]         99234     X
Sigmamarker Kit [Sigma/Aldrich/Fluka Chemical Co.]                                                 103053    *
Silicone Fluid SF96/5O [Thomas Scientific]                                                         103051    *
Silver Stain Plus Kit [Anhydrous Sodium Carbonate) [Bio-Rad Laboratories]                          79335     X
Silver Stain Plus Kit [Silver Nitrate & Ammonium Nitrate) [Bio-Rad Laboratories]                   79340     X
Silver Xpress Silver Staining Kit [Invitrogen]                                                     103166    *
Simply Blue Safe Stain [Invitrogen]                                                                103189    *
Sodium Acetate Anhydrous [Mallinckrodt Baker, Inc.)                                                78289     X
Sodium Acetate Anhydrous [Sigma/Aldrich/Fluka Chemical Co.]                                        39252     X
Sodium Azide [Sigma/Aldrich) Fluke Chemical Co.]                                                   08781     X
Sodium Bicarbonate [Sigma/Aldrich/Fluka Chemical Co.]                                              102972    X
Sodium Bicarbonate Cell Culture Tested [Sigma/Aldrich/Fluka Chemical Co.]                          78799     X
Sodium Borohydride [Sigma/Aldrich/Fluka Chemical Co.]                                              78798     X
Sodium Bromide ACS Reagent [Sigma/Aldrich/Fluka Chemical Co.]                                      79889     X
Sodium Carbonate [Sigma/Aldrich/Fluka Chemical Co.]                                                38798     X
Sodium Chloride [Mallinckrodt Baker, Inc.]                                                         26894     X
Sodium Chloride Crystals [Mallinckrodt Baker, Inc.]                                                92982     X
---------------------------------------------------------------------------------------------------------------

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                                                                         Page 12

                                   DYAX CORP.

PRODUCT [MANUFACTURER]                                                                        TRACKING #     X
----------------------------------------------------------------------------------------------------------------
Sodium Chloride Molecular Biology Reagent [Sigma/Aldrich/Fluka Chemical Co.]                       87078     X
Sodium Chloride Sigma Grade [Sigma/Aldrich/Fluka Chemical Co.]                                     76383     X
Sodium Citrate [EM Science/MCB/Harleco]                                                            103128    *
Sodium Cyanoborohydride [Sigma/Aldrich/Fluka Chemical Co.]                                         102966    *
Sodium Cyanoborohydride [Sigma/Aldrich/Fluka Chemical Co.]                                         102977    *
Sodium Dodecyl Sulfate [Mallinckrodt Baker, Inc.]                                                  88517     X
Sodium Hydroxide [Sigma/Aldrich/Fluka Chemical Co.]                                                83248     X
Sodium Hydroxide Pellets [Mallinckrodt Baker, Inc.]                                                94675     X
Sodium Nitrate [Sigma/Aldrich/Fluka Chemical Co.]                                                  103201    *
Sodium Periodate [Sigma/Aldrich/Fluka Chemical Co.]                                                102969    *
Sodium Phosphate Dibasic Anhydrous [Mallinckrodt Baker, Inc.]                                      78291     X
Sodium Phosphate Dibasic, Anhydrous ACS Reagent [Sigma/Aldrich/Fluka Chemical Co.]                 38042     X
Sodium Phosphate, Dibasic Molecular Biology Reagent [Sigma/Aldrich/Fluka Chemical Co.]             78770     X
Sodium Phosphate Monobasic [Fisher Scientific Co./Acros Organics]                                  26808     X
Sodium Tartrate Dihydrate ACS Reagent [Sigma/Aldrich/Fluka Chemical Co.]                           29749     X
Sodium Thiosulfate 99% [Sigma/Aldrich/Fluka Chemical Co.]                                          86003     X
SoftCide Handwash [Erie Scientific]                                                                07733     X
SoftGuard Hand Cream [Erie Scientific]                                                             07692     X
Softsoap Brand Liquid Soap [SoftSoap Enterprises]                                                  11538     X
Solvent Spill Clean Up Kit [Mallinckrodt Baker, Inc.)                                              92995     X
Sorbitol 97%) Glucitol [Sigma/Aldrich/Fluka Chemical Co.]                                          89722     X
Source 30Q [Pharmacia/Upjohn]                                                                      103220    *
Spermidine Free Base Molecular Biology Reagent [Sigma/Aldrich/Fluka Chemical Co.]                  76774     X
Spra-Ment Craft & Display Adhesive [3M General]                                                    98617     *
Starch, Potato [Fisher Scientific Co./Acros Organcs]                                               89884     X
Starch, Soluble ACS Reagent [Sigma/Aldrich/Fluka Chemical Co.]                                     77318     X
Sterile Aportinin [American Diagnostica Inc.]                                                      103147    *
Streptavidin [Boehringer Mannheim]                                                                 103214    *
Streptavidin [Sigma/Aldrich/Fluka Chemical Co.]                                                    103146    *
Streptavidin [Sigma/Aldrich/Fluka Chemical Co.]                                                    103213    *
Succinic Anhydride [Sigma/Aldrich/Fluka Chemical Co.]                                              102970    *
Sucrose, 99+%. ACS Reagent [Sigma/Aldrich/Fluka Chemical Co.]                                      76265     X
Sulto-NHS-LC-Biotin [Pierce Chemical Company]                                                      103156    *
Super Block Blocking Buffer [Pierce Chemical Company]                                              103159    *
Superdex 200 [Pharmacia) Upjohn]                                                                   103221    *
Surfact-Amps 80 [PIerce Chemical Company]                                                          108212    *
---------------------------------------------------------------------------------------------------------------

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                                                                         Page 13

                                   DYAX CORP.

PRODUCT [MANUFACTURER]                                                                        TRACKING #     X
----------------------------------------------------------------------------------------------------------------
Syner Gel [Diversified Biotech]                                                                    103120    *
TCEP-HCL-Phosphine Hydrochloride [Pierce Chemical Company]                                         103067    *
Tetracycline [Calbiochem Novabiochem]                                                              103133    *
Tetrahydrofuran Inhibitor Free [Sigma/Aldrich/Fluka Chemical Co.]                                  87820     X
Thrombin immobilized Human Plasma [Calbiochem Novabiochem]                                         103217    *
Thrombomax With Calcium [Sigma/Aldrich/Fluka Chemical Co.]                                         93455     *
TMB Membrane Enhancer [Kirkegaard & Perry Laboratrories]                                           103157    *
TMB Microwell Perioxidase Substrate System [Kirkegaard & Perry Laboratrories]                      103210    *
Todd Hewitt Broth With Gentamicin & Nalidixic Acid [Becton Dickinson Primary Care                  98259     X
Toner Cartridge C4149A [Hewlett Packard]                                                           103240    X
Toner Cartridge C4150A [Hewlett Packard]                                                           103238    X
Toner Cartridge C41S1A [Hewlett Packard]                                                           103237    X
Toner Cartridge C4152A [Hewlett Packard]                                                           103239    X
Toner Cartridge C4153A [Hewlett Packard]                                                           103241    X
Toner HP C1823A for Deskjet 720,722, 890 [Hewlett Packard]                                         82218     X
TPCK Trypsin [Pierce Chemical Company]                                                             103203    *
Trichloracetic Acid [Vwr Scientific]                                                               103025    *
Trichloroacetic Acid Crystals [Mallinckrodt Baker, Inc.]                                           93954     X
Triethylamine [Sigma/Aldrich/Fluka Chemical Co.]                                                   76976     X
Trifluoroacetic Acid Free Acid [Sigma/Aldrich/Fluka Chemical Co.]                                  77419     X
Triisopropylsilane [Sigma/Aldrich/Fluka Chemical Co.]                                              103029    *
Tris [Amresco]                                                                                     83792     X
Tris-(Hydroxymethyl)Aminomethane [Mallinckrodt Baker, Inc.]                                        88736     X
Tris-Glycine Gel [Invitrogen]                                                                      103056    *
Tris-SDS-BME Loading Buffer [Owl]                                                                  103161    *
Tris-Tricine Sepra Buff Anode Buffer [Owl]                                                         103172    *
Tris-Tricine Sepre Buff Diode Buffer [Owl]                                                         103173    *
Trizma Base Molecular Biology Reagent [Sigma/Aldrich/Fluka Chemical Co.]                           77292     X
Trizma Base Reagent Grade [Sigma/Aldrich/Fluka Chemical Co.]                                       76896     X
Trizma Buffer Solution [Sigma/Aldrich/Fluka Chemical Co.]                                          86191     X
Trizma Hydrochloride [Bio Genex Laboratories]                                                      40245     X
Trypsin Type XII-S From Bovine Pancreas [Sigma/Aldrich/Fluka Chemical Co.]                         83769     X
Trypticase Soy Agar [BBL Microbiology Systems]                                                     103092    *
Tryptone Peptone [BBL Microbiology Systems]                                                        103234    *
Tryptophan [Sigma/Aldrich/Fluka Chemical Co.]                                                      103103    *
Uracil [Calbiochem Novabiochem]                                                                    103138    *
---------------------------------------------------------------------------------------------------------------

961666                   Copyright MedSafe 2001                Printed 6/11/2001

                                   DYAX CORP.

PRODUCT [MANUFACTURER]                                                                        TRACKING #       X
----------------------------------------------------------------------------------------------------------------
Urea [Mann Chemical Corporation]                                                                   103117    *
Urea [Sigma/Aldrich/Fluka Chemical Co.]                                                            77294     X
Urea ACS Reagent [Sigma/Aldrich/Fluka Chemical Co.]                                                87057     X
Uridine Cell Culture Tested [Sigma/Aldrich/Fluka Chemical Co.]                                     99435     X
Utek Polyfoam Refrigerant Pack [Polyfoam Packers Corp]                                             94700     X
Vacuum Pump Oil [Vwr Scientific)                                                                   103047    *
Valine [Sigma/Aldrich/Fluka Chemical Co.]                                                          103118    *
WD-40 [WD-40]                                                                                      09905     X
Western Blotting Detection Reagents [Amersham Pharmacia Biotech]                                   103208    *
Wile Out [Gillette Co.]                                                                            81688     X
Xanithine [Calbiochem Novabiochem]                                                                 103137    *
Xanthine 99-100% i[Sigma/Aldrich/Fluka Chemical Co.]                                               77297     X
Yeast Nitrogen Base [Difco]                                                                        103119    *
Yeast Nitrogen Base w/o Amino Acids (Difco)                                                        103116    *
Zinc Acetate [Sigma/Aldrich/Fluka Chemical Co.]                                                    78942     X
Zinc Chloride Cell Culture Tested [Sigma/Aldrich/Fluka Chemical Co.]                               77543     *
Zinc Sulfate Heptahydrate [Sigma/Aldrich/Fluka Chemical Co.]                                       15444     X
---------------------------------------------------------------------------------------------------------------

961666                   Copyright MedSafe 2001                Printed 6/11/2001

                                   EXHIBIT 10
                       BUILDING RULES AND REGULATIONS WITH
                   CONSTRUCTION RULES AND REGULATIONS ADDENDUM

                                                 EXECUTION VERSION JUNE 13, 2001

                                   Exhibit 10

                              RULES AND REGULATIONS

1. The entrances, lobbies, passages, corridors, elevators, halls, courts, sidewalks, vestibules, and stairways shall not be encumbered or obstructed by Tenant, Tenant's agents, servants, employees. licensees or visitors or be used by them for any purposes other than ingress or egress to and from the premises.

2. The moving in or out of all safes, freight, furniture, or bulky matter of any description shall take place on weekends or before 8 a.m. and/or after 6 p.m., Monday through Friday, or during other hours that Landlord may decide from time to time or as otherwise approved by Landlord, which approval shall not be unreasonably withheld or delayed. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to have Landlord's structural engineer review Tenant's floor loads on the premises at Tenant's expense at the time Tenant is installing safes, freight, furniture or bulky matter.

3. Tenant or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, lease or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building, other than seeing eye dogs. Bicycles shall not be permitted in the Building.

4. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any common space which would be unsightly from the Building corridors or from the exterior of the Building and will promptly remove the same upon notice from Landlord.

5. Tenant or the employees, agents, servants, visitors or licensees of Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electrical devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or that interferes with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere or with the operation of roads or highways in the vicinity of the Building.

6. Tenant shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the premises without the prior written approval of Landlord.

7. Tenant may not (without Landlord's approval therefor, which approval will be signified on Tenant's Plans submitted pursuant to the Lease) and Tenant shall not permit or suffer anyone to: (a) cook in the premises (other than in microwave ovens); (b) at any time sell, purchase or give away or permit the sale, purchase, or gift of food in any form, except that food vendors shall be permitted to deliver prepared food ordered by invitees of Tenant and to collect money for such deliveries.

8. Tenant shall not: (a) use the premises for lodging, manufacturing or for any immoral or illegal purposes; (b) use the premises to engage in the manufacture or sale of spirituous, fermented, intoxicating or alcoholic beverages on the premises; (c) use the premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the premises.

9. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices, and, upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

10. Door keys for doors in the premises will be furnished at the commencement of the Lease by Landlord. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of Landlord. Tenant shall purchase duplicate keys only from Landlord and will provide to Landlord the means of opening of safes, cabinets, or vaults left on the premises. Upon the termination of its tenancy, Tenant must return to Landlord all keys either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys so furnished by Landlord, Tenant shall pay to Landlord the cost thereof.

11. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the premises closed and secured.

12. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the premises unless ordinarily embraced within Tenant's use of the premises as specified in its Lease. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same. Peddlers, solicitors and beggars shall be reported to Landlord's management office.

13. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed except when being used for access and except for Tenant's main entry door on the fourth (4th) floor of the Premises during normal business hours.

14. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

15. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from Landlord's management office.

16. Tenant shall comply with all security measures from time to time established by Landlord for the Building including, but not limited to, the below-listed procedure for the control of all building access cards issued to Tenant, Tenant's employees or agents.

      (a) Upon occupancy, Tenant shall submit a list of all authorized personnel who will require building access cards. This list is to be on the form provided in the Tenant's Handbook.

      (b). During tenancy, Tenant shall notify Landlord in writing when additional building access cards are required for new employees. Additionally, Tenant shall promptly notify Landlord in writing when a cardholder's authorization has been revoked (e.g., upon termination of employment).

      (c) Upon termination of tenancy, Tenant shall promptly return all building access cards issued to Tenant, Tenant's employees or agents. For all access cards not returned to Landlord, Tenant will be charged a fee to cover Landlord's cost to replace each card.

17. All wiring installed in Tenant's premises by Tenant or Tenant's agents shall be done in compliance with the rules and regulations of the State Building Code Commission.

18. Tenant shall become familiar with the proper use and handling of all fire extinguishers provided by Landlord in Tenant's premises and shall be responsible for the periodic inspection and maintenance of said extinguishers in accordance with the manufacturer's instructions.

19. Tenant shall participate in Landlord's semi-annual fire drills for the Building and shall appoint a fire marshal representing the Tenant and one additional fire marshal for each group of 50 employees.

20. Smoking is strictly prohibited by law in all areas of the Building including, without limitation, tenant premises, lobbies, elevators, rest rooms, vacant tenant spaces, entranceways, vestibules, stairwells, etc.). Tenant shall inform its employees of this law and shall be responsible for any violation of this law by its employees.

21. In the event Landlord has deposited a check from Tenant, and said check is returned to Landlord by Landlord's bank, then Landlord shall charge Tenant as additional rent a $35 processing fee (the "Processing Fee") for the returned check. In addition, until Landlord is able to redeposit Tenant's check, Landlord shall charge interest on the uncollectible funds in accordance with the provisions of Article 6(a) of the Lease. In the event the fee charged to Landlord for the returned check increases, then the Processing Fee shall be increased accordingly.

22. Parking is strictly prohibited in all handicapped spaces (unless vehicle has the appropriate handicapped sticker or license plate), fire lanes, tow zones, and other "no parking" areas (the "restricted areas"). Any vehicle found parking in a restricted area will be issued a citation and fined by the Cambridge Police Department. Repeated violators of this rule will have their vehicles towed without notice at their own expense. Tenant shall be responsible for notifying its employees of this rule and shall be responsible for any violation of this rule by its employees, including, but not limited to, reimbursing Landlord for all costs incurred in towing Tenant's employees' vehicles from the restricted areas.

23. Rollerblading and skateboarding are strictly prohibited within the Complex. Tenant shall be responsible for notifying its employees of this rule and shall be responsible for any violation of this rule by its employees.

24. Tenant shall abide by Landlord's move-in/move-out procedures contained in the Tenant Handbook, including, but not limited to, (i) scheduling Tenant's move-in and move-out only on weekends or after 6 p.m. Monday through Friday, and (ii) using only one padded building elevator during these moves. Notwithstanding the foregoing, Tenant shall not be required to comply with clause (i) hereof in connection with Tenant's initial move into the Premises and Tenant shall have the right to use more than one padded building elevator during such initial move. Tenant must notify Landlord 24 hours in advance so that Landlord can arrange for the padding of the elevator.

25. The speed limit at all times within the Complex is 20 miles per hour. Tenant shall adhere to this speed limit, shall be responsible for notifying its employees of this rule, and shall be responsible for any violation of this rule by its employees.

26. In the event Landlord permits Tenant to hire its own contractors to perform any tenant construction work, Tenant shall make its contractors aware of these Rules and Regulations and shall be responsible for any violation of these Rules and Regulations by Tenant's contractors.

                                TECHNOLOGY SQUARE

                                  CAMBRIDGE, MA

                         TENANT IMPROVEMENT WORK MANUAL

                        DESIGN & CONSTRUCTION GUIDELINES

                                   APRIL 2000

TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                         TENANT IMPROVEMENT WORK MANUAL

                                TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----

1.0 Introduction                                                            3

2.0 Project Directory                                                       4

3.0 Standard Definitions                                                    5

4.0 Project Guidelines                                                      6

5.0 Design Guidelines                                                       9

ATTACHMENTS
-----------

Indoor Air Quality Guidelines

Construction Rules and Regulations

Certificates of Insurance Requirements

Standard Waiver of Lien Requirements

Move-In Regulations

TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                         TENANT IMPROVEMENT WORK MANUAL

1.0 INTRODUCTION

The process of developing tenant Lease space improvements requires careful consideration of the proposed facility requirements and the closely coordinated mutually supportive efforts of the Landlord, Property Manager, Tenants, designers and Contractors. This manual has been prepared to provide tenants, tenants' design consultants and Contractors with a reference of information related to developing tenant space at Technology Square.

The Manual is intended to act as a general guide for tenant development and is supplementary to any specific requirements stipulated in the Tenant's Lease Agreement and Base Building Documents. Specific provisions regarding tenant improvements may vary from space to space and, in all instances, the provisions of the Tenant's Lease Agreement shall control. While every effort has been made to assure the accuracy of the information contained herein, the Landlord does not assume responsibility for any errors, omissions, and/or revisions to this booklet.

The tenant shall be responsible to ascertain all field dimensions and conditions as they exist which may differ from the information contained in the manual or any of the Base Building documents and any accompanying CAD files. The complete Base Building drawings are available for review at the building by appointment with the Property Manager. Any questions or clarification requests should be directed to the Property Manager as named in the Project Directory.

TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                         TENANT IMPROVEMENT WORK MANUAL

                              2.0 PROJECT DIRECTORY

The following list of contacts should be used whenever communications or correspondence pertaining to tenant improvement work is required.

LANDLORD
TECHNOLOGY SQUARE, LLC
C/O BEACON CAPITAL PARTNERS    Contact: Bob Palumbo        T: 617-457-0405
ONE FEDERAL STREET                                         F: 617-457-0499
BOSTON, MA 02110

PROPERTY MANAGER
SPAULDING & SLYE               Contact: David Fuller       T: 617-661-6962
400 TECHNOLOGY SQUARE                                      F: 617-661-1658
CAMBRIDGE, MA 02139

TENANT IMPROVEMENT.
WORK (TIW) COORDINATOR
R.C. MAY & ASSOCIATES, INC.    Contact: Jack Deary         T: 617-661-6962
400 TECHNOLOGY SQUARE                                      F: 617-661-1658
CAMBRIDGE, MA 02139

BASE BUILDING ARCHITECT
SASAKI ASSOCIATES, INC.        Contact: Steve Casentini    T: 617-923-7140
64 PLEASANT STREET                                         F: 617-923-5000
WATERTOWN, MA 02472

BASE BUILDING ASSOCIATED ARCHITECT
DTS SHAW ASSOCIATES, INC.      Contact: Jeff Hoseth        T: 617-478-0300
153 MILK STREET                                            F: 617-478-0321
BOSTON, MA 02109

TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                         TENANT IMPROVEMENT WORK MANUAL

                            3.0 STANDARD DEFINITIONS

THE FOLLOWING IS A LIST OF STANDARD TERMS AND DEFINITIONS THAT ARE USED IN THE TENANT IMPROVEMENT WORK MANUAL:

3.1 Building or Base Building:     One of the Technology Square buildings

3.2 Building Standards             Building standards at Technology Square as
                                   amended by Landlord from time to time as referenced in the Lease.

3.3 Consultants                    Any architectural, engineering, or design
                                   consultant engaged in connection with work at Technology Square.

3.4 Contractor                     Any prime contractor engaged for the
                                   performance of any work, and any
                                   subcontractor, employed by any such
                                   contractor.

3.5 Plans                          All architectural, structural, electrical and
                                   mechanical construction drawings and
                                   specifications required for the proper
                                   construction of the Work.

3.6 Regular Business Hours:        Monday through Friday, 8:00 a.m. through
                                   6:00 p.m. Saturday 8:00 am through 1:00 p.m.
                                   excluding holidays

3.7 Tenant                         Any occupant of the Building

3.8 Work Any alternations, improvements, additions, repairs or installations in the Building performed for a Tenant.

3.9 Tradesperson                   Any employee (including, without limitation,
                                   any mechanic, laborer, or Tradesperson)
                                   employed by a Contractor performing work on the Technology Square premises.

TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                         TENANT IMPROVEMENT WORK MANUAL

                             4.0 PROJECT GUIDELINES

The following information related to Tenant Improvement Work is provided to assist in planning tenant Improvement projects. Please review it carefully before any project begins.

4.1 The first step in planning a project is to contact the Property Manager and the Tenant Improvement Work (TIW) Coordinator. The Property Manager and the Tenant Improvement Work (TIW) Coordinator will be your primary points of contact during the design and construction of your project.

4.2 Incorporate the provisions of the attached documents into all of your tenant improvement related agreements and contracts as appropriate. You should also advise the Property Manager of the names of the architect, interior designer, engineers and Contractors who will be working on your project.

4.3 The Tenant is responsible for all elements of the design including without limitation, compliance with the law, functionality of the design, structural integrity of the design, configuration of the premises and placement of the Tenant's furniture, appliances and equipment. Tenant is also responsible for coordination with the Base Building systems.

4.4 Tenant is solely responsible for timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings and specifications (The Plans) necessary to construct the premises for the Tenant occupancy.

4.5 The Tenant's Plans are subject to review and approval by the Landlord's architect and engineers and the Property Manager. The purpose of this review and approval is to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Landlord and Property Manager's approval is given solely for the benefit of the Landlord and neither Tenant nor any third party has any right to rely upon Landlord's approval of Tenant's Plans for any purpose whatsoever.

4.6 The Tenant's plans will be reviewed by the Owner's consultants to ensure compliance with Base Building standards. The costs associated with this review will be paid for by the tenant.

4.7 Tenant shall make no alterations, decorations, installations, removals, additions, or improvements in or to the premises without Landlord's prior written consent.

4.8 Tenant Work will only be carried out by Contractors or mechanics approved by the Landlord.

TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                         TENANT IMPROVEMENT WORK MANUAL

4.9 No installations or work will be undertaken by the Tenant until the following is complete:

      -     Landlord has approved the plans and specifications

      -     Landlord has approved the schedule for the work

      - Tenant has made provision for written waivers of lien, lien bonds or other appropriate protective measures acceptable to the Landlord.

      - Tenant has procured appropriate surety payment and performance bonds, where the cost of the Work exceeds $100,000.

      - Tenant (or Tenant's Contractor) has obtained all required permits from the City of Cambridge or other government authorities as may be required.

4.10 At least four weeks before construction is scheduled to start, provide four (4) sets of fully completed drawings, plans and specifications to the TIW Coordinator for review and acceptance. The TIW Coordinator must also review your list of Contractors and subcontractors. Owner's acceptance of Tenant plans does not relieve the Tenant of the responsibility for compliance with building codes and the law.

4.11 The Tenant's plans must be filed with all necessary government agencies, including but not limited to, the City of Cambridge. Building Department approval and a building permit must be obtained prior to commencement of the proposed work at tenants expertise. A copy of the building permit must be sent to the Property Manager before starting work on site.

4.12 Before construction starts the Property Manager the Property Manager must be notified and the following information provided: detailed schedules, addresses and telephone numbers of supervisors, contractors and sub-contractors; copies of permits; proof of current insurance, provide lien waivers and notice of any contractor's involvement in a labor dispute.

4.13 The proposed work must be performed in a safe and lawful manner, complying with all applicable city and government regulations.

4.14 In carrying out the work consideration must be given to minimizing inconvenience to tenants above, below, or adjacent to the area under construction related to the production of noise, dust, or odors. Coring, drilling, demolition, stud track installation, application of epoxy-based paints, and delivery of construction material must be performed outside regular business hours.

4.15 All Contractors are expected to maintain safe and orderly conditions, labor harmony and proper handling of any hazardous materials. Any work may be stopped that does

TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                         TENANT IMPROVEMENT WORK MANUAL

      not meet the conditions outlined in the attached Construction Rules & Regulations and tenants will be responsible for delays caused by their Contractor.

4.16 The Property Manager will charge Tenant's for providing any services in connection with the following:

      -     Electric power outage

      -     Fire alarm system

      - Building Services, such as, security guards and attendance for out of hours work.

      -     Elevator operator (if required)

4.17 Before occupying the completed space, submit the final Certificate of Occupancy and any other approvals the Property Manager. Additional requirements include an air balancing report signed by a professional engineer, and an "as-built" set of reproducible drawings showing all of the work in full detail.

4.18 Tenant must coordinate the move-in to the building with the Property Manager. Tenant is responsible for ensuring that the move in does not interfere with the operation of the Base Building, or the operations of other tenants, or the operations of the Property Manager.

TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                         TENANT IMPROVEMENT WORK MANUAL

                              5.0 DESIGN GUIDELINES

The Tenant shall be solely responsible, unless agreed otherwise in writing for the timely preparation and submission to the Landlord of acceptable, final, fully completed architectural, electrical, mechanical, structural and plumbing and fire protection contract documents for improvements to the tenant space, referred to as, Tenant Improvement Work (TIW). The TIW Plans must be submitted to the Landlord and the Landlord reserves the right for an engineering/architectural plan review. ANY COSTS ASSOCIATED WITH A REVIEW ARE THE RESPONSIBILITIES OF THE TENANT.

Time is of the essence in respect to preparation and submission of plans by the Tenant. The Tenant may be required to submit to the Landlord calculations, which verify that the Tenant is in compliance with mechanical, electrical and structural design loads. The Tenant's architect is responsible for verifying compliance of Tenant's plans with the State of Massachusetts Building Code, City of Cambridge Fire Code and other applicable laws, codes and regulations and to the compatibility of Tenant finish work to design and/or function of the Base Building.

The Tenant will advise the Landlord of floor slab areas that may require reinforcing to accommodate higher design loads due to specialized Tenant requirements. The Tenant will provide design and documentation for required reinforcing. (to be reviewed by Base Building structural engineer)

A Tenant who occupies more than one floor will advise the Landlord of requirements for additional floor openings. The Tenant is responsible for providing design and documentation for additional floor openings.

The Tenant will he responsible for coordinating tenant layouts with core facilities to ensure adequate access and proper use. For example, care should be taken with rooms located adjacent to mechanical and elevator machine rooms due to noise generation in those areas.

The Tenant will directly engage the services of an architect or space planner, subject to Landlord's approval. Tenant and/or Tenant's architect shall be responsible for visiting the building to ascertain field conditions, which may differ from Base Building documents.

5.1 TENANT'S SCHEMATIC DESIGN

TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                         TENANT IMPROVEMENT WORK MANUAL

The Tenant should first prepare a schematic space plan and outline specifications, which delineates and describes proposed tenant finish work that should be submitted to the Landlord for review. The Tenant should also provide preliminary information on non-building standard mechanical, electrical and structural requirements, and long lead items. Upon receipt of the Tenant schematic space plan with outline specifications, the Landlord will review the documents and will advise the Tenant of any comments or item's requiring revision.

5.2 TENANT ENGINEERING DRAWINGS

Based upon the design and planning information provided by the Tenant's architect, the Tenant's engineers will prepare the following documents, stamped by a registered engineer. All non-standard conditions must be identified and, described. Documentation must also be provided to the Landlord that the Tenant's space meets the Massachusetts Energy Code. Particular reference is made to the voltage and amperage requirements for special outlets.

As a minimum the Tenant's engineering design will include the following:

      5.2.1 HVAC Plan

            a) Show all standard ductwork. VAV terminal units, supply diffusers and return grills.

            b) Show any special HVAC installations. Reference to details and specifications, if required, for non-standard items.

            c)    Drawing scale to be 1/8" = 1'0".

      5.2.2 HVAC Details

            a) Show all details, layout diagrams, equipment schedules, symbol legends and general notes as required to describe the HVAC work.

      5.2.3 Sprinkler Plan

            a)    Show all sprinkler head locations and piping diagrams.

            b) Show and describe any special requirements such as pre-action systems.

            c)    Drawing scale to be 1/8" = 1'0".

      5.2.4 Lighting Plan

            a)    Layout all standard light fixtures

            b) Indicate all non-standard fixtures and reference to specifications

            c)    Show all required circuiting and switching.


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TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                         TENANT IMPROVEMENT WORK MANUAL

            d)    Drawing scale to be 1/8" = 1'0".

      5.2.5 Power and Signal Plan

            a) Show all standard outlets, telephone and data jacks and required circuiting.

            b) Show components and wiring for other electrical equipment such as fire alarm, security or communications systems. Reference to specifications if required.

      5.2.6 Electrical Details

            a) Show details, riser diagrams, equipment schedules, symbol legends and general notes are required to describe the electrical work.

      Engineers should also be engaged to include the following drawings if required:

      5.2.7 Structural Drawings

            a) For Tenants proposing equipment, libraries, or filing requirements in excess of the building's structural design criteria or modifications to the floor slab, due to connecting stairways or vertical conveyance systems, structural engineering, and design documents will be prepared, as required by the Tenant's or Landlord's structural engineer.

      5.2.8 Plumbing Plan

            a) Show fixture locations and piping connections for any plumbing requirements within the lease space.

            b)    Identify all fixtures and references to specifications.

            c) Showers are only allowed if the space below is leased by the same Tenant and approved waterproofing details are followed.

5.3 CONSTRUCTION DOCUMENTS

The Tenant will have Construction Documents (drawings and specifications) prepared prior to starting construction work and will submit, these construction documents for approval by the Landlord and Property Manager. Preparation of such documents will be done in compliance with the criteria set forth in this manual. Tenant Construction Documents submitted to the Landlord will be considered as having the approval of the tenant.

The Construction Documents must adhere to the requirements of this section. And if not in compliance may be returned for revision in accordance with this section prior to review.

The Tenant will include the following information with the construction documents as a minimum:


                                     Page 11
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TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                         TENANT IMPROVEMENT WORK MANUAL

      5.3.1 Partition Plan

            a)    Number all rooms.

            b) All fixed partitions shall be shown on this plan using standard symbols for all partition types.

            c) All doors shall be located on this plan and shall be coded to a door and hardware schedule.

            d) All non-building standard finish work shall be shown on this plan and detailed on this sheet or on a custom detail sheet, as required.

            e) All blocking required for Tenant shelving and other wall-mounted equipment shall be identified on this plan.

            f)    Drawing scale to be 1/8" = 1"O".

      5.3.2 Power and Signal Plan

            a)    Number all rooms.

            b) Identify and locate all standard electrical outlets as required.

            c) Identify and locate all floor outlets that require coring of slab.

            d)    Identify and locate all telephone and data outlets required.

            e) Identify, locate and specify all special power and data requirements to service office equipment.

            f) Identify any piece of furniture or equipment requiring modification to the building structural system (e.g. floor reinforcing and slab protection).

            g) Locate and label all special equipment such as refrigerators, copiers, vending machines, etc.

            h)    Drawing scale to be 1/8: 1"O".

      5.3.3 Finish Plan

            a)    Number all rooms.

            b) Indicate floor finish material, wall finish and base finish using finish schedule and key.

            c)    Drawing scale to be 1/8" = 1'0".

      5.3.4 Interior Elevations

            a)    Key elevations to plans.

            b) Illustrate in sufficient detail for locating and/or construction wall mounted equipment, special wall shaped openings and custom millwork.

      5.3.5 Custom Details

            a) Illustrate in sufficient detail for construction of finish work in tenant space.

5.4 CONSTRUCTION CONTRACT

Responsibility for awarding the construction contract depends on the conditions stipulated in the Lease Agreement. The two options generally are:


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TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                         TENANT IMPROVEMENT WORK MANUAL

5.4.1 OPTION A -- LANDLORD CONTRACTOR

If required by the Lease, the Landlord, upon receipt of mutually approved Construction Documents, will have a fixed price or Guaranteed Maximum Price
(GMP) prepared for Tenant finish Work by the Landlord's Contractor. Upon receipt of the Tenant's approval, the Landlord will give written authorization to his Contractor to proceed with the Tenant finish Work.

The Landlord's Contractor will build out the Tenant's space based on mutually approved drawing package. The Contractor will notify the Tenant and Landlord of a date when the tenant finish work will be substantially complete. At completion and prior to occupancy one person representing the Tenant, Tenant's architect and the Contractor will review the Tenant space and prepare a punchlist of items that are incomplete or need attention. The Contractor will then be responsible for completing or correcting the work.

5.4.2 OPTION B Tenant Contractor

If required by the Lease, the Tenant will select from a Landlord approved list of contractors to submit bids for tenant finish work. The Tenant will award the project in writing to a contractor after reviewing bids or agreeing to a negotiated contract. The Contractor will submit a construction schedule for Landlord review.

The Tenant's Contractor will build out the Tenant's space based on their agreed contract. The Contractor will notify the Tenant and Landlord of the date when the tenant finish work will be substantially complete.

One person representing the Tenant, the Tenant's architect, the Property Manager and the Contractor will review the completed space prior to occupancy to ensure compliance with The Plans. The Tenant's architect will prepare a punchlist of items that are incomplete or need attention. The Contractor will then be responsible for completing or correcting the work.


                                     Page 13
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TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                          INDOOR AIR QUALITY GUIDELINES

PURPOSE

In today's society, it is common for individuals to spend upwards of 90% of their time in an indoor environment, whether at work or at home which makes planning for good IAQ an important consideration. Tenant improvement work (TIW) can adversely effect the indoor air quality (IAQ) in tenant spaces. The following guidelines will minimize these adverse effects by utilizing sound Architectural, Engineering and Construction Methods. Tenants are responsible for the design, engineering and the work performed by their consultants and contractors. During TIW it is important to isolate the construction area from all occupied and public areas of the building. All parties involved in designing, approving and constructing your space have an important role to play in keeping the workplace comfortable and free of indoor pollutants such as dust, chemicals and volatile organic compounds that can originate from construction materials and building furnishings. Where feasible, occupants should be involved in decisions affecting their work environment and be considered for temporary relocation away from construction.

Please share these guidelines with your Architects, Engineers (A/E) and Contractors at the earliest phase of your planning. Contact the Property Manager if you have questions about these guidelines.

CONTENTS

      1.    Architect and Engineers Responsibilities

      2.    Contractor Responsibilities Pre-Construction Phase

      3.    Contractor Responsibilities Construction Phase

      4.    Completion Phase

ARCHITECT/ENGINEERS RESPONSIBILITIES

1. The A/E shall specify building materials, finishes, furniture and office equipment with products that have the lowest toxic-emitting potential as compared with similar products. The Architect should contact the Property Manager for names of Indoor Air Quality Material Consultants for this information if needed. New carpet must have a green label certified by the Carpet and Rug Institute (CRI) and be installed according to CRI installation guidelines.

2. The A/E shall avoid specifying materials containing chemicals listed as potentially carcinogenic, mutagenic, teratogenic, neurtoxic, or "sensitizing." The following materials will not be allowed in new installations:

      o     Materials containing more than trace (>0.1%) amounts of asbestos


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TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                          INDOOR AIR QUALITY GUIDELINES

      o Materials that contain halogenated hydrocarbon solvents (i.e., methylene chorlide, tetrachloroethene, trichloroethylene, trichloroethane)

      o HVAC components internally lined with permeable man-made mineral fiber products unless coated with "Tuffcoat" or other tough, resilient coating or mat surfaces that provide a smooth, non-shedding surface in contact with the air stream.

      o     Paints and sealants specified for "outdoor" and/or "marine" uses.

3. The A/E shall review and indicate on the project drawings the route for the contractor to enter and deliver materials to the construction site. These routes are known as the passageways that are required to isolate the construction site from occupied spaces and common areas such as, lobbies, elevators and other tenant spaces. Where feasible, construction site passageways abutting tenant occupied locations shall incorporate single chamber "air locks" (two sets of doors or plastic strip doors at opposite ends of an enclosed chamber or small room) into each construction site entrance. Plastic strip doors shall be a minimum of 0.120" thick material with full overlap. Once installed, the air lock shall remain in place for the duration of the project or until such a time as its presence restricts final completion of the renovations. Contractor passage routes should avoid or minimally intersect tenant occupied areas of the building.

4. The A/E shall stamp/certify the renovation drawings after checking that conflicts with the building's mechanical, plumbing, electrical and sprinkler systems are absent or minimized. Additional drawings shall be prepared showing any required modifications. The Engineer's design must provide for proper air distribution and ventilation to all occupied areas with re-configured partitioning and/or HVAC systems. The Engineer's design for all HVAC systems serving the project area must provide at least the minimum outside air ventilation rate, on the basis of actual occupancy, required by the building code, mechanical code or ventilation code applicable at the time the facility was constructed.

5. The A/E shall document existing site conditions prior to the start of work. Before finalizing the design, the Designer shall determine the HVAC system capacity (CFM and supply air temperature) available to the project area. This determination may be from record ("as built") drawings where available or field measurements when record drawings are not available or their accuracy is in question.

CONTRACTOR RESPONSIBILITIES (PRE-CONSTRUCTION PHASE)

1. The Contractor will assist the Property Manager, in providing pre-construction information sessions to the Tenant and adjacent tenants during project planning stages and/or at least 24 hours prior to project initiation. The information sessions should address the following:

      o     Project scope and schedule

      o Anticipated construction impacts on indoor air quality (IAQ) or workplace conditions.

      o Strategy to minimize impact (e.g., engineering controls, material selection).

      o System to log, investigate and resolve occupant complaints related to construction impacts on IAQ or workplace conditions.

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TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                          INDOOR AIR QUALITY GUIDELINES

2. Prior to starting work, the Contractor shall furnish copies of MSDS forms to the Property Manager for all materials to be installed during the planned renovations.

CONTRACTOR RESPONSIBILITIES (CONSTRUCTION PHASE)

1. Contractors shall construct and use only the construction site passageways indicated on the project drawings as approved by the Property Manager. All persons and materials passing to the construction site should be fully in the air lock and the door to the tenant occupied area closed before opening the construction site door (or flaps). At least one (set of) air lock doors) (or flaps) must remain closed throughout the renovation process. All persons leaving the site shall clean their feet on a floor mat in the air lock prior to entering the tenant occupied part of the building. The Contractor shall clean the floor mat regularly.

2. Tenant is responsible for assuring that contractors minimize and contain the spread of odors and contaminants. Activities that have potential to emit airborne contaminants must be coordinated with the Property Manager. The Contractor shall:

      o     Isolate all return air pathways from the construction area.

      o Cut and cap all supply air ducts serving the construction area except for temporary ducts supplying air to the construction area for temporary heat and air conditioning.

      o Install a temporary exhaust to outdoors sufficient to maintain the construction area at a pressure of -0.02" wg relative to adjacent occupied spaces. Temporary exhaust to outdoors may be through existing building exhaust systems or through temporary louvers installed in place of windows or exterior doors.

3. The Contractor shall maintain airtight ductwork throughout the renovation process to avoid spreading construction-related debris and/or airborne contaminants to the interior of any mechanical system component or to any construction free zone. Existing HVAC exhaust ductwork that is directly vented outside the building ma remain operational during the renovation process. Upon completion of construction, the Contractor shall remove all installed seals and temporary ductwork.

4. The Contractor shall install and maintain air-tight seals at all openings between tenant occupied areas of the building and the construction site (e.g., doorways, corridors, air plenums, chases, open conduits and duct work) throughout the course of the renovation activities. Upon completion of construction, the Contractor shall remove all installed barriers and seals.

5. The Property Manager will coordinate and direct the Contractor in assuring that the rest of the building outside the project area remains unaffected by the project. In particular, HVAC systems altered for the purposes of controlling renovation site contaminants must continue to provide at least the minimum outside air ventilation rate to all occupied spaces.

      The ventilation rate should be based on actual occupancy, required by the building code, mechanical code, or ventilation code applicable at the time the facility was constructed.

6. The Contractor shall maintain the construction site at negative pressure (at least -0.02" w.c.) relative to tenant occupied spaces by operating temporary exhaust equipment at the renovation area. Exhaust fans should discharge construction area air directly outside the building through available windows or doorways. Preparations should be made to replace designated windows or doors with appropriate

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TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                          INDOOR AIR QUALITY GUIDELINES

      temporary weatherproof exhaust equipment manifolds. Upon completion of construction, the Contractor shall restore all repositioned windows and doors to original condition and location.

      Where renovation sites lack access to perimeter windows or doorways, "negative air machines" with HEPA and/or activated-carbon filters may be utilized to re-circulate air to the building, preferably to unoccupied building locations. (Special note: while HEPA filtration is highly efficient at particulate extraction, activated carbon filters may be ineffective at removing odors and gaseous contaminants to the satisfaction of building occupants).

7. The Contractor shall use only application-approved materials with the lowest content by volume of toxic or irritating chemicals. New carpet must have a green label certified by the Carpet and Rug Institute (CRI) and be installed according to CRI instillation guidelines. The Contractor shall avoid materials containing chemicals listed as potentially carcinogenic, mutagenic, teratogenic, neurotoxicor "sensitizing." The following materials will not be allowed in new installations:

      o     Materials containing greater than trace (0.1%) amounts of asbestos

      o Materials containing any halogenated hydrocarbon solvents (i.e., methylene chloride, tetrachloroethylene, trichloroethylene, trichloroethane)

      o HVAC components internally lined with permeable man-made mineral fiber products unless coated with "Tuffcoat" or other tough, resilient coating or mat surface that provides a smooth, non-shedding surface in contact with the air stream.

      o     Paints and sealants specified for "outdoor" and/or "marine" uses '

8. The Contractor shall maintain the work area clean and free of open containers of paint, cleaners, chemicals, loose trash and garbage. The Contractor's flammable and hazardous substances shall be stored to prevent spillage and in accordance with National Fire Protection Association
      NFPA) codes and OSHA regulations.

9. Electrically powered tools shall be utilized in place of combustion engine equipment.

10. Unless approved by products specifications, the Contractor shall not install wet or water damaged building materials. The Contractor shall protect stored materials from water and moisture prior to installation. The Contractor shall protect new building assemblies from water damage following installation and inspect for signs of ineffective water and moisture control (e.g., condensation on pipes and ducts and roof and drain leaks) following installation.

CONSTRUCTION RESPONSIBILITIES (COMPLETION PHASE)

1. The Contractor shall clean, or be responsible for the Landlord's costs to clean all air plenums and mechanical system components determined to have deteriorated as a result of the Contractor's work activities. The original existing site conditions, as documented by the Contractor and accepted by the Property Manager shall be used to resolve conflicts related to building components requiring decontamination. All cleaning shall meet the satisfaction of the Property Manager.

2. All projects, including renovation, shall include air and, where appropriate, water balancing in accordance with the Professional Engineer stamped/certified mechanical drawings. The Contractor must notify the Landlord's representative 48 hours before the altered mechanical systems are ready for balancing. The Air Balancing Contractor will be hired and coordinated by the Property Manager. Costs for balancing will be charged to the Tenant.

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TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                          INDOOR AIR QUALITY GUIDELINES

3. Newly installed building materials, finishes, furniture and office equipment have a tendency to off-gas volatile organic compounds soon after they are installed. The newly renovated space should be ventilated and exhausted directly to the outside for a period of 48-72 hours prior to occupancy.

                                TECHNOLOGY SQUARE

                                  CAMBRIDGE, MA

                        CONSTRUCTION RULES & REGULATIONS

                                       FOR

                             TENANT IMPROVEMENT WORK

                                   APRIL 2000

TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                        CONSTRUCTION RULES & REGULATIONS

1. GENERAL

      1.1 All Work shall be performed in accordance with these Rules and Regulations and the applicable provision of any Lease.

      1.2 The provision of these Rules and Regulations shall be incorporated in all agreements governing the performance of all Work, including without limitation, any agreements governing services to be rendered by each Contractor and Consultant.

      1.3 Except as otherwise provided in these Rules and Regulations, all inquiries, submissions and approvals in connection with any Work shall be processed through the Property Manager.

2. PLANS

      2.1 Review and Approval of Tenant's Contractor: All Tenants wishing to perform Work with their own contractors must first obtain the Landlord's written approval of its plan for such Work. Under no circumstances will any Work be permitted prior to such approval. Such approval shall be obtained prior to the execution of any agreement with any Contractor for the performance of such Work.

            All such plans shall be drafted in accordance with the Lease Agreement and the Tenant Improvement Work Manual (available from Property Manager).

      b. The design manifested in the plans will be reviewed by the Landlord at the Landlord's discretion, and shall comply with his requirements so as to avoid aesthetic or other conflicts with the design and function of the Building as a whole.

3. PRE-CONSTRUCTION NOTIFICATION AND APPROVALS

      3.1   APPROVAL TO COMMENCE WORK

      a. Contractor shall submit to Building Manager, for the approval of Property Manager, the names of all prospective subcontractors or other firms intended to Work in the building prior to issuing any bid packages to such subcontractors.

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TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                        CONSTRUCTION RULES & REGULATIONS

      b. No Work shall be undertaken by any Contractor or trades person unless and until all the matters set forth in Article 4.3 below have been received for the Work in question and unless Property Manager has approved the matters set forth in Article 4.3 below.

      3.2 No Work shall be performed until the Tenant receives a formal Notice To Proceed, from the Property Manager. At least two weeks before any Work is to begin, all of the following must be submitted to the Property Manager and approved.

      3.3
            a. Schedule for the work, indicating start and completion dates, any phasing and special employed, and the union affiliation, if any, of each contractor and subcontractor.

            b. List of all Contractors and Subcontractors, including addresses, telephone numbers, trades employed, and the union affiliation, if any, of each contractor and subcontractor.

            c.    Names and telephone numbers of the supervisors of the Work.

            d. Copies of all necessary governmental permits, licenses and approvals.

            e. Proof of current insurance, to the limits set out in Exhibit A to these Rules and Regulations, naming Landlord as an additional insured party.

            f. Notice of the involvement of any Contractor in any ongoing or threatened labor dispute.

            g. Evidence that Contractor has made provision for either written waivers of lien from all subcontractors and suppliers of material, or other appropriate protective measures if required by Landlord.

3.3   REPORTING INCIDENTS

      All accidents, disturbances, labor disputes or threats thereof, and other noteworthy events pertaining to the Building or the Tenant's property shall be reported immediately by the Contractor to the Property Manager. A written report must follow within 24 hours.

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TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                        CONSTRUCTION RULES & REGULATIONS

4 CONSTRUCTION SCHEDULE

      4.1 Coordination

            a. All Work shall be carried out expeditiously and with minimum disturbance and disruption to the operation of the building and without causing discomfort, inconvenience, or annoyance to any of the other tenants or occupants of the building or the public at large.

            b. All schedules for the performance of construction, including materials deliveries, must be coordinated through the Property Manager. The Property Manager shall have the right, without incurring any liability to any Contractor, to stop activities and/or to require rescheduling of any Contractor's work based upon adverse impact on the tenants or occupants of the building or on the maintenance or operation of the building.

            c. If any Work requires the shutdown of risers and mains for electrical, mechanical, sprinklers and plumbing work, such Work shall be supervised by the Property Manager. No Work will be performed in the building mechanical or electrical equipment rooms without both Landlord's prior approval and the supervision of the Property Manager, the cost of which shall be reimbursed by the Contractor.

      4.2 Time Restrictions

            a. Subject to paragraph 5.1 of these Rules and Regulations, general construction Work will generally be permitted at all times, including during Regular Business Hours.

            b. Contractor shall provide the Property Manager with at least twenty-four (24) hours notice before proceeding with special work, as hereinafter defined, and such special work will be permitted only at times agreed to by the Property Manager during periods outside of regular business hours. "Special Work" shall be defined as the following operations:

                  (1)   All utility disruptions, shutoffs and turnovers;

                  (2) Activities involving high levels of noise, including demolition, coring, drilling and ramsetting;

                  (3) Activities resulting in excessive dust or odors, including demolition and spray painting.

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TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                        CONSTRUCTION RULES & REGULATIONS

                  c. The delivery of construction materials to the building, their distribution within the building, and the removal of waste materials shall also be confined to periods outside regular business hours, unless otherwise specifically permitted in writing by the Property Manager.

                  d. If coordination, labor disputes or other circumstances require, the Property Manager may change the hours during which regular construction work can be scheduled and/or restrict or refuse entry to and exit from the building by any Contractor.


      4.3 SCHEDULE OF CHARGES

      The following items will be charged to the Tenant as an extra cost:

            1)    Masterbox disconnect and reconnect

            2)    Sprinkler draindown and refill (contractor assist)

            3)    Building Mechanic Labor

            4)    Extra Security Services

            5.    SPECIAL CONDITIONS

                  All window blinds are to be removed by the Property Manager prior to construction, safely stored, and replaced without damage immediately after completion of construction by the contractor. Cost to be reimbursed by tenant.

5 CONTRACTOR PERSONNEL

      5.1 Work in Harmony

            a. All contractors shall be responsible for employing skilled and competent

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TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                        CONSTRUCTION RULES & REGULATIONS

                  personnel and suppliers who shall abide by the Rules and Regulations herein set forth as amended from time to time by the Landlord.

            b. No Contractor shall at any time, either directly or indirectly, employ, permit the employment or continue the employment of any subcontractor if such employment or continued employment will or does interfere or cause any labor disharmony, coordination difficulty, delay or conflict with any other contractors engaged in construction work in or about the building or the complex in which the building is located.

            c. Should a work stoppage or other action occur anywhere in or about the building as a result of the presence, anywhere in the building, of a Contractor engaged in performing work, or should such Contractor be deemed by Landlord to have violated any applicable rules or regulations, then upon twelve hours written notice, Landlord may, without incurring any liability to said Contractor, require any such Contractor to vacate the building and premises and to cease all further construction work therein.

      5.2 Conduct

            a. While in or about the building, all Contractors and Trades persons shall perform in a dignified, quiet, courteous, and professional manner at all times. Trades persons shall wear clothing suitable for their work and shall remain fully attired at all times. All Contractors will be responsible for their Trades persons' proper behavior and conduct.

            b. The Property Manager reserves the right to remove anyone who, or any Contractor which; is causing a disturbance to any tenant or occupant of the building or any other person using or servicing the building; is interfering with the work of others; or is in any other way displaying conduct or performance not compatible with the Landlord's standards.

      5.3 Access

            a. All Contractors and Tradespersons shall contact the Property Manager prior to commencing work, to confirm work location and building access, including elevator usage and times of operation. Access to the building before and after regular business hours or any other hours designated from time to time by the Property Manager and all day on weekends and holiday will only be provided when twenty-four (24) hours advanced notice is given to the Property Manager.

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TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                        CONSTRUCTION RULES & REGULATIONS

            b. No Contractor or Tradesperson will be permitted to enter any private or public space in the building, other than the common areas of the building necessary to give direct access to the area of work for which he has been employed, without the prior approval of the Property Manager.

            c. All Contractors and Tradespersons must obtain permission from the Property Manager prior to undertaking Work in any space outside of the Contractor's Work limits. This requirement specifically includes ceiling spaces below the premises where any Work required must be undertaken at the convenience of the affected Tenant and outside of regular business hours. Contractors undertaking such work shall ensure that all Work, including work required to reinstate removed items and cleaning, be completed prior to opening of the next business day.

            d. Contractors shall ensure that all furniture, equipment and accessories in areas potentially affected by any work shall be adequately protected by means of drop cloths or other appropriate measures. In addition, all Contractors shall be responsible for maintain security to the extent required by the Property Manager.

            e. Temporary access doors for tenant construction areas connecting with a public corridor will be building standards, i.e. door, frame, hardware and lockset. A copy of the key will be furnished to the Property Manager.

      5.4 Safety and Protection of Property

            a. All Contractors shall police ongoing construction operations and activities at all times, keeping the premises orderly, maintaining cleanliness in and about the premises, and ensuring safety and protection of all areas, including truck docks, elevators, lobbies and all other public areas which are used for access to the premises.

            b. All Contractors shall appoint a supervisor who shall be responsible for all safety measures, as well as for compliance with all applicable governmental laws, ordinances, Rules and Regulations such as, for example, "OSHA" and "Right-to-Know" legislation.

            c. The Contractor shall take all reasonable precautions to prevent damage to property, both visible and concealed, and shall restore the Building to substantially the same condition

TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                        CONSTRUCTION RULES & REGULATIONS

                  existing prior to the Contractor's entry, to the Landlord's satisfaction. While performing his services hereunder, the Contractor shall immediately notify the Property Manager of any defective condition in the building of which it becomes aware. Any damage caused by Tradespersons or other Contractor employees shall be the responsibility of the Contractor. Costs for Landlord's repairing of such damage shall be charged directly to the Contractor.

      5.5 Parking

            a. Parking is not allowed in or near truck docks, in handicapped or fire access lanes, or any private ways in or surrounding the property. Vehicles so parked will be towed at the expense of the Contractor for whom the owner of such vehicle is employed.

            b. The availability of parking in any parking areas of the building is limited. Use of such parking for Contractors and their personnel is restricted and must be arranged with and approved by the Property Manager.

6 BUILDING MATERIALS

      6.1 Delivery

            All deliveries of construction materials shall be made at the predetermined times approved by the Property Manager and shall be effected safely and expeditiously only at the location determined by the Property Manager.

      6.2 Transportation in Building

            a. Distribution of materials from delivery point to the Work area in the building shall be accomplished with the least disruption to the operation of the building possible. Elevators will be assigned for material delivery and will be controlled by the Property Manager.

            b. Contractors shall provide adequate protection to all carpets, wall surfaces, doors and trim in all public areas through which materials are transported. Contractors shall continuously clean all such areas. Protective measures shall include runners over carpet, padding in elevators and any other measures determined by the Property Manager.

TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                        CONSTRUCTION RULES & REGULATIONS

            c. Any damage caused to the building through the movement of construction materials or otherwise shall be the responsibility of the Contractor involved. Charges for such damage will be submitted by the Landlord directly to the Contractor.

      6.3 Storage and Placement

            a. All construction materials shall be stored only in the premises where they are to be installed. No storage of materials will be permitted in any public areas, loading docks or corridors leading to the premises.

            b. No flammable, toxic, or otherwise hazardous materials may be brought in or about the building unless: (i.) authorized by the Property Manager, (ii) all applicable laws, ordinances, Rules and Regulations are complied with and (iii) all necessary permits have been obtained. All necessary precautions shall be taken by the Contractor handling such materials against damage or injury caused by such materials.

            c. All materials required for the construction of the Work on the premises must comply with building standards, must conform with the plans and specifications approved by Landlord, and must be installed in the locations shown on the drawings approved by the Landlord.

            d. All Work shall be subject to reasonable supervision and inspection by the Property Manager.

            e. No alternations to approved plans will be made without prior know1edge and approval of the Property Manager. Such changes shall be documented on the as-built drawings required to be delivered to Landlord pursuant to paragraph 10 of the Rules and Regulations.

            f. All protective devices (e.g. temporary enclosures and partitions) and Materials, as well as their placement, must be approved by the Property Manager.

            g. It is the responsibility of Contractors to ensure that the temporary placement of materials does not impose a hazard to the building or its occupants, either through overloading, or interference with building systems, access, egress or in any other manner whatsoever.

TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                        CONSTRUCTION RULES & REGULATIONS

            h. All existing and/or new openings made through the floor slab for piping, cabling, etc. must be packed solid with fiberglass insulation to make openings smoke tight. All holes in the floor slab at abandoned floor outlets, etc. will be filled with solid concrete.

      6.4 Salvage and Waste Removal

            a. All rubbish, waste and debris shall be neatly and cleanly removed from the building by Contractors daily unless otherwise approved by the Property Manager. The building's trash compactor shall not be used for construction or other debris. For any demolition and debris, each Contractor must make arrangements with the Property Manager for the scheduling and location of an additional dumpster to be supplied at the cost of the contractor. Where, in the opinion of the Property Manager, such arrangements are not practical, such Contractors will make alternative arrangements for rubbish removal at the cost of the Contractor.

            b. Toxic or flammable waste is to be properly removed daily and disposed of in full accordance with all applicable laws, ordinances, Rules and Regulations.

            c. Contractors shall, prior to removing any item (including, without Limitation, building standard doors, frames and hardware, light fixtures, ceiling diffusers, ceiling exhaust fans, sprinkler heads, fire horns, ceiling speakers and smoke detectors) from the building, notify the Property Manager that it intends to remove such item. At the election of property Manager, Contractors shall deliver any such items to the Property Manager. Such items will be delivered, without cost, to an area designated by the Property Manager which area shall be within the building or the complex in which the building is located.

7     PAYMENT OF CONTRACTORS

      Contractor shall promptly pay the cost of all work by subcontractors and suppliers so the building shall be free of liens for labor or materials. If any mechanic's lien is filed against the building or any part thereof which is claimed to be attributable to the Contractor, its agents, employees or contractors, Contractor shall give immediate notice of such lien to the Landlord and shall promptly discharge the same by payment or filing any necessary bond within 10 days after Contractor has received first notice of such mechanic's lien.

8     CONTRACTOR'S INSURANCE

TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                        CONSTRUCTION RULES & REGULATIONS

      Prior to commencing any Work in the building or premises, and throughout the performance of the Work, each Contractor shall obtain and maintain insurance in accordance with Addendum A attached hereto. Each Contractor shall, prior to making entry into the building, provide Landlord with certificates that such insurance is in full force and effect.

9     SUBMISSION UPON COMPLETION

            a. Upon completion of any Work and prior to occupancy, Contractor shall submit to Landlord a permanent certificate of occupancy (as applicable), a copy of the original building permit showing sign-off by representative of the Inspectional Services Department, and final approval of any other governmental agencies having jurisdiction.

            b. A properly executed air balancing report performed by building specified air balance Contractor, shall be submitted to Landlord upon completion of all mechanical Work. Such report shall be subject to Landlord's approval.

            c. Contractor shall submit to Property Manager a final "as-built" set showing all items of the Work in full detail.

10    ADJUSTMENT OF REGULATIONS

      Landlord reserves the right fromtime to time to amend or cancel certain of these o Rules and Regulations at Landlords sole discretion.

TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                        CONSTRUCTION RULES & REGULATIONS

                                   ADDENDUM A

                     INSURANCE REQUIREMENTS FOR CONTRACTORS

When Work is to be done by Contractors in the building, the Contractor shall be responsible to obtain and maintain insurance in the following amounts and with the following indemnity requirements, to the extent that they are applicable. Contractor shall also be responsible for including in its contracts with any subcontractors intending to work in the Building the same insurance and indemnity requirements. All insurance certificates must be received prior to construction. Landlord shall be named as an additional insured party on all certificates in the exact language as listed herein.

      1. COMMERCIAL GENERAL LIABILITY

      (Including Broad Form Comprehensive Liability Enhancement, Contractual Liability assumed by the Contractor and Completed Operations coverage)

      Commercial General Liability                     LIMIT OF LIABILITY
                                                $2,000,000 general aggregate
                                                $1,000,000 each occurrence
                                                $50,000 Fire Damage
                                                $5,000 Medical expense

      2. COMPREHENSIVE AUTOMOBILE LIABILITY
      (Including coverage, for Hired and Non-owned Automobiles)

      Bodily Injury & Property Damage                  LIMIT OF LIABILITY
                                                $1,000,000 combined dingle limit

      3. EXCESS LIABILITY

      Umbrella Form                                    LIMIT OF LIABILITY
                                                $5,000,000 Each Occurrence
                                                $5,000,000 Aggregate

      4. WORKERS' COMPENSATION
      (Including coverage for Occupational Disease)

      Workers' Compensation                            LIMIT OF LIABILITY
                                                Statutory Benefits
      Employers Liability                       $100,000/$500,000/$100,000

      5. Technology Square LLC, Spaulding & Slye, Beacon Capital Partners shall be listed as the Certificate holder and the Additional Insured language must include the following attachment (see next page).

TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                        CONSTRUCTION RULES & REGULATIONS

      This Additional Insured Attachment may be relied upon only if the Certificate referred to is attached hereto.

            For Named Insured:       ____________________
                                     ____________________
                                     ____________________
                                     ____________________

            The following entities are included as additional insureds on the Named Insured's liability policies listed on the attached certificate, with respect to their Work at Technology Square, Cambridge Massachusetts.

            o     Technology Square, LLC

            o     Beacon Capital Partners

            o     Spaulding & Slye

                  Authorized Signature of Agent/Broker:

            ___________________________________________

                  Date Issued: ________________________

TECHNOLOGY SQUARE                                                  CAMBRIDGE, MA

                                MOVING GUIDELINES

                    MOVING RULES AND REGULATIONS FOR MOVING

The following rules and regulations apply to all moving contractors providing services at Technology Square:

1. Notify the Management Office (5423-4482) of the desired move date(s) and specific time(s). Upon receipt of this request, a freight elevator operator will be scheduled at the tenant's expense during all after hours moves. The cost of an elevator operator will be $30.00 per hour.

2.    Moves are not to start prior to 6:00 p.m.

3. Not more than one moving truck will be allowed in the loading dock area at any one time.

4. All move personnel must wear identification at all times during the move. Company attire or something, which indicates that they are movers, is sufficient.

                                   EXHIBIT 11
             METHODOLOGY FOR MEASURING BUILDING 300 AND THE PREMISES

Area calculations for Building 300 have been carefully prepared from electronic drawing files and based upon a standard ANSI/BOMA methodology with the following specific modifications:

1. Tenant Lab Exhaust Shaft areas are included within the Tenant rentable figures.

2. The new Freight Elevator Shaft area has been included within Floor Rentable area.

3. Rentable areas, for the First Floor Retail areas reflect an allocation for First Floor common areas only.

4.    Building Common includes mechanical rooms and penthouse areas.

For the specifics of the ANSI/BOMA methodology, please refer to the Standard Method for Measuring Floor Area in Office Buildings, published by the Building Owners and Managers Association International and dated June 7, 1996.

                                                 EXECUTION VERSION JUNE 13, 2001


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